UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

SAFETY INSURANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials:

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2026
[•], 2026
Dear Safety Stockholder:
We cordially invite you to attend a special meeting (the “Special Meeting”) of the stockholders of Safety Insurance Group, Inc. (“Safety,” “we,” “us,” “our,” or the “Company”), to be held on [•], 2026 at [•] Eastern Time, at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110.
At the Special Meeting you will be asked to consider and vote upon a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of July 23, 2026 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Safety, MAPFRE U.S.A. Corp., a Massachusetts corporation (“Mapfre”), and Splash Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Mapfre (“Merger Subsidiary”), and approve the transactions contemplated by the Merger Agreement (the “Transactions”). Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into Safety (the “Merger”), with Safety surviving as a wholly owned direct subsidiary of Mapfre.
If the Merger is completed, you will be entitled to receive $105.00 in cash, without interest thereon, subject to any applicable withholding, for each share of our common stock, par value $0.01 per share (“Common Stock”), owned by you (unless you have properly exercised and not withdrawn your appraisal rights with respect to such shares), which represents a premium of 44.8% to the closing per share price of our Common Stock on July 22, 2026.
Safety’s board of directors (the “Board”) has unanimously (i) determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Safety and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) resolved to recommend that Safety’s stockholders adopt the Merger Agreement and approve the Transactions, and (iv) directed that the Merger Agreement be submitted to Safety’s stockholders for their adoption. Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.
You also will be asked to consider and vote upon (i) a proposal (the “Compensation Proposal”) to approve, by a non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger and (ii) a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any necessary supplement or amendment to the proxy statement accompanying the notice is provided to Safety’s stockholders.
The Board recommends that you VOTE:
•
“FOR” approval of the Merger Proposal;

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“FOR” approval of the Compensation Proposal; and

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“FOR” approval of the Adjournment Proposal.

Your vote is very important.   Whether or not you plan to attend the Special Meeting, and regardless of the number of shares of Common Stock you own, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote by ballot, your vote by ballot will revoke any proxy previously submitted.
If your shares of our Common Stock are held in “street name” by your bank, brokerage firm or other nominee, they will be unable to vote your shares of our Common Stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our Common Stock in accordance with the procedures provided by them. The failure to vote, or to instruct your bank, brokerage firm or other nominee to vote, your shares “FOR” approval of the Merger Proposal will have the same effect as a vote “AGAINST” the Merger Proposal.

The accompanying proxy statement provides you with detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Safety from documents we have filed with the Securities and Exchange Commission (the “SEC”).
If you have any questions or need assistance voting your shares of our Common Stock, please contact our proxy solicitor at:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Call: (800) 662-5200 (toll-free in North America)
+1 (203) 658-9400 (outside of North America)
Email: SAFT@info.sodali.com
Thank you in advance for your cooperation and continued support.
Sincerely,
George M. Murphy
President and Chief Executive Officer,
Chairperson of the Board of Directors
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, the Merger Agreement or the Transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement and enclosed proxy card are first being mailed on or about [•], 2026 to our stockholders as of the close of business on [•], 2026.

Safety Insurance Group, Inc.
20 Custom House Street
Boston, Massachusetts 02110
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE:	[•], 2026
TIME:	[•] Eastern Time
PLACE:	The special meeting (the “Special Meeting”) will be held in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110.
ITEMS OF BUSINESS:
1.
To consider and vote on a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of July 23, 2026 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Safety Insurance Group, Inc. (“Safety”), MAPFRE U.S.A. Corp., a Massachusetts corporation (“Mapfre”), and Splash Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Mapfre (“Merger Subsidiary”), and approve the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into Safety (the “Merger”), with Safety surviving as a wholly owned direct subsidiary of Mapfre. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2.
To consider and vote on a proposal (the “Compensation Proposal”) to approve, by a non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

3.
To consider and vote on a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Safety’s stockholders.

RECORD DATE:
Only stockholders of record at the close of business on [•], 2026 are entitled to notice of, and to vote at, the Special Meeting. All stockholders of record as of that date are cordially invited to attend the Special Meeting.

PROXY VOTING:
If you hold your shares in your own name, please complete, date, sign, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares of Common Stock will be represented at the Special Meeting if you are unable to attend.
If your shares are held in the name of a bank, brokerage firm, or other nominee, please vote by following the instructions on the voting instruction form furnished by the bank, brokerage firm or other nominee.

RECOMMENDATION:
Safety’s board of directors (the “Board”) has unanimously (i) determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Safety and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) resolved to recommend that Safety’s stockholders adopt the Merger Agreement and approve the Transactions, and (iv) directed that the Merger Agreement be submitted to Safety’s stockholders for their adoption. Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon.
The Board recommends that you vote:
“FOR” approval of the Merger Proposal;
“FOR” approval of the Compensation Proposal; and
“FOR” approval of the Adjournment Proposal.

APPRAISAL:
If the Merger is consummated, stockholders who do not vote in favor of the Merger Proposal and who follow the procedures described under “Appraisal Rights” will have the right to seek appraisal of the fair value of their shares of Common Stock if they submit a written demand for appraisal before the vote is taken on the Merger Agreement and do not withdraw a demand for (or lose their right to) appraisal and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement.

Your vote is very important, regardless of the number of shares of Common Stock you own. To ensure your shares are represented and voted at the Special Meeting, please vote as promptly as possible, regardless of whether or not you plan to attend the Special Meeting.
If you attend the Special Meeting and vote by ballot, your vote by ballot will revoke any proxy previously submitted.
The Merger cannot be completed unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. The failure to vote will have the same effect as a vote against the Merger Proposal.
By Order of the Board of Directors,
Christopher T. Whitford
Vice President, Chief Financial Officer and Secretary
[•], 2026
Boston, Massachusetts

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Page
WHERE YOU CAN FIND MORE INFORMATION	95
Annex A Agreement and Plan of Merger, dated as of July 23, 2026, by and among Safety Insurance Group, Inc., MAPFRE U.S.A. Corp. and Splash Merger Sub, Inc.	A-1
Annex B Form of Voting and Support Agreement by and among MAPFRE U.S.A. Corp., Safety Insurance Group, Inc., and certain stockholders of Safety Insurance Group, Inc	B-1
Annex C Opinion of Jefferies LLC	C-1

ii

SUMMARY
The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”
Parties to the Merger (see page 19)
Safety Insurance Group, Inc., a Delaware corporation (“Safety,” “we,” “us,” “our,” or the “Company”), is headquartered in Boston, Massachusetts. Safety, through its subsidiaries, is a property and casualty insurance provider, offering private passenger automobile, commercial automobile, homeowners and other personal and commercial insurance products, exclusively in Massachusetts, New Hampshire and Maine. Additional information regarding Safety is contained in Safety’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information.” Safety’s common stock, par value $0.01 per share (“Common Stock”), is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “SAFT.” The principal executive offices of Safety are located at 20 Custom House Street, Boston, Massachusetts 02110, and its telephone number is +1 (617) 951-0600.
MAPFRE U.S.A. Corp., a Massachusetts corporation (“Mapfre”), through its subsidiaries, is a property and casualty insurance provider, offering a broad range of personal and commercial insurance products, including private passenger automobile, homeowners, commercial automobile, commercial property, umbrella and other specialty insurance products in the United States and is an indirect subsidiary of MAPFRE S.A., a multinational insurance group headquartered in Spain (“Mapfre SA”). Mapfre’s principal executive offices are located at 211 Main Street, Webster, Massachusetts 01570 and its telephone number is +1 (800) 221-1605.
Splash Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Mapfre (“Merger Subsidiary”), was formed by Mapfre solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the transactions contemplated by the Merger Agreement (the “Transactions”). Merger Subsidiary has not carried on any business activity other than in connection with the Transactions. Upon consummation of the Merger (the “Closing,” and the date upon which the Closing actually occurs, the “Closing Date”), Merger Subsidiary will cease to exist. Merger Subsidiary’s principal executive offices are located at c/o MAPFRE U.S.A. Corp., 211 Main Street, Webster, Massachusetts 01570, and its telephone number is +1 (800) 221-1605.
The Special Meeting (see page 20)
Time, Place and Purpose of the Special Meeting
The special meeting (the “Special Meeting”) will be held in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110 on [•], 2026 at [•] Eastern Time. Stockholders will also be able to listen to a live teleconference of the Special Meeting; for dial-in details, please see the section of this proxy statement captioned “The Special Meeting—Attendance.” Please be advised that stockholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Special Meeting by participating in the live audio presentation of the Special Meeting.
At the Special Meeting, holders of our Common Stock as of the record date, which was the close of business on [•], 2026 (the “Record Date”), will be asked to consider and vote upon the following matters:
1.
the proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of July 23, 2026 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Safety, Mapfre and Merger Subsidiary and approve the Transactions. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into Safety (the “Merger”), with Safety surviving as a wholly owned direct subsidiary of Mapfre, as more fully described in this proxy statement and under the section captioned “Proposal 1: Adoption of the Merger Agreement”;

2.
the proposal (the “Compensation Proposal”) to approve, by a non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, as more fully described in this proxy statement and under the section captioned “Proposal 2: The Compensation Proposal”; and

3.
the proposal (the “Adjournment Proposal”) to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any necessary supplement or amendment to the proxy statement is provided to Safety’s stockholders, as more fully described in this proxy statement and under the section captioned “Proposal 3: The Adjournment Proposal.”

Record Date and Quorum
You are entitled to receive notice of, and to vote at, the Special Meeting, and any adjournment or postponement of the Special Meeting unless a new record date is fixed in connection with any adjournment or postponement of the Special Meeting, if you owned shares of Common Stock as of the Record Date, which was the close of business on [•], 2026. You will have one vote for each share of Common Stock that you owned on the Record Date. As of the Record Date, there were [•] shares of Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present. Shares of Common Stock held in “street name” for which a bank, brokerage firm or other nominee receives no instructions regarding how to vote on any of the proposals at the Special Meeting will be treated as absent for purposes of determining whether a quorum is present. Shares of Common Stock held in “street name” for which a bank, brokerage firm or other nominee receives instructions regarding how to vote on some but not all of the proposals at the Special Meeting will be treated as present for purposes of determining whether a quorum is present.
Vote Required
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Accordingly, a stockholder’s abstention from voting or the failure to vote (including the failure of a stockholder who holds shares in “street name” through a bank, brokerage firm or other nominee to give any voting instructions to that bank, brokerage firm or other nominee) will have the same effect as a vote “AGAINST” the Merger Proposal.
Provided that a quorum is present, approval of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Accordingly, with respect to a stockholder who is present in person or represented by proxy at the Special Meeting and who abstains from voting on either the Compensation Proposal or the Adjournment Proposal, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present with respect to such proposal and will have the same effect as a vote “AGAINST” either the Compensation Proposal or the Adjournment Proposal. The failure of a stockholder of record who is not present in person or represented by proxy at the Special Meeting to vote on either such proposal, as well as the failure of a stockholder who holds shares in “street name” through a bank, brokerage firm or other nominee to give any voting instructions to the bank, brokerage firm or other nominee, will have no effect on the outcome of either the Compensation Proposal or the Adjournment Proposal.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your shares of Common Stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of Common Stock will not be voted on the Merger Proposal, which will have the same effect as a vote “AGAINST” approval of the Merger Proposal and will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.
Stockholders of record may revoke their proxy at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting a new proxy by telephone or over the Internet after the date of the earlier submitted proxy, by submitting a written revocation of the proxy to our Secretary, or by attending and voting at the Special Meeting. For stockholders who hold their shares in “street name,” any proxy may be revoked through such stockholder’s broker, bank, or other nominee and in accordance with its procedures or by voting at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.
The Merger (see page 24)
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Subsidiary will be merged with and into Safety. Safety will be the surviving corporation in the Merger (the “Surviving Corporation”), will become a wholly owned direct subsidiary of Mapfre and will continue to exist following the Merger. Following the Merger, our Common Stock will be delisted from Nasdaq, will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will cease to be publicly traded and will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of Mapfre or the Surviving Corporation.
At the effective time of the Merger (the “Effective Time”), the certificate of incorporation and bylaws of the Merger Subsidiary as in effect immediately prior to the Effective Time will become the certificate of incorporation and bylaws of the Surviving Corporation (except that all references to the name of Merger Subsidiary therein will be modified to refer to the name of Safety). The directors of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors of the Merger Subsidiary immediately prior to the Effective Time. The officers of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the officers of Safety immediately prior to the Effective Time.
Merger Consideration (see page 60)
Treatment of Common Stock
In the Merger, each share of Common Stock outstanding immediately prior to the Effective Time (other than shares held by Safety as treasury stock and shares of Common Stock owned by Safety, Mapfre, Merger Subsidiary or any other subsidiary of Mapfre or any subsidiary of Safety and shares of Common Stock owned by stockholders who have (i) not voted in favor of adoption and (ii) properly exercised and not withdrawn a demand for, or lost their right to, appraisal with respect to such shares of Common Stock) will be converted into the right to receive an amount in cash equal to $105.00, without interest thereon (the “Merger Consideration”), subject to any applicable withholding.
Treatment of Safety Equity Awards
At the Effective Time:
•
each outstanding restricted stock award that is not subject to performance-based vesting conditions (each, a “Company RSA”) granted under the Safety Insurance Group, Inc. Amended and Restated 2018 Long-Term Incentive Plan (the “Company Stock Plan”) that is outstanding immediately prior to the Effective Time will, to the extent not already vested, become fully vested and will be cancelled at the Effective Time, with the former holder of such cancelled Company RSA becoming entitled to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the product of (a) the Merger Consideration multiplied by (b) the number of shares of Common Stock subject to such Company RSA (the “Company RSA Merger Consideration”). The Surviving Corporation will pay the Company RSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company RSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such

Company RSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).
•
Each outstanding restricted stock award that is subject to performance-based vesting conditions (each, a “Company PSA”) granted under the Company Stock Plan will, to the extent not already vested, become fully vested, with any applicable performance conditions deemed satisfied at not less than the target performance level per their terms (or, if the applicable achieved performance level is greater than the target performance level, Safety reserves the right to determine that Company PSAs will instead vest at the applicable greater level of performance determined to have been achieved as of a date selected by Safety that is within the 30-day period immediately prior to the Effective Time; provided, that such determination is made in good faith, in accordance with the performance metrics and methodology set forth in the Company Stock Plan and applicable Company PSA award agreements, and consistent with Safety’s past practice), and will be cancelled and converted into the right to receive, an amount in cash, without interest and subject to deduction for any required withholding, equal to the product of (a) the Merger Consideration multiplied by (b) the number of shares of Common Stock subject to such Company PSA (the “Company PSA Merger Consideration”). The Surviving Corporation will pay the Company PSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company PSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company PSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).

Recommendation of the Board and Reasons for the Merger (see page 35)
Safety’s board of directors (the “Board”) has unanimously (i) determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Safety and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) resolved to recommend that Safety’s stockholders adopt the Merger Agreement and approve the Transactions, and (iv) directed that the Merger Agreement be submitted to Safety’s stockholders for their adoption. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. For some of the factors considered, please see the section of this proxy statement captioned “The Merger—Recommendation of the Board and Reasons for the Merger.”
In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our executive officers and directors may have certain interests in the Merger that may be different from, or in addition to, the interests of Safety’s stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Safety. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Directors and Executive Officers in the Merger.”
The Board recommends that you vote:
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“FOR” approval of the Merger Proposal;

•
“FOR” approval of the Compensation Proposal; and

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“FOR” approval of the Adjournment Proposal.

Opinion of Jefferies LLC (see page 40)
Safety retained Jefferies LLC (“Jefferies”) as its financial advisor in connection with a possible sale, disposition, or other business transaction involving Safety. In connection with this engagement, Safety requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. At a meeting of the Board held on July 23, 2026, Jefferies rendered its opinion to the Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger

Agreement was fair, from a financial point of view, to such holders (other than Mapfre, Merger Subsidiary and their respective affiliates).
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Safety encourages you to read the opinion carefully and in its entirety.
Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Safety, nor did it address the underlying business decision by Safety to engage in the Merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how the Board or any holder of shares of Common Stock should vote on or otherwise act with respect to the Merger or any other matter.
The summary of Jefferies’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Jefferies’ opinion, which is attached as Annex C to this proxy statement.
For more information, see the section of this proxy statement captioned “The Merger—Opinion of Jefferies LLC.”
Financing of the Merger (see page 48)
The consummation of the Merger is not conditioned on Mapfre’s or Merger Subsidiary’s ability to obtain financing for the Merger.
In connection with the Merger, Mapfre SA entered into a syndicated bridge financing arrangement (the “Bridge Financing”) with, among others, Deutsche Bank Luxembourg S.A. and Citi as lenders, whereby Mapfre SA may borrow an amount up to the full amount of the Merger Consideration. The Bridge Financing is available for a term of 12 months, which is extendable by Mapfre SA for up to an additional 12 months.
For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
Equity Commitment Letter
Concurrently with the execution of the Merger Agreement, Mapfre, Mapfre SA, the indirect parent company of Mapfre, and Safety entered into a letter agreement dated July 23, 2026 (the “Equity Commitment Letter”), pursuant to which Mapfre SA irrevocably committed to contribute or cause to be contributed to Mapfre at or immediately prior to the Closing an amount in cash sufficient to enable Mapfre to fully fund the aggregate Merger Consideration, the Company RSA Merger Consideration, the Company PSA Merger Consideration, related fees and expenses, and any other amounts required to be paid by Mapfre, Merger Subsidiary and their affiliates in connection with the Merger Agreement (the “Equity Commitment”), up to a maximum aggregate amount of $1,567,000,000 (the “Commitment Cap”). Mapfre SA also agreed, on an absolute, unconditional and irrevocable basis, to fund Mapfre’s payment to Safety of the $111.8 million termination fee that Mapfre may become obligated to pay Safety if the Merger Agreement is terminated in specified circumstances, and any other monetary amounts (including expense reimbursement, indemnification, and interest obligations) payable by Mapfre or Merger Subsidiary to Safety under the Merger Agreement (the “Obligations”). Safety is a party to the Equity Commitment Letter and is entitled to enforce it directly against Mapfre SA, including the right to specific performance of Mapfre SA’s obligation to fund the Equity Commitment in full (up to the Commitment Cap) and to cause Mapfre and Merger Subsidiary to draw down and apply such funds to effect the Closing, and to specifically enforce Mapfre SA’s obligation to fund the Obligations, in each case, subject to the limitations described in the section of this proxy statement captioned “The Merger—Financing of the Merger—Equity Commitment Letter.” Mapfre SA’s obligation to fund the Equity Commitment terminates upon the Closing, a valid termination of the Merger Agreement, or funding of the full committed amount, although its obligation to fund the Obligations survives termination of both the Equity Commitment Letter and the Merger Agreement.

For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger—Equity Commitment Letter.”
Interests of Directors and Executive Officers in the Merger (see page 50)
In considering the recommendation of the Board with respect to the proposed Merger, you should be aware that executive officers and directors of Safety may have certain interests in the Merger that may be different from, or in addition to, the interests of Safety’s stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Safety. These interests include (but are not limited to) the following:
•
the treatment of outstanding Safety equity awards;

•
for our executive officers, certain severance and other separation benefits that may be payable under the applicable severance agreements and payment of accrued benefits under a non-qualified deferred compensation plan;

•
certain actions that may be taken for the benefit of executives to mitigate the impact of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); and

•
the entitlement to continued indemnification and insurance coverage under the Merger Agreement.

For further information with respect to the arrangements between Safety and our directors and executive officers, see the sections of this proxy statement captioned “The Merger—Interests of Directors and Executive Officers in the Merger” and “Proposal 2: The Compensation Proposal.”
Voting and Support Agreements (see page 79)
Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Mapfre’s and Merger Subsidiary’s willingness to enter into the Merger Agreement, each of Safety’s directors and executive officers who beneficially owns shares of Common Stock entered into a voting and support agreement with Mapfre and Safety (each a “Voting Agreement,” and collectively, the “Voting Agreements”), a form of which is attached to this proxy statement as Annex B. Pursuant to the Voting Agreements, each such director and executive officer has agreed, among other things and subject to the terms and conditions of the Voting Agreements, to vote all shares of Common Stock beneficially owned by such person in favor of the adoption of the Merger Agreement and against any competing acquisition proposal or action that would be reasonably expected to impede or delay the consummation of the Merger and the other Transactions. Each stockholder signed only in his or her capacity as a stockholder, and the agreement does not restrict any action taken as a Safety director or officer, including the exercise of fiduciary duties.
The Voting Agreements automatically terminate if the Merger is completed, if the Merger Agreement is terminated, if the Board effects a Change of Recommendation (as defined below in the section of this proxy statement captioned “The Merger Agreement—No Change in Recommendation or Alternative Acquisition Agreement”), or in certain other circumstances. As of the Record Date, the directors and executive officers of Safety who are party to the Voting Agreements beneficially owned, in the aggregate, approximately [•]% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. For more information, see the section of this proxy statement captioned “The Merger Agreement—Voting and Support Agreements.” For more information regarding the security ownership of the directors and executive officers, please see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”
Material U.S. Federal Income Tax Consequences of the Merger (see page 55)
The exchange of shares of Common Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. Stockholders that are U.S. holders and that exchange their shares of Common Stock in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received pursuant to the Merger, including amounts subject to any applicable withholding taxes, and their adjusted tax basis in their shares of Common Stock. Backup withholding (currently at a rate of 24%) may also apply to the cash received pursuant to the Merger unless the applicable U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.
Regulatory Approvals (see page 57)
HSR Act
The Transactions are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder (the “HSR Act”), which prevent Safety and Mapfre from completing the Transactions until required information and materials are furnished to the Antitrust Division of the Department of Justice (referred to as the DOJ) and the Federal Trade Commission (referred to as the FTC) and the HSR Act waiting period is terminated or expires. Safety and Mapfre made the required filings under the HSR Act on August 13, 2026. The initial waiting period will expire at 11:59 p.m., Eastern Time, on September 14, 2026, unless otherwise terminated or extended.
Insurance Regulatory Approval
The insurance laws and regulations of Massachusetts require that, prior to the acquisition of control of an insurance company domiciled in Massachusetts, the acquiring person obtain the approval of a Form A Filing by the Massachusetts Commissioner of Insurance, pursuant to MGL c. 175, § 206B and 211 CMR 7.05. Pursuant to those laws and regulations, Mapfre made the requisite Form A Filing with the Massachusetts Commissioner of Insurance, seeking approval of the acquisition of the control of the insurance subsidiaries of Safety, on August 25, 2026. The Merger cannot be consummated before Mapfre has obtained such approval.
No Solicitation or Negotiation of Acquisition Proposals (see page 67)
As more fully described in this proxy statement and in the Merger Agreement (and subject to certain exceptions contained therein), from July 23, 2026 (the “Agreement Date”) until the earlier of the termination of the Merger Agreement and the Effective Time, Safety will not, and will cause its subsidiaries and its and their respective directors and officers not to, and Safety will direct its and their representatives not to:
•
initiate, solicit or knowingly encourage or knowingly facilitate, directly or indirectly, any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below in the section of this proxy statement captioned “The Merger Agreement—No Solicitation or Negotiation of Acquisition Proposals”) (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals);

•
engage in, continue or otherwise participate in, directly or indirectly, any discussions or negotiations regarding, or directly or indirectly provide or disclose any non-public information or data to any person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals); or

•
approve, endorse, recommend, execute, or enter into, any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement, or other similar contract relating to an Acquisition Proposal.

Conditions to Completion of the Merger (see page 74)
The respective obligations of Safety, Mapfre, and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the Merger Agreement, and the absence of a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”). See the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger.”
Termination of the Merger Agreement (see page 76)
Safety and Mapfre have customary termination rights, including (i) by either Safety or Mapfre if the Merger is not consummated by July 23, 2027, which date will automatically be extended to January 23, 2028 if, on July 23, 2027, all conditions to the Closing have been satisfied or waived other than those relating to the receipt of required regulatory approvals or a legal restraint related to regulatory laws (the “Termination Date”), as further described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement,” (ii) by either Safety or Mapfre if Safety fails to obtain the requisite approval of its stockholders, (iii) by either Safety or Mapfre if any final, non-appealable law, regulation, or order prohibits the Merger, (iv) by either Safety or Mapfre if the other party materially breaches or fails to perform any of its representations, warranties or covenants contained in the Merger Agreement such that the applicable conditions to the Closing would not be satisfied, subject in certain cases to the right of the breaching party to cure the breach, (v) by Safety to accept a Superior Proposal (as defined below in the section of this proxy statement captioned “The Merger Agreement—No Solicitation or Negotiation of Acquisition Proposals”), and (vi) by Mapfre if the Board effects a Change of Recommendation (as defined below in the section of this proxy statement captioned “The Merger Agreement—No Change in Recommendation or Alternative Acquisition Agreement”). Mapfre and Safety may also terminate the Merger Agreement by mutual written consent. The termination rights are also subject to certain customary exceptions as specified in the Merger Agreement.
Additionally, under certain circumstances as further described under the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expenses,” (i) Safety is required to pay Mapfre a termination fee of $46.2 million (the “Company Termination Fee”); and (ii) Mapfre is required to pay Safety a termination fee of $111.8 million (the “Parent Termination Fee”).
Market Price of Common Stock (see page 84)
The closing price of our Common Stock on Nasdaq on July 22, 2026 was $72.50 per share of Common Stock. On [•], 2026, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on Nasdaq was $[•] per share of Common Stock, each share of which is entitled to one vote. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.
Appraisal Rights (see page 87)
Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to, or more than the amount you would have received under the Merger Agreement.
To exercise your appraisal rights, you must submit a written demand for appraisal to Safety before the vote is taken on the Merger Agreement and you must not vote, either in person or by proxy, in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. These procedures are described in the section of this proxy statement captioned “—Appraisal Rights” and Section 262 of the DGCL, which governs such rights and procedures and may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In view of the complexity of the DGCL, stockholders who wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Delisting and Deregistration of Common Stock (see page 93)
If the Merger is completed, our Common Stock will be delisted from Nasdaq and will be deregistered under the Exchange Act, and we will cease to be publicly traded and will no longer file periodic reports with the SEC.
Effect on Safety if the Merger Is Not Completed (see page 50)
If the Merger Proposal is not approved by Safety’s stockholders, or if the Merger is not completed for any other reason:
•
Safety’s stockholders will not be entitled to, and will not receive, any payment for their shares of Common Stock pursuant to the Merger Agreement;

•
(i) Safety will remain an independent public company, (ii) our Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (iii) Safety will continue to file periodic and other reports with the SEC; and

•
under specified circumstances, (i) Safety will be required to pay Mapfre the Company Termination Fee upon the termination of the Merger Agreement, or (ii) Mapfre will be required to pay Safety the Parent Termination Fee pursuant to the provisions of the Merger Agreement described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expenses.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement, and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Safety stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”
Q.
Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement because Safety has agreed to be acquired pursuant to an all-cash merger transaction. Pursuant to the Merger Agreement, at the Effective Time, Merger Subsidiary will be merged with and into Safety, the separate corporate existence of Merger Subsidiary will cease and Safety will continue as the Surviving Corporation and as a wholly owned direct subsidiary of Mapfre. The Merger Agreement governs the terms of the Merger and is attached to this proxy statement as Annex A. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and the other matters to be voted on at the Special Meeting.

To complete the Merger, among other things, Safety’s stockholders must adopt the Merger Agreement in accordance with the DGCL. This proxy statement, which you should carefully read in its entirety, together with any documents incorporated by reference and the annexes, contains important information about the Special Meeting, the Merger, and other matters.
Q.
When and where is the Special Meeting?

A.
The Special Meeting will be held in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110 on [•], 2026 at [•] Eastern Time. Stockholders will also be able to listen to a live teleconference of the Special Meeting by dialing in at [•], using participation code [•]. Please be advised that stockholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Special Meeting by participating in the live audio presentation of the Special Meeting.

Q.
How do I attend the Special Meeting?

A.
All Safety stockholders are invited to attend and vote at the Special Meeting. For admission to the Special Meeting, stockholders should bring a form of photo identification to the check-in area at the meeting, where their ownership will be verified. If you are a beneficial owner and your shares are held in “street name” by your bank, brokerage firm or other nominee, you should also bring an account statement or letter from your bank or broker showing that you own shares of Common Stock as of [•], 2026, the Record Date. Beneficial owners should also see “How do I vote?” below for additional requirements if they intend to vote at the Special Meeting.

Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on the Merger Proposal, the Compensation Proposal, and the Adjournment Proposal.

Q.
What is the proposed Merger and what effects will it have on Safety?

A.
The proposed Merger is the acquisition of Safety by Mapfre pursuant to the Merger Agreement. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Subsidiary will be merged with and into Safety, with Safety surviving as a wholly owned direct subsidiary of Mapfre. Following the Merger, Safety will cease to be a publicly traded company and you will cease to hold Common Stock or have any interest in Safety’s future earnings or growth. In addition, following the Merger, our Common Stock will be delisted from Nasdaq and will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q.
What will I receive if the Merger is completed?

A.
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, without interest thereon, subject to any applicable withholding, for each share of Common Stock that you own, unless you have properly exercised and not withdrawn a demand for appraisal under the DGCL with respect to such shares. For example, if you own 100 shares of Common Stock, you will receive $10,500.00 in cash, subject to any applicable withholding, in exchange for your shares. Following completion of the Merger, you will not own any shares of the capital stock of Mapfre or the Surviving Corporation. Please do NOT return your stock certificate(s) with your proxy.

Q.
Will I receive quarterly dividends with respect to the shares of Common Stock that I own prior to Closing?

A.
On August 5, 2026, the Board approved and declared a quarterly cash dividend of $0.92 per share which will be paid on September 15, 2026 to stockholders of record on September 1, 2026. Under the terms of the Merger Agreement, during the period between the Agreement Date and the Closing Date, we are permitted to continue to declare and pay our regular quarterly dividend per share of Common Stock in the ordinary course of business. Dividends are declared and paid at the discretion of the Board, and while there can be no assurance as to declaration, amount, or timing of dividends in the future, we plan to continue to declare and pay quarterly cash dividends in 2026, depending on our financial position and the regularity of our cash flows.

Q.
How does the Merger Consideration compare to the market price of our Common Stock prior to announcement of the Merger?

A.
The Merger Consideration represents a premium of 44.8% to the closing per share price of our Common Stock on July 22, 2026, the day prior to the announcement of the Merger.

Q.
How does the Board recommend that I vote?

A.
The Board recommends that our stockholders vote “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal, and “FOR” approval of the Adjournment Proposal.

Q.
When do you expect the Merger to be completed?

A.
We are working toward completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including approval by our stockholders of the Merger Proposal, we expect the Merger to be completed during the first quarter of 2027. However, we cannot assure completion by any particular date, if at all.

Q.
What happens if the Merger is not completed?

A.
If the Merger Agreement is not adopted by the stockholders of Safety or if the Merger is not completed for any other reason, you will continue to hold your shares of Common Stock and you will not receive any payment for such shares in connection with the Merger. Instead, Safety will remain an independent public company, and our Common Stock will continue to be listed and traded on Nasdaq. Under specified circumstances, Safety may be required to pay to Mapfre the Company Termination Fee or Mapfre may be required to pay Safety the Parent Termination Fee with respect to the termination of the Merger Agreement as described under “The Merger Agreement—Termination Fees and Expenses.”

Q.
What conditions must be satisfied to complete the Merger?

A.
The respective obligations of Safety, Mapfre, and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the Merger Agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, compliance by the parties with their respective obligations under the Merger Agreement, and the absence of a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”).

For a more complete summary of the conditions that must be satisfied or waived prior to the completion of the Merger, please see the sections of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger” and “The Merger—Regulatory Approvals.”
Q.
Is the Merger expected to be taxable to me?

A.
The exchange of shares of Common Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Common Stock in the Merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares, including amounts subject to any applicable withholding taxes, and your adjusted tax basis in such shares of Common Stock. Backup withholding may also apply to the cash received by a U.S. holder pursuant to the Merger unless such U.S. holder provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should also consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state and local and/or foreign taxes.

Q.
What will holders of Safety equity awards receive in the Merger?

A.
At the Effective Time:

•
Each Company RSA granted under the Company Stock Plan that is outstanding immediately prior to the Effective Time will, to the extent not already vested, become fully vested and will be cancelled at the Effective Time, with the former holder of such cancelled Company RSA becoming entitled to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the Company RSA Merger Consideration. The Surviving Corporation will pay the Company RSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company RSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company RSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).

•
Each Company PSA granted under the Company Stock Plan will, to the extent not already vested, become fully vested, with any applicable performance conditions deemed satisfied at not less than the target performance level per their terms (or, if the applicable achieved performance level is greater than the target performance level, Safety reserves the right to determine that Company PSAs will instead vest at the applicable greater level of performance determined to have been achieved as of a date selected by Safety that is within the 30-day period immediately prior to the Effective Time; provided, that such determination is made in good faith, in accordance with the performance metrics and methodology set forth in the Company Stock Plan and applicable Company PSA award agreements, and consistent with Safety’s past practice), and will be cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the Company PSA Merger Consideration. The Surviving Corporation will pay the Company PSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company PSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company PSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).

Q.
Why am I being asked to consider and vote on a proposal to approve, by a non-binding, advisory vote, the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A.
SEC rules require us to seek a non-binding, advisory vote with respect to the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.

Q.
What will happen if Safety’s stockholders do not approve the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger?

A.
Approval of the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is not a condition to completion of the Merger. If the Merger Agreement is adopted by Safety’s stockholders and the Merger is completed, this compensation, which includes amounts that Safety is contractually obligated to pay, will or may be paid or become payable regardless of the outcome of the advisory vote.

For further information, please see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal.”
Q.
What vote of stockholders is required to approve the Merger Proposal?

A.
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. As a result, if you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote against the Merger Proposal.

As of the close of business on the Record Date, there were [•] outstanding shares of Common Stock.
Q.
What vote of stockholders is required to approve the Compensation Proposal?

A.
Approval of the Compensation Proposal requires the affirmative vote of holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present.

Abstaining will have the same effect as a vote against the Compensation Proposal. If you fail to submit a proxy or to vote in person at the Special Meeting or if your shares of Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares of Common Stock will not be voted, but this will not have an effect on the Compensation Proposal.
Q.
What vote of stockholders is required to approve the Adjournment Proposal?

A.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present.

Abstaining will have the same effect as a vote against the Adjournment Proposal. If you fail to submit a proxy or to vote in person at the Special Meeting or if your shares of Common Stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares of Common Stock will not be voted, but this will not have an effect on the Adjournment Proposal.
Q.
Do any of Safety’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board, you should be aware that our executive officers and directors may have certain interests in the Merger that may be different from, or in addition to, the interests of Safety’s stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Safety. For more information, please see the sections of this proxy statement captioned “The Merger—Interests of Directors and Executive Officers in the Merger” and “Proposal 2: The Compensation Proposal.”

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer

Solutions, LLC, you are considered the stockholder of record with respect to those shares. In this case, we have sent this proxy statement and your proxy card to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to Safety or to a third party or to vote in person at the meeting.
If your shares are held by a bank, brokerage firm, or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm, or other nominee is considered the stockholder of record with respect to those shares. In this case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee. You should follow the instructions provided by them to vote your shares. If your shares are held in “street name” and you would like to vote in person at the Special Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee giving you the right to vote the shares at the Special Meeting. If you would like to attend and vote your shares in person at the Special Meeting, please contact your bank, brokerage firm, or other nominee prior to the Special Meeting to request a legal proxy. Instructions should also be provided on the voting instruction card provided by your bank, brokerage firm or other nominee.
Q.
If my shares of Common Stock are held in “street name” by my bank, brokerage firm, or other nominee, will my bank, brokerage firm, or other nominee vote my shares of Common Stock for me?

A.
Your bank, brokerage firm, or other nominee will only be permitted to vote your shares if you instruct your bank, brokerage firm, or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm, or other nominee regarding the voting of your shares. Banks, brokerage firms, or other nominees who hold shares in “street name” for customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Banks, brokerage firms, and other nominees are precluded from exercising their voting discretion with respect to approving “non-routine” matters, and, as a result, absent specific instructions from the beneficial owner of such shares, banks, brokerage firms, or other nominees are not empowered to vote those shares on non-routine matters. Each of the Merger Proposal, the Compensation Proposal, and the Adjournment Proposal is considered a “non-routine” matter. If you do not instruct your bank, brokerage firm, or other nominee to vote your shares of Common Stock, your shares will not be voted (“broker non-votes”), and the effect will be the same as a vote against approval of the Merger Proposal, and your shares will not have an effect on the approval of the Compensation Proposal or on the Adjournment Proposal.

Q.
Who can vote at the Special Meeting?

A.
All holders of record of Common Stock as of the close of business on [•], 2026, the Record Date, are entitled to vote at the Special Meeting.

Q.
How many votes do I have?

A.
On each matter properly brought before the Special Meeting, you are entitled to one vote for each share of Common Stock held of record as of the Record Date. As of the close of business on the Record Date, there were [•] outstanding shares of Common Stock.

Q.
What is a quorum?

A.
The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum, permitting the conduct of business at the Special Meeting.

Q.
How do I vote?

A.
Stockholder of Record.   If you are a stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:

•
by proxy:

•
by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;
•
by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
at the Special Meeting:

•
you will be able to attend the Special Meeting in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110, and vote by ballot. If you attend the Special Meeting and vote by ballot, your vote will revoke any proxy that you have previously submitted.

Beneficial Owner.   If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm, or other nominee to see which of the above choices are available to you. The record holder of your shares will provide you with a copy of this proxy statement, a voting instruction form, and directions on how to provide voting instructions. These directions may allow you to vote over the internet or by telephone.
Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Common Stock by proxy in advance. You may still vote your shares of Common Stock by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote by ballot during the Special Meeting, your previous vote by proxy will not be counted.
Q.
How can I change or revoke my vote?

A.
If you are a stockholder of record, you have the right to revoke a proxy before it is voted by submitting a new proxy card with a later date, subsequently voting via telephone or the Internet, voting in person at the Special Meeting or by notifying Safety’s Secretary in writing at: Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, Attention: Secretary.

If you hold your shares in “street name,” in order to change or revoke your vote, you will need to revoke or resubmit your proxy through your broker, bank, or other nominee and in accordance with its procedures. If your broker, bank, or other nominee allows you to submit a proxy via the Internet or by telephone, you may be able to change your vote by submitting a new proxy via the Internet or by telephone (or by mail). To vote at the Special Meeting, which will have the same effect as revoking any previously submitted voting instructions, you may need to obtain a legal proxy from your bank, broker or other nominee.
Q.
What is a proxy?

A.
A proxy is your legal designation of another person to vote your shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.” By giving your proxy to the persons named as proxy holders on the enclosed proxy card, you authorize them to vote your shares of Common Stock at the Special Meeting in the manner you direct.

Q.
If a stockholder gives a proxy, how are the shares of Common Stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some, or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal, and “FOR” approval of the Adjournment Proposal.
Q.
How are votes counted?

A.
For the Merger Proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes against the Merger Proposal.

For the Compensation Proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the same effect as if you voted against the Compensation Proposal, but broker non-votes will not have an effect on the proposal.
For the Adjournment Proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will have the same effect as if you voted against the Adjournment Proposal, but broker non-votes will not have an effect on the proposal.
Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of Common Stock in “street name” through more than one broker, bank, or other nominee and/or also directly as a record holder, you may receive more than one proxy card and/or set of voting instructions relating to the Special Meeting. Please vote each proxy card or voting instruction card in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares are voted.

Q.
What happens if I sell my shares of Common Stock after the Record Date but before the Special Meeting?

A.
The Record Date for stockholders entitled to vote at the Special Meeting ([•], 2026) is earlier than both the date of the Special Meeting and the Closing. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies Safety in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q.
What happens if I sell my shares of Common Stock after the Special Meeting but before the Effective Time?

A.
If you transfer your shares of Common Stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares. In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
The Board is soliciting your proxy, and Safety will bear the cost of soliciting proxies. Sodali & Co. (“Sodali”) has been retained to assist with the solicitation of proxies. Sodali will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail and email. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other similar parties to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by Sodali or, without additional compensation, by Safety or Safety’s directors, officers and employees.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the Special Meeting. If you hold shares of Common Stock in your own name as the stockholder of record, you may submit a proxy to have your shares voted at the Special Meeting in one of three ways: (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; (ii) calling the toll-free at the telephone number indicated on the enclosed proxy card; or (iii) using the Internet in accordance with the instructions set forth on the enclosed proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage, or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. If the Merger Proposal is approved, you will be sent a letter of transmittal after the completion of the Merger describing how you may exchange your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in “street name” through a bank, brokerage firm, or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my shares of Common Stock?

A.
Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions, including that you do not vote (in person or by proxy) in favor of adoption of the Merger Agreement. For more information, please see the section of this proxy statement captioned “—Appraisal Rights.” The full text of Section 262 of the DGCL is available at the following publicly available website without subscription or cost: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q.
What is householding and how does it affect me?

A.
We have adopted an SEC-approved procedure called “householding” that permits companies to send a single copy of this proxy statement to multiple stockholders who share the same last name and address and who have consented to householding, unless contrary instructions have been received from one or more of those stockholders. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, Safety will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which Safety delivered a single copy of any of these documents. To receive free of charge a separate copy of this proxy statement, or separate copies of similar documents in the future, stockholders may write to our Secretary at 20 Custom House Street, Boston, Massachusetts 02110 or call +1 877-951-2522 or email investorrelations@safetyinsurance.com.

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact Safety using the mailing address or phone number above. Safety’s stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Q.
Who can help answer any other questions I might have?

A.
If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact Sodali, our proxy solicitor, by calling toll-free at (800) 662-5200 or via email at SAFT@info.sodali.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. Such statements include statements concerning anticipated future events and expectations that are not historical facts. Any statements about Safety’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements, including, but not limited to, statements about the benefits of the Merger, including future financial and operating results, Safety’s plans, objectives, expectations and intentions, the expected timing of completion of the Merger, and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers that are not historical facts. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors beyond Safety’s control, including, without limitation:
•
risks related to the consummation of the Merger, including the risks that (i) the Merger may not be consummated within the anticipated time period or at all, (ii) Safety may fail to obtain the requisite approval of the Merger Agreement by its stockholders, (iii) the parties may fail to secure the termination or expiration of any waiting period applicable under the HSR Act or obtain other required governmental and regulatory approvals (including, without limitation, from the Massachusetts Commissioner of Insurance), and (iv) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied;

•
the effects that any termination of the Merger Agreement may have on Safety’s business, including the risk that the price of Common Stock may decline significantly if the Merger is not completed, and the risk that Safety may be required to pay Mapfre the Company Termination Fee under certain circumstances specified in the Merger Agreement;

•
the effects that the announcement or pendency of the Merger may have on Safety’s business, including the risks that as a result (i) Safety’s business, operating results or stock price may suffer, (ii) Safety’s current plans and operations may be disrupted, (iii) Safety’s ability to retain or recruit key employees may be adversely affected, (iv) Safety’s business relationships (including customers, policyholders, agents, service providers, and business partners) may be adversely affected, or management’s or employees’ attention may be diverted from other important matters;

•
the effect of limitations that the Merger Agreement places on Safety’s ability to operate its business, return capital to stockholders or engage in alternative transactions;

•
the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Safety and others;

•
the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays or that the potential benefits of the Merger may not be realized or will not be realized within the expected time period and that Safety and Mapfre will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;

•
other economic, business, competitive, legal, regulatory and/or tax factors; and

•
other factors described in the reports Safety files with the SEC, including but not limited to the risks described in Safety’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in Safety’s other filings with the SEC.

All forward-looking statements attributable to Safety, or persons acting on Safety’s behalf, are expressly qualified in their entirety by this cautionary statement. Safety disclaims any obligation to update the information in this proxy statement or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as otherwise required by law. Stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

PARTIES TO THE MERGER
Safety Insurance Group, Inc.
Safety Insurance Group, Inc. is a Delaware corporation headquartered in Boston, Massachusetts. Safety, through its subsidiaries, is a property and casualty insurance provider, offering private passenger automobile, commercial automobile, homeowners and other personal and commercial insurance products, exclusively in Massachusetts, New Hampshire and Maine. Our principal executive offices are located at 20 Custom House Street, Boston, Massachusetts 02110, and our telephone number is +1 (617) 951-0600. Our Common Stock is listed on Nasdaq under the symbol “SAFT.”
Additional information regarding Safety is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information.”
MAPFRE U.S.A. Corp.
MAPFRE U.S.A. Corp., a Massachusetts corporation, through its subsidiaries, is a property and casualty insurance provider, offering a broad range of personal and commercial insurance products, including private passenger automobile, homeowners, commercial automobile, commercial property, umbrella and other specialty insurance products in the United States and is an indirect subsidiary of Mapfre SA. Mapfre’s principal executive offices are located at 211 Main Street, Webster, Massachusetts 01570 and its telephone number is +1 (800) 221-1605.
Splash Merger Sub, Inc.
Splash Merger Sub, Inc. is a Delaware corporation and wholly owned direct subsidiary of Mapfre that was formed by Mapfre solely for the purpose of entering into the Merger Agreement, consummating the Merger and engaging in the Transactions. Merger Subsidiary is a wholly owned direct subsidiary of Mapfre and has not carried on any business activity other than in connection with the Transactions. Upon the Closing, Merger Subsidiary will be merged with and into Safety, with Safety surviving the Merger as a wholly owned direct subsidiary of Mapfre. Merger Subsidiary’s principal executive offices are located at c/o MAPFRE U.S.A. Corp., 211 Main Street, Webster, Massachusetts 01570, and its telephone number is +1 (800) 221-1605.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies for use at the Special Meeting to be held on [•], 2026 at [•] Eastern Time, in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110, or at any postponement or adjournment thereof. At the Special Meeting, holders of Common Stock will be asked to approve the Merger Proposal, to approve the Compensation Proposal and to approve the Adjournment Proposal.
Our stockholders must approve the Merger Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.
Record Date and Quorum
We have fixed the close of business on [•], 2026 as the Record Date for the Special Meeting, and only holders of record of Common Stock on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were [•] shares of Common Stock outstanding and entitled to vote. On all matters properly coming before the Special Meeting, you will have one vote for each share of Common Stock that you owned on the Record Date. A list of the names of stockholders entitled to vote at the Special Meeting will be available for a period of 10 days ending on the day prior to the Special Meeting. To arrange review of the list of stockholders for any purpose relevant to the Special Meeting, please contact Safety’s Secretary at Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, by telephone at +1 877-951-2522 or by email at investorrelations@safetyinsurance.com.
The presence at the Special Meeting, in person or represented by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum, permitting the conduct of business at the Special Meeting.
Attendance
The Special Meeting will be held in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110 on [•], 2026 at [•] Eastern Time. While attendance in person will be permitted, stockholders will also be able to listen to a live teleconference of the Special Meeting by dialing in at 917-722-6956. The participation code for the Special Meeting is 486478960. Please be advised that stockholders will not be deemed to be “present” and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Special Meeting by participating in the live audio presentation of the Special Meeting.
We will be taking questions from stockholders only in advance of the Special Meeting to reduce the risk of technology problems. If you have questions, please email them to SAFT@info.sodali.com by [•], 2026. For purposes of attendance at the Special Meeting, all references in this proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” mean physically present at the Special Meeting.
Vote Required; Abstentions and Broker Non-Votes
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. For the Merger Proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions, if any, will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved, but will be counted as a vote against the Merger Proposal. If you fail to submit a proxy or to vote in person at the Special Meeting, or abstain, it will have the same effect as a vote against the Merger Proposal.
If your shares of Common Stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, LLC, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by Safety.
If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm, or other nominee how to vote your shares by following their instructions for voting.
Banks, brokerage firms, or other nominees who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms, and other nominees are precluded from exercising their voting discretion with respect to approving “non-routine” matters such as the Merger Proposal and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares on “non-routine” matters. These broker non-votes will have the same effect as a vote against the Merger Proposal.
The Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present. For the Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against approval of the proposal. If you fail to submit a proxy or to attend in person the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the Compensation Proposal.
The Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your shares of Common Stock are present at the Special Meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted against approval of the proposal. If you fail to submit a proxy or to attend in person the Special Meeting, or there are broker non-votes on the issue, as applicable, the shares of Common Stock held by you or your broker will not be counted in respect of, and will not have an effect on, the Adjournment Proposal.
If you are a stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:
•
by proxy:

•
by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•
by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
at the Special Meeting:

•
you will be able to attend the Special Meeting in person at our headquarters, 20 Custom House Street, Boston, Massachusetts 02110, and vote by ballot.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm, or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. If you would like to attend and vote your shares in person at the Special Meeting, you should contact your bank, broker, or other nominee to obtain a legal proxy in order to attend and vote at the Special Meeting.
If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some, or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal, and “FOR” approval of the Adjournment Proposal.
If you have any questions or need assistance voting your shares, please contact Sodali, our proxy solicitor, by calling toll-free at (800) 662-5200 or via email at SAFT@info.sodali.com.
IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF COMMON STOCK AT THE MEETING PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.
Shares Held by Safety’s Directors and Executive Officers
As of [•], 2026, the Record Date, the directors and executive officers of Safety beneficially owned and were entitled to vote, in the aggregate, [•] shares of Common Stock, representing [•] percent of the outstanding shares of Common Stock.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by attending the Special Meeting. If your shares of Common Stock are held in “street name” through a bank, brokerage firm, or other nominee, you should instruct your bank, brokerage firm, or other nominee on how to vote your shares using the instructions provided by your bank, brokerage firm, or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm, or other nominee with instructions, as applicable, your shares of Common Stock will not be voted on the Merger Proposal, which will have the same effect as a vote against the proposal, and your shares will not have an effect on the Compensation Proposal or the Adjournment Proposal.
You have the right to revoke a proxy, whether delivered over the Internet, by telephone, or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary or by attending the Special Meeting and voting in person. Written notice of revocation should be mailed to: Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, Attention: Secretary.
Adjournments
If the Adjournment Proposal is approved, the Special Meeting may be adjourned, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal, to ensure that any necessary supplement or amendment to the proxy statement is provided to Safety’s stockholders, or if required by law. Although the Board does not currently expect that an adjournment will be necessary, it believes it is prudent to seek stockholder approval of the Adjournment Proposal in the event that it is needed. Any adjournment of the Special Meeting will allow Safety’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned. If we adjourn the Special Meeting for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote at the adjourned meeting is fixed, the Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Anticipated Date of Completion of the Merger
We are working toward completing the Merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including the approval by our stockholders of the Merger Proposal, we expect the Merger to be completed during the first quarter of 2027. If our stockholders vote to approve the Merger Proposal, the Merger will become effective on the fifth business day after the satisfaction or waiver of the conditions to the Closing (described below under the caption “The Merger Agreement—Conditions to Completion of the Merger”) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or such other time agreed to in writing by Mapfre and us. For more information, please see the section of this proxy statement captioned “The Merger—Closing and the Effective Time.”
Rights of Stockholders Who Seek Appraisal
Stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to, or more than the amount you would have received under the Merger Agreement.
To exercise your appraisal rights, you must submit a written demand for appraisal to Safety before the vote is taken on the Merger Agreement and you must not vote (either in person or by proxy) in favor of the Merger Proposal. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. For more information, please see the section of this proxy statement captioned “—Appraisal Rights.” A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.
Solicitation of Proxies; Payment of Solicitation Expenses
The Board is soliciting your proxy, and Safety will bear the cost of soliciting proxies. Sodali has been retained to assist with the solicitation of proxies. Sodali will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Solicitation initially will be made by mail and email. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other similar parties to the beneficial owners of shares of Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Sodali or, without additional compensation, by Safety or Safety’s directors, officers and employees.
Householding of Special Meeting Materials
We may send a single copy of this proxy statement to multiple stockholders who share the same last name and address and who have consented to householding, unless contrary instructions have been received from one or more of those stockholders. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information and reduces printing and mailing expenses. Upon written or oral request, Safety will deliver promptly a separate copy of this proxy statement to any stockholder at a shared address to which Safety delivered a single copy of any of these documents.
To receive free of charge a separate copy of this proxy statement, or separate copies of similar documents in the future, stockholders may write to our Secretary at 20 Custom House Street, Boston, Massachusetts 02110 or call at +1 877-951-2522 or email at investorrelations@safetyinsurance.com.
If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact Safety using the mailing address or phone number above. Safety’s stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Questions and Additional Information
If you have additional questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Sodali, our proxy solicitor, by calling toll-free at (800) 662-5200 or via email at SAFT@info.sodali.com.

THE MERGER
The descriptions of the Merger in this section and elsewhere in this proxy statement are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Overview
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Subsidiary will be merged with and into Safety. Safety will be the Surviving Corporation in the Merger, will become a wholly owned direct subsidiary of Mapfre and will continue to exist following the Merger. Following the Merger, Safety will cease to be a publicly traded company. You will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL (or at such later time as we and Mapfre may agree and specify in the certificate of merger).
In the Merger, each share of Common Stock outstanding immediately prior to the Effective Time (other than shares held by Safety as treasury stock and shares of Common Stock owned by Safety, Mapfre, Merger Subsidiary or any other subsidiary of Mapfre or any subsidiary of Safety and shares of Common Stock owned by stockholders who have properly exercised and not withdrawn a demand for, or lost their right to, appraisal with respect to such shares of Common Stock) will be converted into the right to receive the Merger Consideration, without interest thereon, subject to any applicable withholding. After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “Appraisal Rights”).
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. It does not purport to catalogue every conversation among the Board, members of Safety management or the representatives of Safety and other parties.
In the ordinary course of business and as part of the Board’s ongoing consideration and evaluation of Safety’s long-term strategic goals and plans, the Board and Safety’s management periodically have reviewed, considered and assessed Safety’s priorities, operations, and financial performance, as well as overall industry conditions, as they may affect Safety’s strategic goals and plans, in order to enhance value for Safety’s stockholders.
In addition, Safety’s management regularly meets with representatives of other participants in the personal lines insurance industry to discuss potential partnerships that might expand Safety’s business, improve its customer offerings and distribution channels, and enhance stockholder value. When engaging with other companies, Safety has principally evaluated potential acquisitions of other businesses, although discussions have occasionally covered potential strategic business combination transactions involving Safety. In addition, Safety has, from time to time, received inquiries from third parties seeking to determine Safety’s interest in potential M&A transactions.
In the ordinary course of these industry relationships, members of Safety management met with representatives of Mapfre and other strategic parties on several occasions in January and February of 2026. These discussions, of which the Board was kept informed as they progressed, touched upon a potential acquisition of Safety, but no party, including Mapfre, made a proposal to acquire Safety at such time.
On January 7, 2026, George M. Murphy, Safety’s President, Chief Executive Officer, and Chairperson of the Board, and Jaime Tamayo, Mapfre’s President and Chief Executive Officer, met in person in Boston, Massachusetts, at Mr. Tamayo’s invitation. During this meeting, Mr. Tamayo informed Mr. Murphy that Mapfre was interested in exploring a potential acquisition of Safety. Neither price nor any other potential transaction terms were discussed at this time. Mr. Murphy indicated to Mr. Tamayo that Safety was focused on executing on its standalone plan.
On January 9, 2026, Mr. Murphy and the chief executive officer of another regional insurer, which we refer to as “Party A,” met in person, at the invitation of Party A’s chief executive officer, during which Party A’s chief executive officer expressed in general terms an interest in exploring a potential strategic transaction involving Safety at some point, but no specific proposal was made.
On February 2, 2026, at the invitation of Mapfre’s senior management, Mr. Murphy and Christopher T. Whitford, Safety’s Vice President and Chief Financial Officer, attended an in-person management presentation hosted by Mapfre in Hartford, Connecticut, during which Mr. Tamayo, Jesus Amadori, Mapfre’s Chief Financial Officer, and Daniel Olohan, Mapfre’s Chief Operating Officer, presented on the concept of a business combination between Mapfre and Safety and outlined the benefits of such a combination. Neither price nor any other potential transaction terms were discussed at this time.
On February 11, 2026, Mr. Murphy and Party A’s chief executive officer met in person, during which Party A’s level of interest in pursuing a strategic transaction with Safety and its potential timing for doing so were discussed, but no specific proposal was made.
In early March 2026, the chief executive officer of a strategic party, which we refer to as “Party B,” contacted Mr. Murphy to arrange an in-person meeting over the course of the coming months. Party B had previously expressed an interest in acquiring Safety, but the companies had not had any discussions regarding a business combination or any sort of strategic relationship in several years.
On March 20, 2026, Mr. Tamayo, acting on behalf of Mapfre, submitted to Mr. Murphy, on behalf of Safety, an unsolicited, non-binding proposal to acquire 100% of the issued and outstanding shares of Common Stock for $103.00 per share in cash (the “March 20 Proposal”), which included a letter from Deutsche Bank Securities Inc. (“Deutsche Bank”), Mapfre’s financial advisor, expressing a high degree of confidence in its ability to arrange debt financing in connection with the potential transaction and confirming that the transaction would not be subject to any financing condition. On March 20, 2026, the closing price of Common Stock was $71.46 per share. The March 20 Proposal indicated, among other things, that the offer price assumed (i) only shares of restricted stock outstanding as of December 31, 2025 would be accelerated and vest upon completion of the transaction, (ii) that Safety would continue to pay quarterly cash dividends of $0.92 per share until completion of the transaction, and (iii) that Safety’s transaction expenses would not exceed $15.0 million or the offer price would be adjusted for any overage. The March 20 Proposal also stated in general terms that Mapfre held Mr. Murphy, his team, and Safety in high regard and intended to leverage Safety’s talent base within the combined company. It did not address the continued employment, compensation or retention of any member of Safety’s management, and did not condition the proposed transaction on any member of management entering into any employment or retention arrangement with Mapfre. No discussions regarding post-closing employment, retention or compensation arrangements had occurred between Mapfre and any member of Safety’s management at or prior to March 20, 2026.
On March 22, 2026, Mr. Murphy informed Thalia M. Meehan, the lead independent director of the Board, of the March 20 Proposal, and Mr. Murphy and Ms. Meehan discussed the timing for convening a meeting to review the proposal with the full Board.
On March 24, 2026, Mr. Murphy and Mr. Whitford met with representatives of DLA Piper LLP (US) (referred to herein as “DLA Piper”) to discuss the March 20 Proposal.
On March 25, 2026, the Board met via videoconference with members of Safety management and a representative of DLA Piper in attendance for a portion of the meeting. The purpose of the meeting was to discuss the March 20 Proposal and potential next steps in evaluating such proposal. Mr. Murphy reported to the Board with regard to his meeting with representatives of DLA Piper the day before. The Board then met in executive session without management to discuss potential engagement of legal and financial advisors in connection with the potential transaction.
On March 27, 2026, the Board met via videoconference, with members of Safety management and representatives of DLA Piper in attendance for a portion of the meeting. A representative of DLA Piper reviewed with the directors their fiduciary duties under applicable law in connection with evaluating the

March 20 Proposal and in considering strategic alternatives and discussed the role of a financial advisor in connection with a potential sale transaction or strategic process that the Board might consider. Following discussion, the Board unanimously determined to interview three nationally recognized investment banks with experience in insurance mergers and acquisitions as potential candidates to act as financial advisor to Safety in connection with Safety’s consideration of the March 20 Proposal and potential next steps and to authorize management to cause Safety to execute confidentiality agreements with each of them. The Board also appointed an ad-hoc “strategic committee” comprised of Mr. Murphy, Mr. Charles J. Brophy, Ms. Deborah E. Gray, Chairperson of the Nominating & Governance Committee, and Mr. Dennis J. Langwell, Chairperson of the Compensation Committee, for convenience and efficiency in overseeing the process of engaging financial and legal advisors. These directors were selected for the strategic committee based on their relevant experience and qualifications to serve on such a committee. The strategic committee was not delegated independent authority to engage any advisors. The decision to form the strategic committee was not the result of any actual or potential conflict of interest of any member of the Board.
Between March 30 and March 31, 2026, Mr. Murphy and Mr. Whitford held introductory telephone calls with representatives of each of the three nationally recognized investment banks that had been identified by the Board as potential financial advisor candidates, including Jefferies, during which management provided a brief overview of the situation, indicating that Safety had received an unsolicited bid, without disclosing the bidder’s name or offer price, and requested that each such potential financial advisor candidate present to the strategic committee on a proposed response and strategic alternatives. Safety entered into separate confidentiality agreements with each of the potential financial advisor candidates on April 7, 2026.
On April 8, 2026, the strategic committee met in Boston, Massachusetts, with Mr. Whitford in attendance. The purpose of the meeting was to interview the three nationally recognized investment banks that had been identified by the Board as potential candidates to act as financial advisor to Safety in connection with Safety’s consideration of the March 20 Proposal and potential next steps. Members of senior management, including Mr. Murphy, also reported to the strategic committee on their meetings with DLA Piper and another nationally recognized law firm with experience in mergers and acquisitions that had been interviewed as potential candidates to act as legal advisor to Safety, noting the relative credentials and experience of each firm. Following these meetings and further discussion, the strategic committee unanimously voted to recommend to the full Board the appointment of Jefferies as financial advisor and DLA Piper as legal advisor in connection with the Board’s consideration of the proposed sale transaction or strategic process.
On April 9, 2026, the Board met via videoconference, with members of Safety management in attendance for a portion of the meeting. Mr. Murphy reported on behalf of the strategic committee the findings from the interviews of the three potential financial advisor candidates and two legal advisor candidates, noting the strategic committee’s unanimous recommendation with respect to the engagement of each advisor, and, following discussion, the Board unanimously (i) approved the appointment of Jefferies as financial advisor based on, among other things, Jefferies’ qualifications, expertise, reputation and knowledge of the business and affairs of Safety and the industry in which it operates, and authorized management to negotiate a fee arrangement and engagement letter with Jefferies, (ii) approved the appointment of DLA Piper as outside legal advisor based on, among other things, its M&A experience and expertise as well as the experience of its insurance regulatory counsel representing Safety historically, (iii) determined that the March 20 Proposal merited further consideration and directed management to engage with representatives of Jefferies to prepare a preliminary financial analysis of Safety to assist with the Board’s consideration of potential strategic alternatives, and (iv) directed management, in conjunction with Safety’s advisors, to conduct further analysis and report to the Board at a subsequent meeting with recommendations on next steps regarding further engagement with Mapfre.
Safety formally engaged DLA Piper as its outside legal advisor in connection with the proposed sale transaction and consideration of potential strategic alternatives on April 10, 2026, and Safety formally engaged Jefferies as its financial advisor in connection with the proposed sale transaction and consideration of potential strategic alternatives on May 5, 2026.
On April 10, 2026, Mr. Tamayo contacted Mr. Murphy to inquire as to the status of Safety’s review and consideration of the March 20 Proposal. Mr. Murphy informed Mr. Tamayo that the Board was in the process of doing its due diligence and hiring appropriate advisors to help evaluate the proposal.

On April 23, 2026, the Board met via videoconference, with members of Safety management and a representative of DLA Piper in attendance for a portion of the meeting. Mr. Murphy reported to the Board with regard to the status of and anticipated timing with respect to Jefferies’ preliminary financial analyses, the limited financial and related due diligence information that had been provided to representatives of Jefferies to build out the virtual data room and to potentially facilitate a revised proposal on improved economic terms from Mapfre, and the negotiation of Jefferies’ fee arrangement and engagement letter. Mr. Murphy then led a discussion on potential strategic parties to be considered for select and targeted outreach should the Board determine to move forward with consideration of strategic alternatives. The Board also met in executive session with all non-employee directors and the representative of DLA Piper in attendance to further discuss the March 20 Proposal, the Board’s alternatives, and the Board’s fiduciary duties.
On May 6, 2026, the Board held an in-person meeting in Boston, Massachusetts, with members of Safety management and representatives of Jefferies in attendance, and a representative of DLA Piper participating via teleconference. Representatives of Jefferies reviewed with the Board Jefferies’ preliminary financial overview of Safety. Representatives of Jefferies then reviewed Jefferies’ preliminary financial analyses of the March 20 Proposal relative to Safety’s standalone business plan and discussed certain potential strategic alternatives, including process and “market check” alternatives, and continuing to execute on Safety’s standalone business plan. Representatives of Jefferies also provided an overview, based upon their knowledge of the insurance industry, of other potential counterparties with perceived strategic fit who might be interested in, and capable of paying, a price comparable to or above that offered by Mapfre, including the likely universe of potential buyers based on previously expressed interest. The Board considered at length its strategic options, with input from members of Safety management and representatives of Jefferies and DLA Piper, including whether to undertake a market check. The Board asked questions and discussed various alternatives, including potential outreach to a select group of other strategic parties, which included Party A and Party B. After further discussion, the Board directed management and Safety’s advisors to respond to Mapfre that the $103.00 per-share offer price contemplated by the March 20 Proposal undervalued Safety but that Safety would be willing to make available to Mapfre certain non-public information, subject to entry into a nondisclosure agreement, to facilitate Mapfre’s ability to engage in price discovery regarding Safety’s valuation.
After the close of trading on May 6, 2026, Safety reported its financial results for the first quarter of 2026 and declared a second quarter dividend of $0.92 per share, the same as the dividend for the prior quarter. The net loss for the quarter was $14.3 million (diluted loss per share of $0.99), driven by severe first-quarter weather events. On May 7, 2026, the opening price of Common Stock was $72.48 per share.
Consistent with the Board’s direction, on May 7, 2026, Mr. Murphy had a telephone call with Mr. Tamayo during which Mr. Murphy communicated that Safety had retained advisors to assist in reviewing the March 20 Proposal and Messrs. Murphy and Tamayo thereafter exchanged advisor contact information. Later that day, representatives of Jefferies held an introductory telephone call with representatives of Deutsche Bank to provide initial feedback on the March 20 Proposal and to outline a path towards sharing additional non-public information that Safety and its advisors believed would support a revised proposal on improved economic terms.
On May 13, 2026, the Board met via videoconference, with members of Safety management and a representative of DLA Piper in attendance. Members of Safety management discussed with the Board a summary of the Preliminary Safety Projections (as defined in the section of this proxy statement captioned “—Certain Safety Projections”), and described, among other things, the process for preparing the Preliminary Safety Projections, including the methodology for extrapolation and underlying assumptions for the forecasted results. The Board then approved the Preliminary Safety Projections for use in connection with the Board’s review and consideration of a potential strategic transaction or process and for use by Jefferies to support the financial analyses undertaken and any fairness opinion delivered in connection with such transaction or process and approved sharing the Three-Year Projections (as defined in the section of this proxy statement captioned “—Certain Safety Projections”) with any potential interested parties, subject to their entry into a nondisclosure agreement. The Three-Year Projections were subsequently made available to strategic parties who entered into a nondisclosure agreement with Safety and received access to the data room, including Mapfre. The Board also authorized management and representatives of Jefferies to initiate targeted outreach to four additional strategic parties to gauge their interest in a transaction with Safety: Party A, Party B, “Party C,” and “Party D.”

Between May 13 and May 21, 2026, consistent with the Board’s direction, Safety management and representatives of Jefferies initiated outreach to and had preliminary discussions with the chief executives and other representatives of the additional strategic parties that had been selected by the Board. From May 13, 2026, and continuing through the execution of the definitive merger agreement with Mapfre, the Board was kept informed as to the status of such discussions.
On May 13, 2026, consistent with the Board’s direction, representatives of Jefferies contacted the chief executive officer and chief information officer of Party D on a no-name basis to gauge Party D’s interest in engaging in a transaction with a strategic insurer. Representatives of Party D did not respond to that outreach or to a number of other outreach efforts that continued through June 22, 2026.
On May 15, 2026, Safety management contacted Party A’s chief executive officer, in light of previously expressed interest, who indicated that he would discuss the matter internally and revert. Party A’s chief executive officer subsequently called Mr. Murphy to inform him that Party A was not then going to be in a position to move forward in the process.
Also on May 15, 2026, representatives of Jefferies contacted representatives of Party C, including Party C’s chief executive officer, regarding a potential transaction. The Party C representatives indicated they would confer with their internal teams before confirming whether Party C was interested in exploring a potential transaction.
Mr. Murphy also contacted Party B’s chief executive officer on May 15, 2026, in light of Party B’s previously expressed strategic interest, and indicated that it could be timely to refresh that interest. The executives agreed to continue the discussion at a previously scheduled lunch meeting later that month.
Also on May 15, 2026, Safety entered into a nondisclosure agreement with Mapfre SA, the publicly traded parent company of Mapfre. The nondisclosure agreement included a customary standstill provision that would fall away upon entry by Safety into a definitive agreement providing for the sale of Safety. Mapfre and its advisors were subsequently provided access to the virtual data room on May 16, 2026, which contained certain limited financial and related due diligence information that could facilitate a revised proposal on improved economic terms from Mapfre.
On May 20, 2026, Safety hosted a virtual management presentation with members of senior management of Mapfre to discuss a potential transaction and Safety’s business and to address Mapfre’s initial due diligence questions, including questions relating to Safety’s financial performance. Representatives of Jefferies and Deutsche Bank were also in attendance.
On May 21, 2026, the Board met via videoconference, with members of Safety management and a representative of DLA Piper in attendance. The purpose of the meeting was to provide a situational update to the Board. Members of senior management, including Mr. Murphy, reported to the Board regarding the management presentation held with members of senior management of Mapfre the day before.
Also on May 21, 2026, representatives of Jefferies had a telephone call with representatives of Deutsche Bank during which the Deutsche Bank representatives indicated that the management presentation had affirmed Mapfre’s continued interest in a transaction. On the same date, representatives of Party C confirmed to representatives of Jefferies that Party C was interested in exploring a transaction and would be prepared to execute a nondisclosure agreement to receive additional information.
On May 26, 2026, at a previously scheduled in-person meeting, Mr. Murphy and Party B’s chief executive officer discussed the potential for a strategic transaction. The discussion was preliminary in nature and covered, among other things, Safety’s corporate culture and structure, its underwriting and agency strategies and its company history, in each case, limited to information of the type publicly disclosed in Safety’s Annual Report on Form 10-K and proxy statement. Mr. Murphy conveyed that timing was an important consideration, and, based on the discussion, Party B’s chief executive officer indicated that he viewed the two companies as a good strategic fit, but no specific proposal was made at the meeting.
On May 27, 2026, Safety entered into a nondisclosure agreement with Party C, which included a customary standstill provision that would fall away upon entry by Safety into a definitive agreement providing for the sale of Safety. Party C was granted access on May 28, 2026, to an initial virtual data room containing selected key due diligence information, consistent with that provided to Mapfre.
On May 27, 2026, representatives of Deutsche Bank informed representatives of Jefferies that Mapfre expected to revert with an updated proposal the following week and that, while its forecast and valuation work was continuing, Mapfre did not expect a fundamental change to its valuation range. Representatives of Jefferies subsequently communicated to Safety management a summary of the call.
On May 28, 2026, the Board met via videoconference with members of Safety management and a representative of DLA Piper in attendance. The purpose of the meeting was to provide a situational update to the Board. Members of senior management, including Mr. Murphy, reported to the Board on the engagement with five prospective parties for a potential strategic transaction (Mapfre, Party A, Party B, Party C, and Party D), noting that, of the four parties contacted at the Board’s direction, together with Mapfre, one had declined to proceed, one had been unresponsive, and three, including Mapfre, remained in active evaluation of a potential business combination.
On June 2, 2026, Deutsche Bank verbally reaffirmed to representatives of Jefferies Mapfre’s initial offer price of $103.00 per share in cash, as reflected in the March 20 Proposal, indicating Mapfre’s view that its initial offer was fully priced and that certain positive due diligence findings after the March 20 Proposal were offset by Safety’s first quarter results announced on May 6, 2026. On June 2, 2026, the closing price of Common Stock was $69.13 per share.
On June 3, 2026, representatives of Deutsche Bank submitted to representatives of Jefferies a supplemental list of diligence requests for Safety.
On June 4, 2026, the Board met via videoconference, with members of Safety management and a representative of DLA Piper in attendance. Members of senior management, including Mr. Murphy, reported to the Board with regard to communications with prospective parties and feedback received to date, noting, among other things, that, of the parties contacted at the Board’s direction who had not declined to proceed as of the last Board meeting, together with Mapfre, one remained unresponsive, one was still evaluating but was not proceeding at a pace that suggested real eagerness to pursue a transaction and seemed unlikely to submit a proposal at this time, and two, including Mapfre, remained in active evaluation of a potential business combination. Mr. Murphy also reported that Mr. Tamayo had communicated to Mr. Murphy that Mapfre intended to maintain the Safety brand within its operations. The Board discussed Mapfre’s reaffirmed $103.00 per share offer and considered whether that price was reasonable in light of Safety’s book value, projected near- and long-term financial results and overall loss-reserve position. Following discussion, the Board (i) directed management and representatives of Jefferies to convey to Mapfre and its advisors the Board’s position that the reaffirmed offer price did not reflect Safety’s full value, and (ii) directed DLA Piper to prepare an initial draft of the merger agreement to be shared with potential bidders should the process continue.
On June 8, 2026, Mr. Murphy and Mr. Tamayo had an in-person breakfast meeting in Boston, Massachusetts to discuss the reaffirmed offer price. Consistent with the Board’s direction, Mr. Murphy communicated to Mr. Tamayo that the Board was disappointed that there had been no movement in price following the initial diligence responses and management presentation. Later that day, consistent with the Board’s direction, representatives of Jefferies communicated to representatives of Deutsche Bank that, while Safety was prepared to continue working with Mapfre to facilitate a revised proposal on improved economic terms, the Board believed the $103.00 offer did not reflect Safety’s full value and was not prepared to transact at that level.
On June 9, 2026, representatives of Deutsche Bank communicated in writing to representatives of Jefferies Mapfre’s increased offer price of $103.85 per share in cash (the “June 9 Proposal”). On June 9, 2026, the closing price of Common Stock was $70.59 per share. The June 9 Proposal was contingent upon the timely receipt of the diligence information Mapfre had requested on June 3, 2026. The proposal also stated in general terms that Mapfre continued to view Safety management as an important element of the combined organizations. It did not address the continued employment, compensation or retention of any member of Safety’s management, and did not condition the proposed transaction on any member of management entering into any employment or retention arrangement with Mapfre. No discussions regarding post-closing employment, retention or compensation arrangements had occurred between Mapfre and any member of Safety’s management at or prior to June 9, 2026.

On June 9, 2026, a representative of Mapfre’s outside legal counsel, Hogan Lovells Cadwalader US LLP (“Hogan Lovells Cadwalader”), sent a draft merger agreement to representatives of DLA Piper and Jefferies.
Also on June 9, 2026, Party B’s chief executive officer contacted Mr. Murphy by email and indicated that Party B’s team was continuing internal analysis and discussion of a potential transaction.
Between June 9, 2026 and the execution of the definitive agreement on July 23, 2026, multiple outside-counsel-only regulatory and negotiation calls took place between representatives of DLA Piper and Hogan Lovells Cadwalader.
On June 10, 2026, Party C submitted an initial non-binding proposal to acquire 100% of Safety’s outstanding Common Stock for $85.13 per share in cash (the “June 10 Proposal”). On June 10, 2026, the closing price of Common Stock was $71.67 per share. Party C indicated that its proposal was not subject to any financing condition or contingency, would be structured as a merger of Safety with a subsidiary of Party C, and was subject to satisfactory completion of confirmatory due diligence spanning financial, accounting, actuarial, investments, human resources, tax, information technology, legal, and compliance matters. Party C’s offer price also assumed, among other things, that Safety would continue to pay a quarterly dividend of $0.92 per share through the closing of the proposed transaction.
On June 11, 2026, the Board met via videoconference, with members of Safety management and a representative of DLA Piper in attendance. The purpose of the meeting was to provide a situational update to the Board. Mr. Murphy reported to the Board with regard to communications with prospective parties and feedback received to date and updated the Board with respect to the process timeline and next steps, noting, among other things, (i) receipt of the June 9 Proposal, which reflected Mapfre’s increased offer price of $103.85 per share, and (ii) that Party C had submitted an initial offer of $85.13 per share, as reflected in the June 10 Proposal, and was participating in the process concurrently with Mapfre and any other bidders. Following discussion, the Board determined (i) that the June 9 Proposal undervalued Safety and instructed management and Safety’s advisors to request from Mapfre and its advisors a best-and-final offer (including both price and a markup of DLA Piper’s draft of the merger agreement) by June 15, 2026, (ii) that the June 10 Proposal undervalued Safety and instructed management to direct representatives of Jefferies to inform Party C and its advisors that Safety was not prepared to proceed with the negotiation of the proposed transaction on the basis of that price, and (iii) to authorize DLA Piper to provide its initial draft of the merger agreement to Mapfre and its advisors.
Consistent with the Board’s direction, on June 11, 2026, representatives of Jefferies verbally conveyed to representatives of Deutsche Bank that the Board continued to believe the $103.85 offer price, as reflected in the June 9 Proposal, did not fully reflect Safety’s value and asked Mapfre to return by June 15, 2026, with its best-and-final offer, together with a markup of Safety’s draft merger agreement, which DLA Piper provided to Hogan Lovells Cadwalader later that day, consistent with the Board’s direction. The initial draft merger agreement contemplated, among other things, (i) a “go-shop” provision during which Safety would be permitted to solicit competing bids for a limited period following the signing of a transaction and pay a reduced termination fee of 1.0% of the implied equity value of Safety to Mapfre if Safety terminated the merger agreement in response to a superior proposal from a competing bidder that emerged within the “go-shop” period or if the Board changed its recommendation within the same timeframe, (ii) a termination fee payable by Mapfre equal to 10.0% of such implied equity value if the merger agreement is terminated in certain circumstances resulting from the failure to obtain antitrust or insurance regulatory approvals or if regulatory authorities blocked the transaction from being consummated, (iii) a “hell or high water” regulatory efforts covenant, (iv) acceleration and vesting of all outstanding Safety equity awards immediately prior to closing, and (v) in light of the highly confident financing letter received in connection with the March 20 Proposal, committed debt financing at the time of signing.
On June 12, 2026, representatives of Jefferies, consistent with the Board’s direction, had a telephone call with representatives of Party C to convey that Party C’s offer was not at a price at which the Board was willing to transact and that it was materially below the level of other interest received.
On June 15, 2026, representatives of Party C communicated to representatives of Jefferies in writing that Party C was refining its analysis and expected to provide an updated offer shortly.

Also on June 15, 2026, representatives of Deutsche Bank informed representatives of Jefferies that Mapfre’s “best and final” proposal was unlikely to be delivered by the requested deadline but that Mapfre expected it would be ready within the next 24 to 48 hours. Representatives of Jefferies subsequently communicated to Safety management a summary of the call.
On June 16, 2026, Party C submitted a revised non-binding proposal at $90.00 to $94.00 per share in cash, which, like its first proposal, was not subject to any financing condition or contingency (the “June 16 Proposal”). On June 16, 2026, the closing price of Common Stock was $70.87 per share.
On June 17, 2026, Mr. Tamayo and Mr. Murphy held a telephone call during which Mr. Tamayo verbally conveyed an increased offer of $105.00 per share in cash and indicated that Mapfre would provide an issues list in lieu of a full markup of the draft merger agreement that had been provided on June 11, 2026; later that day, Mr. Tamayo delivered to Mr. Murphy Mapfre’s revised non-binding proposal (the “June 17 Proposal”) together with the issues list. On June 17, 2026, the closing price of Common Stock was $70.79 per share. The issues list outlined key areas for negotiation in the draft merger agreement, including Mapfre’s positions, among others: (i) rejecting the “go-shop” construct, (ii) rejecting the “hell or high water” covenant but agreeing to limit certain activities that could impair or delay regulatory clearance, (iii) adding the concept of a support agreement to be entered into concurrently with signing by Safety directors and executive officers who hold equity, and (iv) rejecting the debt-financing construct. Discussion of employee matters, including transition and maintenance of compensation and benefits and treatment of equity awards, was generally deferred pending further due diligence. Mapfre indicated that it believed it would complete its diligence within 30 days.
On June 18, 2026, the Board met via videoconference, with members of Safety management and representatives of DLA Piper and Jefferies in attendance for a portion of the meeting. Mr. Murphy reported to the Board with regard to communications with prospective parties and feedback received to date. Representatives of Jefferies reviewed with the Board the status of the strategic process, including a comparison of the initial and revised bids submitted by Mapfre and Party C and a comparison of the current bids relative to Safety executing on its standalone plan. Among other things, the Jefferies representatives discussed with the Board the parties contacted by Safety management and representatives of Jefferies, the initial unsolicited proposal received by Safety (the March 20 Proposal) and the party that had submitted the June 10 Proposal and June 16 Proposal (Party C), noting that Party C, unlike Mapfre, had submitted its most recent proposal on an unsolicited basis. Representatives of Jefferies then reviewed their preliminary financial analysis of Mapfre’s various proposals relative to Safety’s standalone business plan, based on the Preliminary Safety Projections. The Board, management, and representatives of Jefferies discussed the increase in Mapfre’s proposed price since the June 9 Proposal, as well as the terms reflected in the June 17 Proposal and Mapfre’s financing capacity. A DLA Piper representative reviewed with the Board the legal terms and considerations related to the June 17 Proposal and its accompanying issues list. Representatives of Jefferies then discussed with the Board how to respond to Mapfre and Party C, whether to pursue outreach to additional strategic counterparties or follow-up with prior contacts, and next steps regarding further engagement with Mapfre, messaging to Party C and related communications, if any, to other parties. The representative of DLA Piper discussed with the Board the directors’ fiduciary duties under applicable law. After discussion, the Board directed representatives of Jefferies and management to pursue the recommendations discussed, including conveying to representatives of Party C that Party C’s revised offer was not within a range at which the Board was willing to transact (while noting that a revised offer would need to be above $100.00 to be competitive and potentially transactable), and informing Mapfre that Safety was prepared to engage with Mapfre on confirmatory due diligence and to continue to negotiate the merger agreement on the basis of the June 17 Proposal, subject to negotiation of mutually acceptable definitive transaction documents and final approval by the Board, and authorized representatives of Jefferies to reach out again to representatives of Party D to gauge interest. The Board also met in executive session with all non-employee directors and representatives of DLA Piper and Jefferies in attendance for a portion of the executive session to discuss, among other things, matters related to the involvement and oversight of, and interests with respect to, Safety management in the negotiation of the potential transaction.
Later on June 18, 2026, representatives of Jefferies spoke with representatives of Deutsche Bank to convey the agreed-upon messages, to request that Mapfre and Hogan Lovells Cadwalader submit a comprehensive markup to the draft merger agreement (building upon the previously submitted issues list), and to discuss the logistical planning for potential due diligence meetings and the overall transaction process, consistent with Mapfre’s previously communicated 30-day timeline.

On June 22, 2026, representatives of Jefferies, consistent with the Board’s direction, had a telephone call with representatives of Party C during which the representatives of Jefferies conveyed the Board’s view that the revised offer price of $90.00 to $94.00 per share, as reflected in the June 16 Proposal, still undervalued Safety, that Safety was not prepared to proceed with the negotiation of a proposed transaction on the basis of that offer range, and that, in light of the other interest received, a proposal would need to be above $100.00 per share to be potentially transactable.
Beginning on June 22, 2026, Safety negotiated a separate “clean team” letter agreement to facilitate access to additional diligence materials, pursuant to which it was agreed that certain information of Safety would only be shared with specified subsets of the representatives of Mapfre. Safety executed the clean team letter agreement with Mapfre SA on June 30, 2026.
On June 25, 2026, representatives of Party C verbally informed representatives of Jefferies that Party C had determined that it would not increase its prior offer range. Subsequently, at the direction of Safety management, representatives of Jefferies terminated Party C’s access to the virtual data room.
Also on June 25, 2026, the Board met via videoconference, with members of Safety management in attendance. The purpose of the meeting was to provide a situational update to the Board. Members of senior management, including Mr. Murphy, reported to the Board with regard to communications with prospective parties and feedback received to date, noting, among other things, that Party C had declined to submit a further revised acquisition proposal and had withdrawn from the process. Mr. Murphy also updated the Board with respect to the process timeline and next steps.
On June 30, 2026, Party B’s chief executive officer informed Mr. Murphy that Party B would not be submitting a proposal.
Also on June 30, 2026, a representative of Hogan Lovells Cadwalader sent an initial markup of the draft merger agreement to representatives of DLA Piper. The merger agreement markup, among other things, decreased the termination fee payable by Mapfre to 3.0% of Safety’s implied equity value, and otherwise contained material terms that were generally consistent with Mapfre’s positions as reflected in the issues list that was provided in connection with the June 17 Proposal.
On July 1 and July 8, 2026, Safety held virtual management and expert sessions with representatives of Mapfre, Deutsche Bank, and certain of Mapfre’s other advisors, and on July 6 and July 7, 2026, in-person management and expert sessions were held in Boston, Massachusetts, covering topics which included, among others, operations, compensation and human resources, marketing, actuarial matters, capital, finance, claims, legal, taxes, and investments. A representative of DLA Piper was also in attendance for certain portions of these meetings, and representatives of Jefferies were present throughout.
On July 2, 2026, the Board met via videoconference, with members of Safety management and representatives of DLA Piper in attendance. The purpose of the meeting was to provide a situational update to the Board. Members of senior management, including Mr. Murphy, reported to the Board with regard to communications with prospective parties and feedback received to date, noting, among other things, that Party B had declined to submit a proposal, and updated the Board with respect to the process timeline and next steps.
On July 5, 2026, a representative of Jefferies delivered to representatives of DLA Piper a customary disclosure letter regarding Jefferies’ existing relationships with Mapfre, which was subsequently shared with Safety and discussed with the Board.
On July 9, 2026, the Board met via videoconference, with members of Safety management and a representative of DLA Piper in attendance. The purpose of the meeting was to provide a situational update to the Board. Members of senior management, including Mr. Murphy, reported to the Board with regard to communications with Mapfre and the status of ongoing discussions and updated the Board with respect to the process timeline and next steps.
Also on July 9, 2026, representatives of DLA Piper, Hogan Lovells Cadwalader, and Foley & Lardner LLP, Mapfre’s insurance regulatory counsel, held a call to discuss regulatory risk and analysis.

Also on July 9, 2026, representatives of DLA Piper provided a revised draft of the merger agreement to representatives of Hogan Lovells Cadwalader. The revised draft contemplated, among other things, (i) that the buyer entity party to the merger agreement would be either Mapfre SA or another creditworthy entity acceptable to Safety, (ii) all Safety equity awards, including awards subject to performance-based vesting, would accelerate prior to closing, (iii) a decreased termination fee payable by Safety equal to 2.75% of Safety’s implied equity value, (iv) an increased regulatory termination fee payable by Mapfre equal to 8.0% of Safety’s implied equity value, and (v) a revised regulatory covenant, subject to Mapfre’s acceptance of the increased regulatory termination fee, specifying that Mapfre was not obligated to accept any regulatory remedies that would constitute a material adverse effect on either party.
On July 13, 2026, Mr. Murphy and Mr. Tamayo met in person in Boston, Massachusetts to discuss potential signing communications roll-out process, among other things.
On July 13, 2026, representatives of Hogan Lovells Cadwalader shared a revised draft of the merger agreement with representatives of DLA Piper, which, among other things, (i) increased the termination fee payable by Safety to 3.75% of Safety’s implied equity value, (ii) reduced the regulatory termination fee payable by Mapfre to 4.0% of Safety’s implied equity value, and (iii) indicated that treatment of Safety’s performance-based equity awards remained an open point and was subject to ongoing discussions between the parties on the vesting of those awards and the waiver, in connection with the consummation of the transaction, by certain senior members of Safety’s management team, of certain “good reason” termination rights under their respective employment agreements.
On July 14, 2026, representatives of DLA Piper shared an initial draft of the form of voting and support agreement with representatives of Hogan Lovells Cadwalader.
On July 16, 2026, the Board met via videoconference, with members of Safety management and representatives of DLA Piper in attendance. Representatives of DLA Piper reviewed with the Board the regulatory approval processes and its analysis of the regulatory risk presented by the proposed transaction and the interplay of those considerations, including with respect to the allocation of such risk and the impact on closing certainty, under the merger agreement. Members of senior management, including Mr. Murphy, reported to the Board with regard to communications with Mapfre and the status of ongoing discussions and updated the Board with respect to the process timeline and next steps.
On July 17, 2026, Safety and Mapfre SA entered into an amendment to the existing nondisclosure agreement to allow for confidential sharing of Mapfre’s financial statements to facilitate Safety’s evaluation of Mapfre’s creditworthiness and its ability to support the aggregate Merger Consideration and other related payments on a standalone basis.
On July 17, 2026, a representative of DLA Piper shared with representatives of Hogan Lovells Cadwalader a revised draft of the merger agreement. Among other changes, the revised draft proposed (i) decreasing the termination fee payable by Safety to 3.0% of Safety’s implied equity value, (ii) increasing the termination fee payable by Mapfre to 7.25% of Safety’s implied equity value, and (iii) adding Mapfre SA as a party to the agreement for the limited purpose of providing a guarantee of Mapfre’s monetary obligations thereunder.
On July 18, 2026, representatives of DLA Piper and Hogan Lovells Cadwalader had a call to discuss open issues on the merger agreement. During that call, the Hogan Lovells Cadwalader representatives conveyed, among other things, (i) that Mapfre would agree to the accelerated treatment of performance-based stock awards and would no longer be tethering such acceleration to the resolution of the retention package and waiver of good reason by certain senior members of Safety management; and (ii) in lieu of the guarantee construct, Mapfre SA would agree to provide an equity commitment letter to backstop Mapfre’s monetary obligations under the merger agreement.
On July 19, 2026, representatives of Hogan Lovells Cadwalader first shared proposals related to Mr. Murphy’s and Mr. Whitford’s employment arrangements, including proposals that each of the executives waive certain “good reason” rights under their respective employment agreements and that they each agree to provide services for a specified retention period following the closing of the transaction in connection with the accelerated vesting of certain outstanding equity awards. The draft proposals were forwarded to the Board on the same day. The Board was informed of Mapfre’s views on the importance of management retention and was kept apprised of these discussions. Following receipt of the retention proposals, Safety management retained independent legal counsel to advise them on the negotiation of any employment or retention arrangements with Mapfre.
On July 20, 2026, the Board met via videoconference with representatives of DLA Piper and, for a portion of the meeting, members of Safety management and representatives of Jefferies in attendance. Representatives of Jefferies discussed with the Board the anticipated process for the delivery of Jefferies’ fairness opinion, including the anticipated financial analyses that would be provided in connection with it. The representatives of Jefferies then left the meeting. Members of senior management, including Mr. Murphy, reported to the Board with regard to communications with Mapfre and updated the Board with respect to a potential signing timeline and next steps. Mr. Murphy reported to the Board that Mapfre was focusing on the retention of key senior members of the Safety management team (including Mr. Murphy himself) and was seeking to negotiate employment arrangements with certain senior leaders. Representatives of DLA Piper then led a detailed discussion of the draft merger agreement and the other transaction documents. The meeting continued in executive session with the non-employee directors and representatives of DLA Piper in attendance. During this executive session, the non-employee directors discussed with representatives of DLA Piper priorities for finalizing the transaction agreements, including ensuring that the transaction agreements provided sufficient flexibility for Safety to make ordinary course of business employment and compensation decisions through the closing of the transaction. The Board discussed existing retention and change in control arrangements that were already in place, considered the importance of retaining management and key employees so that the transaction with Mapfre could be completed or, if there was to be no such transaction, so that Safety could continue to run its business, considered the employment-related risks and uncertainties that a transaction with Mapfre could present, and considered possible additional retention incentives for management and certain other key employees. The Board further discussed, among other matters, process and timing considerations, the status and potential implications of employment discussions between Safety management and representatives of Mapfre, and the ongoing development of the communications plan for a potential transaction.
Also on July 20, 2026, Mr. Tamayo shared with Mr. Murphy revised drafts of the proposed signing-day communications.
Later on July 20, 2026, representatives of Hogan Lovells Cadwalader also shared with representatives of DLA Piper a revised draft of the merger agreement, which, among other things, decreased the termination fee payable by Mapfre to 6.0% of Safety’s implied equity value.
Also on July 20, 2026, representatives of DLA Piper separately shared an initial draft of an equity commitment letter with representatives of Hogan Lovells Cadwalader. Later that same day, a representative of Hogan Lovells Cadwalader sent an independent initial draft of the equity commitment letter and a revised draft of the voting and support agreement to DLA Piper.
On July 21, 2026, a representative of Hogan Lovells Cadwalader shared draft retention term sheets for the remaining senior members of Safety’s management team. The Board was informed of these term sheets and was kept apprised of related discussions.
On July 22, 2026, a representative of Hogan Lovells Cadwalader also delivered proposed employment agreement amendment drafts for certain senior members of Safety’s management team. The Board was informed of these employment agreement amendments and was kept apprised of related discussions. None of the post-closing employment arrangements or compensation structure or terms for Safety management were finalized, and no member of Safety management had entered into an employment agreement with Mapfre at the time the parties executed the Merger Agreement.
In the period leading up to July 23, 2026, Mapfre finalized its due diligence review of Safety, and representatives of Mapfre and Safety completed negotiation of the terms of the merger agreement and the other transaction documentation on July 23, 2026.
On July 23, 2026, the Board met via videoconference, with members of Safety management and representatives of DLA Piper and, for a portion of the meeting, Jefferies in attendance. Representatives of Jefferies noted certain updates that were made, with the authorization of Safety management, to the Preliminary Safety Projections previously presented to the Board (as further described in the section of this proxy statement captioned “—Certain Safety Projections”), and that the updated Safety Projections (as defined in the section of this proxy statement captioned “—Certain Safety Projections”) were approved by Safety management for use in connection with Jefferies’ financial analysis. The representatives of Jefferies then reviewed with the Board Jefferies’ financial analyses with respect to Safety and the proposed transaction, noting, generally, that these analyses were consistent with those described at the June 18 meeting of the Board (other than updates for the passage of time). Following discussion, a representative of Jefferies delivered Jefferies’ opinion (which Jefferies subsequently confirmed in writing) that, as of July 23, 2026, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the scope of review undertaken as described in its opinion, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Mapfre, Merger Subsidiary and their respective affiliates). Jefferies’ opinion is more fully described in the section of this proxy statement entitled “—Opinion of Jefferies LLC.” The representatives of Jefferies then left the meeting. Representatives of DLA Piper next reviewed with the Board updates to key terms of the proposed final merger agreement and the status of discussions with Mapfre, including related to employee retention arrangements. The Board offered feedback on these matters, emphasizing its desire to retain flexibility for Safety to make ordinary course of business employment and compensation decisions through the closing of the transaction. On this basis, the Board instructed DLA Piper to ensure the merger agreement did not impose unreasonable impediments to Safety’s interim operating flexibility and further instructed DLA Piper not to engage, and to communicate to Mapfre’s advisors that the Board was unwilling to engage, on any negotiations that attempted to condition the proposed transaction or any terms under the merger agreement on any member of management entering into any employment or retention arrangement with Mapfre or the finalization of such terms.
Following discussion, a representative from DLA Piper reviewed the proposed resolutions of the Board, in the form distributed in advance of the meeting, including items to be approved and factors for consideration by the Board in connection with its review, and following discussion and consideration of the Merger Agreement and the Transactions (including the factors described in the section of this proxy statement captioned “—Recommendation of the Board and Reasons for the Merger”), the Board unanimously (i) determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Safety and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) resolved to recommend that Safety’s stockholders adopt the Merger Agreement and approve the Transactions, and (iv) directed that the Merger Agreement be submitted to Safety’s stockholders for their adoption.
Later on July 23, 2026, representatives of DLA Piper and Hogan Lovells Cadwalader finalized the Merger Agreement, the disclosure schedules and the remaining ancillary agreements. Thereafter, Safety, Mapfre, and Merger Subsidiary executed the Merger Agreement; Safety, Mapfre SA, and Mapfre executed the Equity Commitment Letter; and Mapfre, Safety, and each of the directors and executive officers of Safety executed the Voting Agreements.
On July 23, 2026, after the close of trading, Safety and Mapfre each issued a press release announcing the execution of the Merger Agreement.
Recommendation of the Board and Reasons for the Merger
Recommendation of the Board
The Board recommends that you vote “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal, and “FOR” approval of the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger Agreement, the Merger and the other Transactions, the Board consulted with Safety’s management, as well as representatives of its financial advisor and outside legal counsel. In the course of making its unanimous determination (i) that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Safety and its stockholders, (ii) to approve and declare advisable the Merger Agreement and the Transactions, (iii) to resolve to recommend that Safety’s stockholders adopt the Merger Agreement and approve the Transactions, and (iv) to direct that the Merger Agreement be submitted to

Safety’s stockholders for their adoption, the Board considered numerous factors, including, but not limited to, the following factors, each of which the Board believed supported its determination and recommendation:
Merger Consideration.   The Board considered:
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the current and historical market prices of the Common Stock, including the performance of the Common Stock relative to other participants in Safety’s industry;

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the fact that the Merger Consideration represented a premium value for Safety’s stockholders of (i) 44.8% over the closing share price of the Common Stock on July 22, 2026, and (ii) 43.5% over the volume-weighted average closing share price of the Common Stock for the 90-trading-day period ending on July 22, 2026; and

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the trading history of Safety and the offer price relative to such history.

Business and Financial Condition.   The Board considered Safety’s business, financial performance and condition and future prospects and the risks and uncertainties attendant thereto.
Risks and Uncertainties Related to Remaining a Stand-Alone Company.   The Board considered, among other factors, that Safety’s business and its stockholders would continue to be subject to significant risks and uncertainties if Safety remained an independent public company, including:
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risks and uncertainties related to Safety’s business, financial performance and condition and future prospects;

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the current industry, economic and market conditions and trends in the markets in which Safety competes, including ongoing changes in such markets and the risks and uncertainties attendant thereto, the impact of an evolving market and operating in a highly competitive industry and other financial market forces;

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the other risks and trends set forth in Safety’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in Safety’s subsequent filings with the SEC; and

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ongoing costs and expenses of remaining a public company.

Board Independence.   The Board considered the fact that the Board, which is comprised entirely of independent directors (except for Mr. Murphy), unanimously approved the Transactions following extensive discussions with Safety’s management team, financial advisor and outside legal counsel.
Strategic Alternatives.   The Board considered:
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that, in connection with Safety’s market check, Safety and representatives of Jefferies coordinated outreach to four parties in addition to Mapfre and that Safety ultimately entered into nondisclosure agreements with two such parties (including Mapfre SA);

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that of the two parties (Party C and Mapfre) that submitted offers regarding a potential acquisition of Safety, Mapfre’s bid package contained a significantly higher price per share to acquire Safety and more advantageous terms generally;

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the Board’s belief that the Merger Consideration of $105.00 per share represents the highest price reasonably obtainable;

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the Board’s belief that, after negotiations with Mapfre and its representatives, $105.00 per share was the highest price that Mapfre was willing to pay as of the date of execution of the Merger Agreement and that the terms of the Merger Agreement included the most favorable terms to Safety, in the aggregate, to which Mapfre would be willing to agree;

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the enhancements that Safety and its advisors were able to obtain as a result of negotiations with Mapfre, including the increase in the valuation offered by Mapfre from the time of its initial offer to the final agreement, changes in the terms and conditions of the Merger Agreement that were favorable to Safety, and the inclusion of provisions in the Merger Agreement that the Board believed enhanced closing certainty and increased the likelihood of completing the Merger;

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the fact that the terms of the Merger Agreement were the result of robust arm’s-length negotiations conducted by the management of Safety, with the knowledge of, and at the direction of, the Board, with the assistance of its financial advisor and outside legal counsel; and

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alternative means of creating stockholder value and pursuing Safety’s strategic goals (including pursuing Safety’s long-term business plan as an independent company) and the risks and uncertainties attendant thereto.

Opinion of Jefferies LLC.   The Board considered the financial analysis of the Merger Consideration reviewed by representatives of Jefferies with the Board, as well as the opinion of Jefferies rendered to the Board on July 23, 2026, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Mapfre, Merger Subsidiary and their respective affiliates), as more fully described in the section of this proxy statement captioned “The Merger—Opinion of Jefferies LLC” and which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement in its entirety.
Certainty of Consideration.   The Board considered that the all-cash nature of the consideration to be paid in the Merger allows Safety’s stockholders to realize immediate and certain premium cash value and liquidity, while avoiding the significant future risks and uncertainties for Safety.
Safety Projections.   The Board considered forecasts for Safety prepared by Safety’s management, which reflect numerous variables, assumptions and estimates as to future events made by Safety’s management. The Board considered the inherent uncertainty of attaining management’s forecasts, including those set forth in the section of this proxy statement captioned “—Certain Safety Projections,” and that due to such uncertainty Safety’s actual financial results in future periods could differ materially from management’s forecasted results.
Likelihood of Completion; Certainty of Payment.   The Board considered its belief that, absent a Superior Proposal, the Merger represented a transaction that would likely be consummated based on, among other factors:
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the all-cash nature of the consideration and the fact that all of Safety’s stockholders would receive the same consideration per share of Common Stock;

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the absence of any financing condition to the Closing and Mapfre SA’s execution of the Equity Commitment Letter under which Mapfre SA irrevocably committed to fund up to $1,567,000,000 toward the Merger Consideration and other amounts payable under the Merger Agreement, on conditions no broader than Mapfre’s own conditions to Closing and not subject to the availability of any financing, together with Mapfre SA’s unconditional obligation to fund the Parent Termination Fee and other monetary amounts payable to Safety, each directly enforceable by Safety, including by specific performance (as further described in the section of this proxy statement captioned “—Financing of the Merger—Equity Commitment Letter”);

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the size and financial strength of Mapfre, and Mapfre’s ability to fund the Merger Consideration with cash on hand and financing to be arranged prior to the Closing;

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the efforts Mapfre has agreed to use to obtain applicable regulatory approvals to consummate the Merger and the regulatory termination fee it would have to pay to Safety in certain circumstances if regulatory approvals are not obtained, as further described below and also under the heading “The Merger Agreement—Efforts to Complete the Merger; Regulatory Approvals”;

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the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk;

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the fact that the conditions to the Closing are specific and limited in scope; and

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the ability of Safety to specifically enforce the terms of the Merger Agreement.

Other Terms of the Merger Agreement.   The Board considered other terms of the Merger Agreement, which are more fully described in the section of this proxy statement captioned “—The Merger Agreement.” Certain provisions of the Merger Agreement that the Board considered significant include:

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Ability to Respond to Unsolicited Acquisition Proposals.   Prior to the adoption of the Merger Agreement by Safety’s stockholders, Safety may provide information to, and engage or participate in discussions or negotiations with, a person regarding an unsolicited Acquisition Proposal (as further described in the section of this proxy statement captioned “The Merger Agreement—No Solicitation or Negotiation of Acquisition Proposals”) if the Board determines in good faith after consultation with its outside legal counsel, based on the information then available, that such proposal constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and to not do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements in favor of Mapfre and the entry into an acceptable confidentiality agreement with the unsolicited bidder;

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Change in Recommendation in Response to a Superior Proposal.   The ability of Safety to change its recommendation in respect of, and terminate the Merger Agreement in order to accept, a Superior Proposal, subject to Mapfre’s ability to match such Superior Proposal and subject to paying Mapfre the Company Termination Fee and the other conditions of the Merger Agreement (as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expenses”);

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Company Termination Fee.   The fact that the termination fee described above is approximately 3.0% of the purchase price of Safety, which amount the Board believed was reasonable in light of, among other things, the typical size of such termination fees in similar transactions, the benefits of the Merger to Safety’s stockholders, the likelihood that a fee of such size would not be preclusive of other offers and that Safety had concluded a process to explore strategic alternatives prior to entering into the Merger Agreement;

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Regulatory Efforts and Parent Termination Fee.   The relative likelihood of antitrust and insurance regulatory approvals being obtained and the provisions of the Merger Agreement related to regulatory approvals, including the obligation of Mapfre to use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper, or advisable under the Merger Agreement and applicable regulatory laws to consummate the Merger as soon as practicable, and to take all steps necessary to avoid, resist, vacate, or appeal any injunction, order, or other legal restraint that would delay, restrain, prevent, enjoin, or otherwise prohibit consummation of the Merger, subject to certain exceptions (as further described in the section of this proxy statement captioned “The Merger Agreement—Efforts to Complete the Merger; Regulatory Approvals”), and Mapfre’s obligation, under certain circumstances, to pay the Parent Termination Fee to Safety in the event that the Merger Agreement is terminated based on the failure to obtain regulatory approvals or a permanent injunction or order related to regulatory laws (as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expenses”);

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Termination Date.   The fact that the termination date under the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement allows for sufficient time to consummate the Merger;

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Required Stockholder Approval.   The Merger Agreement is subject to adoption by Safety’s stockholders, who are free to reject the Merger Agreement;

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Appraisal Rights.   The availability of statutory appraisal rights under the DGCL in connection with the Merger (as further described in the section of this proxy statement captioned “—Appraisal Rights”); and

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Operating Flexibility.   The fact that Safety has sufficient operating flexibility under the terms of the Merger Agreement to conduct its business in the ordinary course during the pendency of the Merger.

Business Reputation of Mapfre.   The belief of the Board that Mapfre’s business reputation, financial resources, acquisition experience and familiarity with the Massachusetts insurance market were factors that supported the conclusion that a transaction with Mapfre could be completed in an orderly manner and had a substantial likelihood of being consummated successfully.
The Board also considered, and balanced against the potentially positive factors, a number of uncertainties, risks and potentially negative factors in its deliberations concerning the Merger and the other Transactions, including, but not limited to, the following:

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No Participation in the Company’s Future.   The Board considered that if the Merger is consummated, Safety’s stockholders will receive the Merger Consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of Safety or benefit from any potential future appreciation in the value of Safety’s shares, including any value that could be achieved if Safety engages in future strategic or other transactions;

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Non-Solicitation Covenant.   The Board considered that the Merger Agreement imposes restrictions on Safety’s solicitation of Acquisition Proposals from third parties. However, based upon the process to conduct a market check described in the section of this proxy statement captioned “—Background of the Merger,” and the fact that the most likely potential acquirers of Safety were contacted during such process, the Board believed it had a strong basis for determining that the Merger was the best transaction reasonably likely to be available to Safety;

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Company Termination Fee.   The Board considered the fact that Safety must pay Mapfre the Company Termination Fee if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal;

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Interim Operating Covenants.   The Board considered that the Merger Agreement imposes restrictions on the conduct of Safety’s business prior to the Closing, requiring Safety and its subsidiaries to (i) conduct its and their respective businesses in the ordinary course in all material respects; and (ii) use commercially reasonable efforts to preserve intact in all material respects its and their respective current business organizations, keep available the services of its and their respective key employees and maintain in all material respects its and their respective relations and goodwill with persons having material business relationships with Safety or its subsidiaries;

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Risks the Merger May Not Be Completed.   The Board considered the risk that the conditions to the Merger may not be satisfied and that, therefore, the Merger would not be consummated. The Board also considered the risks and costs to Safety if the Merger is not consummated, including the diversion of management and employee attention, potential loss of key employees and skilled workers, and difficulty attracting and retaining key talent, the potential effect on Safety’s business operations, including its relationships with vendors, distributors, agents, customers, partners, and others that do business with Safety, and the potential effect on the trading price of Safety’s shares;

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Regulatory Risks.   The Board considered the risk that the FTC, the DOJ, the Massachusetts Commissioner of Insurance or other governmental entities may not approve the Transactions or may impose terms and conditions on any such approval that are not required to be accepted by Mapfre pursuant to the terms of the Merger Agreement, which may result in a condition to the Closing failing to be satisfied;

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Potential Conflicts of Interest.   The Board considered that Safety’s executive officers and directors have financial interests in the Transactions, including the Merger, that may be different from or in addition to those of other stockholders, as more fully described in the section of this proxy statement captioned “—Interests of Directors and Executive Officers in the Merger”;

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Tax Treatment.   The Board considered that any gains arising from the receipt of the Merger Consideration will generally be taxable to stockholders of Safety;

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Impact on Stakeholders.   The Board considered the potential impact of the Merger on employees, customers, policyholders, agents, service providers and business partners, to the extent they may have an impact on Safety, and the risks of not closing in a timely manner (including, but not limited to, costs, attrition and disruption of Safety’s workforce);

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Stockholder Litigation.   The Board considered the potential for litigation by stockholders in connection with the Merger, which could result in distraction and expense; and

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Transaction Expenses.   The Board considered that Safety has incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated, which could have a negative impact on Safety’s cash reserves and operating results if the Merger is not completed.

The foregoing discussion is not meant to be exhaustive, but summarizes material factors considered by the Board in its consideration of the Merger. After considering these and other factors, the Board concluded that the potential benefits of the Merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Upon due consideration of these and other factors, the Board believed that, overall, the potential benefits of the Merger to Safety’s stockholders outweighed the risks and uncertainties of the Merger and unanimously adopted and approved the Merger Agreement, the Merger and the other Transactions and unanimously recommends that Safety’s stockholders adopt the Merger Agreement and approve the Transactions based upon the totality of the information presented to and considered by the Board. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement captioned “—Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Jefferies LLC
Safety retained Jefferies as its financial advisor in connection with a possible sale, disposition or other business transaction involving Safety. In connection with this engagement, Safety requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of Common Stock, of the Merger Consideration to be received by such holders pursuant to the Merger Agreement. At a meeting of the Board held on July 23, 2026, Jefferies rendered its opinion to the Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Mapfre, Merger Subsidiary and their respective affiliates).
The full text of Jefferies’ opinion, which describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex C to this proxy statement and is incorporated herein by reference. Safety encourages you to read the opinion carefully and in its entirety.
Jefferies’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Safety, nor did it address the underlying business decision by Safety to engage in the Merger or any term, aspect or implication of any other agreement (or amendment thereto or related arrangements) entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how the Board or any holder of shares of Common Stock should vote on or otherwise act with respect to the Merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:
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reviewed a draft dated July 22, 2026 of the Merger Agreement;

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reviewed certain publicly available financial and other information about Safety;

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reviewed certain information furnished to Jefferies and approved for Jefferies’ use by Safety’s management, including financial forecasts and analyses, relating to the business, operations and prospects of Safety (the “Safety Forecasts”) (for additional information, see the section of this proxy statement captioned “—Certain Safety Projections”);

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held discussions with members of senior management of Safety concerning the matters described in the second and third bullets above;

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reviewed the share trading price history and valuation multiples for Common Stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant;

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compared the proposed financial terms of the Merger with the financial terms of certain other transactions that Jefferies deemed relevant; and

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conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by Safety or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on assurances of the management of Safety that it was not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In Jefferies’ review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities of, Safety, and Jefferies was not furnished with and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of Safety, Mapfre or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Safety as to the future financial performance of Safety and the other matters covered thereby. Jefferies expressed no opinion as to Safety’s financial forecasts or the assumptions on which they were based.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date thereof. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies becomes aware after the date thereof.
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Safety, and Jefferies assumed the correctness in all respects material to Jefferies’ analyses and opinion of all legal, regulatory, accounting and tax advice given to Safety and the Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Safety or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to Safety and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the Merger to any holder of Common Stock. Jefferies assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement would be substantially similar to the last draft reviewed by Jefferies. Jefferies also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Safety, Mapfre or the contemplated benefits of the Merger or that otherwise would be material in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Safety, nor did it address the underlying business decision by Safety to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Jefferies’ opinion did not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. Jefferies was not asked to address, and Jefferies’ opinion did not address, the fairness to, or any consideration of, the holders of any class of securities, creditors or other constituencies of Safety or any other party, other than the holders of shares of Common Stock. Jefferies expressed no view or opinion as to the price at which shares of Common Stock would trade or otherwise be transferable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of Safety’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by the holders of shares of Common Stock or otherwise. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.
In connection with rendering its opinion to the Board, Jefferies performed certain financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected transactions analyses summarized below, no company used as a comparison was identical or directly comparable to Safety. These analyses necessarily involved complex considerations and judgments concerning financing characteristics and other factors that could affect the public trading or other values of the companies concerned.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of Safety in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Safety. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Safety or its businesses or securities.
The terms of the Merger were determined through negotiations between Safety, on the one hand, and Mapfre, on the other hand, and the decision by Safety to enter into the Merger Agreement was solely that of the Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the Merger Consideration and should not be viewed as determinative of the views of the Board or Safety’s management with respect to the Merger or the Merger Consideration payable in the Merger.
Financial Analyses
The summary of the financial analyses described in this section is a summary of the material financial analyses reviewed with the Board and performed by Jefferies in connection with its analyses and opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 22, 2026, and is not necessarily indicative of current or future market conditions.
Selected Public Companies Analysis
Jefferies reviewed publicly available financial, stock market and operating information of Safety and the following eight selected publicly traded companies in the U.S. property and casualty insurance industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected companies”:

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American Integrity Insurance Group, Inc.

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Donegal Group Inc.

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HCI Group, Inc.

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Horace Mann Educators Corporation

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Mercury General Corporation

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The Allstate Corporation

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The Hanover Insurance Group, Inc.

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The Progressive Corporation

Jefferies reviewed, among other information and to the extent publicly available, the fully diluted equity values of the selected companies based on closing stock prices on July 22, 2026, as a multiple of each company’s book value (“BV”) and tangible book value (“TBV”), calculated as shareholders’ equity and book value less intangible assets and goodwill, respectively, and reviewed the stock price to estimated earnings per share (“P / E”) multiples for the selected companies for the calendar year 2027, which Jefferies refers to as 2027E. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.
The financial data reviewed included the following:
Selected Public Companies Analysis
Multiple	Low	Median	High
P / BV	1.05x	2.17x	3.74x
P / TBV	1.06x	2.23x	3.74x
P / E	6.2x	10.0x	12.6x
Jefferies applied a selected range of price to book value, price to tangible book value, and price to estimated earnings multiples of 1.05x to 1.80x, 1.05x to 1.80x, and 8.5x to 12.0x, respectively, to the corresponding data of Safety based on Safety’s book value and tangible book value as of March 31, 2026, as reflected in Safety’s Quarterly Report on Form 10-Q for the period ended as of such date, and Safety’s estimated earnings for calendar year 2027 to determine a range of implied equity values for Safety. Jefferies then divided the range of implied equity values by the number of Safety’s fully diluted shares outstanding, as provided by Safety’s management, to calculate a range of implied per share equity values for Safety. This analysis indicated the reference ranges of implied per share equity values set forth in the table below (rounded to the nearest $0.25), in each case as compared to the Merger Consideration of $105.00 per share.
Selected Public Companies Analysis
Multiple	Selected Multiple Range	Implied Per Share Equity Value Reference Range
P / BV	1.05x – 1.80x	$61.25 – $105.00
P / TBV	1.05x – 1.80x	$59.50 – $102.00
P / E	8.5x – 12.0x	$57.75 – $81.50
No company utilized in the selected public companies analysis is identical to Safety. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Safety’s and Jefferies’ control.
Selected Transactions Analysis
Jefferies reviewed publicly available financial, stock market and operating information of Safety and company filings, definitive proxy statements, press releases and Wall Street research relating to the following nine historical M&A transactions, announced since October 2007, involving companies in the U.S. property and casualty insurance industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected transactions”:
Selected Transactions Analysis
Announcement Date	Acquiror	Target
December 2020	Farmers Group Inc.	MetLife, Inc. (Property and Casualty business)
July 2020	The Allstate Corporation	National General Holdings Corp.
October 2019	Tokio Marine Holdings, Inc.	Privilege Underwriters, Inc.
April 2019	American Family Insurance Mutual Holding Company	IDS Property Casualty Insurance Company
December 2014	The Progressive Corporation	ARX Holding Corp.
September 2013	American Family Insurance	Homesite Group Incorporated
April 2009	Farmers Group Inc.	21st Century Insurance Group (AIG’s U.S. Personal Auto Group)
April 2008	Liberty Mutual Group	Safeco Corporation
October 2007	Mapfre S.A.	The Commerce Group Inc.
The financial data reviewed included the following:
Selected Transactions Analysis
Multiple	Low	Median	High
P / BV	0.85x	1.78x	2.00x
P / TBV	1.00x	2.20x	2.60x
Jefferies applied a selected range of price to book value and price to tangible book value multiples derived from the selected transactions analysis of 1.00x to 2.00x and 1.00x to 2.05x, respectively, to the corresponding data for Safety based on Safety’s book value and tangible book value as of March 31, 2026, as reflected in Safety’s Quarterly Report on Form 10-Q for the period ended as of such date, to determine a range of implied equity values for Safety. Jefferies then divided the range of implied equity values by the number of Safety’s fully diluted shares outstanding, as provided by Safety’s management, to calculate a range of implied per share equity values for Safety. This analysis indicated the reference ranges of implied per share equity values set forth in the table below (rounded to the nearest $0.25), in each case as compared to the Merger Consideration of $105.00 per share.
Selected Transactions Analysis
Multiple	Selected Multiple Range	Implied Per Share Equity Value Reference Range
P / BV	1.00x – 2.00x	$58.25 – $116.50
P / TBV	1.00x – 2.05x	$56.75 – $116.25
No transaction utilized as a comparison in the selected transactions analysis is identical to the Merger. In evaluating the Merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of Safety and Jefferies.
Dividend Discount Model Analysis
Jefferies performed a dividend discount model analysis of Safety by calculating the estimated present value of the projected dividends and distributions of excess capital and excess reserve that Safety was forecasted to generate during the third and fourth quarters of calendar year 2026 and the calendar years ending December 31, 2027 through December 31, 2030, based on the Safety Forecasts. The terminal values of Safety were calculated by applying a selected range of terminal price to book value multiples of 1.05x to 1.80x to Safety’s estimated terminal year book value, based on the Safety Forecasts. The present values of the projected dividends and distributions of excess capital and excess reserve and terminal values of Safety were then calculated using a selected discount rate range of 8.0% to 10.0%, based on an estimate of Safety’s cost of equity, to determine a range of implied equity values for Safety. Jefferies then divided the range of implied equity values by the number of Safety’s fully diluted shares outstanding, as provided by Safety’s management, to calculate a range of implied per share equity values for Safety. This analysis indicated a reference range of implied per share equity values of $69.75 to $109.75 (rounded to the nearest $0.25), in each case as compared to the Merger Consideration of $105.00 per share.
Miscellaneous
Safety has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee of approximately $17.5 million, $2.5 million of which became payable upon the delivery of Jefferies’ opinion and the balance of which is payable contingent upon the closing of the Merger. In addition, Safety agreed to reimburse Jefferies for reasonable and documented out-of-pocket expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
As the Board was aware, during the two-year period prior to the date of Jefferies’ opinion, Jefferies and its affiliates have not provided investment banking services to Safety or Mapfre for which Jefferies and its affiliates have received compensation (other than in connection with Jefferies’ current engagement with Safety). Jefferies and its affiliates may provide financial advisory and/or financing services to Safety, Mapfre and their respective affiliates in the future, for which services Jefferies and its affiliates would expect to receive compensation. In addition, as of July 1, 2026, Jefferies and its affiliates held, as a principal, less than one tenth of 1% of the outstanding Common Stock and less than one tenth of 1% of each of the outstanding equity securities and debt securities of Mapfre SA, respectively. In addition to the foregoing, in the ordinary course of Jefferies’ business, Jefferies and its affiliates may trade or hold other securities or financial instruments (including loans and other obligations) of Safety, Mapfre SA and their affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities.
Jefferies was selected as Safety’s financial advisor in connection with the Merger because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in mergers and acquisitions and is familiar with Safety’s business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Certain Safety Projections
Except for financial outlooks with respect to the current fiscal quarter and year issued in connection with Safety’s ordinary course earnings announcements, Safety does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over longer-term periods.
In the ordinary course of its operations, Safety’s management routinely prepares a nonpublic, unaudited prospective financial outlook of Safety on a standalone basis (the “Standalone Projections”). Following its engagement of Jefferies, in April 2026, Safety provided representatives of Jefferies with the latest iteration of its Standalone Projections, which covered fiscal years 2026 through 2028 (the “Preliminary Three-Year Projections”).
At the direction of Safety’s management, representatives of Jefferies subsequently extended the Preliminary Three-Year Projections for the 2029 through 2031 period based on extrapolation assumptions provided by Safety’s management (together with the Preliminary Three-Year Projections subsumed therein being referred to herein as the “Preliminary Safety Projections”).

On May 13, 2026, the Preliminary Safety Projections were discussed with and approved by the Board for use in connection with its review and consideration of a potential strategic transaction or process, including (i) sharing a three-year subset of such Preliminary Safety Projections, which excluded an excess reserve release of $40.0 million in 2026E and reflected certain modified assumptions, including with respect to investment income, earnings from partnership investments and interest expense (the “Three-Year Projections”), with any parties that expressed an interest in pursuing a possible transaction with Safety and that had entered into a nondisclosure agreement with Safety, including Mapfre (as described in the section of this proxy statement captioned “—Background of the Merger”), and (ii) approving the Preliminary Safety Projections for Jefferies’ use in connection with its financial analyses and opinion (as described in the sections of this proxy statement captioned “—Opinion of Jefferies LLC” and “—Background of the Merger”).
In July 2026, the Preliminary Safety Projections were updated by Safety management to reflect the then-current number of shares outstanding (as updated, the “Safety Projections”). Safety management subsequently directed Jefferies to use the Safety Projections for the purposes of performing its financial analyses in connection with its opinion (as described in the sections of this proxy statement captioned “—Opinion of Jefferies LLC” and “—Background of the Merger”), and the updated Safety Projections were subsequently discussed with and reviewed by the Board.
The Safety Projections included in this proxy statement are subjective in many respects. The Safety Projections were not prepared with a view toward public disclosure or toward compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Safety Projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The Safety Projections are not facts and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this information.
Although this summary of the Safety Projections is presented with numerical specificity, the forecasts reflect numerous variables, assumptions and estimates as to future events made by Safety’s management that Safety’s management believed were reasonable at the time the Safety Projections were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain, and many are beyond the control of Safety’s management. Because the Safety Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Safety Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Safety’s business, all of which are difficult to predict and many of which are beyond Safety’s control. As a result, the Safety Projections may not be realized and actual results may be significantly higher or lower than projected. The Safety Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.
As such, the Safety Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in Safety’s Annual Report on Form 10-K for the year ended December 31, 2025, and the other reports filed by Safety with the SEC, as well as the section captioned “—Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this proxy statement. Neither Safety’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Safety Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Safety Projections.
The inclusion of this information should not be regarded as an indication that the Board, Safety’s management, Jefferies, Mapfre, or any of their respective representatives and affiliates considered, or now considers, the Safety Projections to be predictive of actual future results. None of the Board, Safety’s management, Jefferies, Mapfre or any of their respective representatives and affiliates can give any assurance that actual results will not differ from the Safety Projections. None of the Board, Safety’s management, Jefferies, Mapfre or any of their respective representatives and affiliates has made or makes any representation to any Safety stockholder or any other person regarding the ultimate performance of Safety compared to the information contained in the Safety Projections or that forecasted results will be achieved.
Except to the extent required by applicable federal securities laws, Safety does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Safety Projections to reflect circumstances existing after the date as of which such information was prepared or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying such information is shown to be in error.
The summary of the Safety Projections is not being included in this proxy statement in order to influence any stockholder’s decision as to whether or not to approve the Transactions or whether or not to seek appraisal rights. The summary of the Safety Projections is included in this proxy statement only because (i) the Safety Projections were made available to (A) the Board in connection with its consideration of the Merger and other strategic alternatives available to Safety, including remaining an independent public company (as described in the sections of this proxy statement captioned “—Background of the Merger” and “—Recommendation of the Board and Reasons for the Merger”), and (B) representatives of Jefferies by Safety for use by representatives of Jefferies in connection with its financial analyses and opinion (as described in the sections of this proxy statement captioned “—Opinion of Jefferies LLC” and “—Background of the Merger”), and (ii) the Three-Year Projections were made available in an electronic data room to parties that expressed an interest in pursuing a possible transaction with Safety and that had entered into a nondisclosure agreement with Safety, including Mapfre (as described in the section of this proxy statement captioned “—Background of the Merger”).
The following table is a summary of the Safety Projections:
	Safety Projections ($ in millions)
	2026E	2027E	2028E	2029E	2030E	2031E
Gross Premiums Written	$1,323	$1,339	$1,355	$1,382	$1,409	$1,438
Net Written Premiums	$1,198	$1,215	$1,230	$1,254	$1,279	$1,305
Net Earned Premiums	$1,186	$1,207	$1,222	$1,246	$1,271	$1,297
Total Revenue	$1,290	$1,321	$1,339	$1,366	$1,394	$1,423
Total Expenses(1)	$(1,177)	$(1,196)	$(1,204)	$(1,228)	$(1,252)	$(1,277)
Net Income	$89.2	$98.4	$106.4	$109.3	$112.1	$114.9
Total Invested Assets	$1,658	$1,690	$1,743	$1,810	$1,884	$1,963
Common Equity	$908	$960	$1,017	$1,076	$1,138	$1,203
Distributable Cash Flows(1)(2)	$85.6	$92.7	$96.9	$91.2	$92.2	$93.3

(1)
Includes the recognition of a $40.0 million (pre-tax) excess reserve release in 2026E.

(2)
Distributable Cash Flows is a non-GAAP measure representing projected dividends and distributions of excess capital (as described in the section of this proxy statement captioned “—Opinion of Jefferies LLC”). Distributable Cash Flows for Safety were calculated by Safety’s management using information provided in the Safety Projections and were approved by Safety’s management for use by representatives of Jefferies in connection with its financial analyses and opinion.

Certain of the measures included in the Safety Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Safety may not be comparable to similarly titled amounts used by other companies. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Safety Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Safety has not prepared, and the Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

Financing of the Merger
The consummation of the Merger is not conditioned on Mapfre’s or Merger Subsidiary’s ability to obtain financing for the Merger.
In connection with the Merger, Mapfre SA entered into the Bridge Financing. The Bridge Financing is available for a term of 12 months, which is extendable by Mapfre SA for up to an additional 12 months. Mapfre SA currently intends to replace the Bridge Financing before Closing with permanent financing as described below (the “Permanent Financing”), such that Mapfre SA will not actually draw on the Bridge Financing. The currently-contemplated terms of the Permanent Financing involve Mapfre SA entering into transactions for the following:
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The issuance of approximately 700 million Euros of Tier 2 Capital, in the form of subordinated debt and/or hybrid equity;

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The issuance of approximately 500 million Euros of senior debt; and

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Syndicated bank debt in an amount sufficient to pay the remainder of the Merger Consideration.

Equity Commitment Letter
Pursuant to the Equity Commitment Letter, Mapfre SA has irrevocably committed to contribute or cause to be contributed to Mapfre at or immediately prior to the Closing an amount in cash sufficient to enable Mapfre to fully fund the aggregate Merger Consideration, the Company RSA Merger Consideration, the Company PSA Merger Consideration, related fees and expenses, and any other amounts required to be paid by Mapfre, Merger Subsidiary and their affiliates in connection with the Merger Agreement (i.e., the “Equity Commitment”), up to a maximum aggregate amount of $1,567,000,000 (i.e., the “Commitment Cap”).
Mapfre SA’s obligation to fund the Equity Commitment is conditioned solely upon: (i) the satisfaction or waiver of all of the conditions to Closing set forth in the Merger Agreement applicable to all parties and to Mapfre and Merger Subsidiary (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and (ii) either (a) the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement or (b) Safety being entitled to, and having obtained, an order of specific performance requiring Mapfre and/or Merger Subsidiary to effect the Closing. Mapfre SA’s obligation to fund the Equity Commitment is not subject to or conditioned upon the availability or funding of any debt or other financing, or any other condition that is not a condition to the obligations of Mapfre and Merger Subsidiary to effect the Closing under the Merger Agreement. These conditions apply only to the Equity Commitment and do not apply to or limit Mapfre SA’s obligation to pay the Obligations, as described below, which is absolute and unconditional.
In addition to the Equity Commitment, Mapfre SA absolutely, unconditionally, and irrevocably agreed to fund Mapfre’s payment to Safety of the Parent Termination Fee and any other monetary amounts (including expense reimbursement, indemnification, and interest obligations) payable by Mapfre or Merger Subsidiary to Safety under the Merger Agreement (i.e., the “Obligations”). Mapfre SA’s aggregate funding obligation in respect of the Obligations may not exceed the amounts that Safety and/or its stockholders are or may be entitled to receive or claim under or in connection with the Merger Agreement. This obligation is not conditioned upon the occurrence of the Closing, the satisfaction or waiver of the funding conditions, or the funding of any debt or other financing, and is payable notwithstanding the valid termination of the Merger Agreement or the Equity Commitment Letter, subject to the termination provisions described below.
Safety, as a party to the Equity Commitment Letter, is entitled to enforce it directly against Mapfre SA, including the right to specific performance of Mapfre SA’s obligation to fund the Equity Commitment in full (up to the Commitment Cap) and to cause Mapfre and Merger Subsidiary to draw down and apply those funds to effect the Closing, in each case, to the extent Safety is entitled to specific performance under the Merger Agreement, and to specifically enforce Mapfre SA’s obligation to fund the Obligations.
Mapfre SA’s obligation to fund the Equity Commitment automatically and immediately terminates upon the earliest to occur of: (i) the consummation of the Closing, (ii) the valid termination of the Merger Agreement in accordance with its terms, and (iii) any funding under or in connection with the Equity Commitment Letter in an aggregate amount equal to the commitment amount, as limited by the Commitment Cap. However, the termination of the Merger Agreement does not terminate or otherwise limit Mapfre SA’s obligation to pay the Obligations. Additionally, if, at or prior to such termination, Safety has commenced and not withdrawn any legal proceeding seeking specific performance of the Equity Commitment or to cause the Closing to occur, the obligation of Mapfre SA to fund the Equity Commitment will not terminate and will survive until such legal proceeding (including any appeal) is finally resolved and, if specific performance is granted, Mapfre SA has funded the Equity Commitment in full in accordance with such order or award.
During the term of the Equity Commitment Letter, Mapfre SA may not, without Safety’s prior written consent, directly or indirectly reduce, or take or fail to take any action or enter into any agreement, side letter, or other arrangement that would reduce, impair, or otherwise adversely affect, the Equity Commitment, the committed amount, the Commitment Cap, or the Obligations, or its obligation to fund or pay them in full.
Closing and the Effective Time
The Merger Agreement provides that the Closing will take place on the fifth business day after the satisfaction or waiver of the conditions to Closing (described below under the caption “The Merger Agreement—Conditions to Completion of the Merger”) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or such other time agreed to in writing by Mapfre and us.
Payment of Merger Consideration and Surrender of Stock Certificates
Prior to the Effective Time, Mapfre has agreed to select a nationally recognized exchange agent reasonably acceptable to Safety (the “Exchange Agent”) for the purpose of paying the Merger Consideration. The Exchange Agent will send to each holder of record of shares of Common Stock (other than Safety, Mapfre, Merger Subsidiary or any subsidiary of Safety or Mapfre) a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the Merger Consideration.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Exchange Agent without a letter of transmittal.
If you are a holder of record of shares of Common Stock, you will not be entitled to receive the Merger Consideration until (i) any certificate representing such shares of Common Stock is surrendered to the Exchange Agent, together with a properly completed letter of transmittal or (ii) an “agent’s message” is received by the Exchange Agent in respect of any such shares that are uncertificated and held in book-entry form.
The letter of transmittal will include instructions if you have lost a share certificate or if such certificate has been stolen or destroyed. If any stock certificate shall have been lost, stolen or destroyed, then before you will be entitled to receive the Merger Consideration, you will have to make an affidavit of that fact claiming such stock certificate to be lost, stolen or destroyed, including a customary indemnity against any claim that may be made against it with respect to such stock certificate.
Certain Effects of the Merger
If the Merger Proposal receives the required approval of stockholders described elsewhere in this proxy statement and the other conditions to the Closing are either satisfied or waived and the Merger Agreement is not otherwise terminated in accordance with its terms, Merger Subsidiary will be merged with and into Safety upon the terms set forth in the Merger Agreement. As the Surviving Corporation in the Merger, Safety will continue to exist following the Merger as a wholly owned direct subsidiary of Mapfre.
Following the Merger, all Common Stock will be beneficially owned by Mapfre, and none of the holders of Common Stock as of immediately prior to the Merger will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, Safety, the Surviving Corporation, or Mapfre. As a result, the holders of Common Stock as of immediately prior to the Merger will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Common Stock. Following the Merger, Mapfre will benefit from any increase in Safety’s value and also will bear the risk of any decrease in Safety’s value.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock held by Safety as treasury stock or owned by Safety, Mapfre, Merger Subsidiary or any other subsidiary of Mapfre, or any subsidiary of Safety (other than, in each case, shares of Common Stock held in a fiduciary or agent capacity that are beneficially owned by third parties), or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Section 262) will be converted into the right to receive the Merger Consideration. Any shares of Common Stock held by Safety as treasury stock or owned by Mapfre, Merger Subsidiary or any other subsidiary of Mapfre, or any subsidiary of Safety, in each case, as of the Effective Time will be automatically cancelled and extinguished.
For information regarding the effects of the Merger on Safety’s outstanding equity awards, please see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration; Treatment of Safety Equity Awards.”
Our Common Stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “SAFT.” Following the Closing, shares of Common Stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of the Common Stock under the Exchange Act will be terminated. Following termination of registration of the Common Stock under the Exchange Act, Safety will no longer be required to file annual, quarterly, or other reports pursuant to Section 13(a) or 15(d) of the Exchange Act, or furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act. Mapfre will become the beneficiary of the cost savings associated with Safety no longer being subject to the reporting requirements under the federal securities laws.
Effects on Safety If the Merger Is Not Completed
In the event that the Merger Proposal does not receive the required approval of stockholders described elsewhere in this proxy statement, or if the Merger is not completed for any other reason, Safety’s stockholders will not receive the Merger Consideration or other payment for their shares of Common Stock in connection with the Merger. Instead, Safety will remain an independent public company, the Common Stock will continue to be listed and traded on Nasdaq, the Common Stock will continue to be registered under the Exchange Act, and Safety’s stockholders will continue to own their shares of Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Common Stock.
If the Merger is not completed, there can be no assurances as to the effect of the risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of Common Stock may decline to the extent that the current market price of Common Stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, there can be no assurances that any other transaction acceptable to Safety will be offered or that the business, operations, financial condition, earnings or prospects of Safety will not be adversely impacted, or that stockholders will ever receive a control premium for their shares. Pursuant to the Merger Agreement, under certain circumstances Safety is permitted to terminate the Merger Agreement to enter into an alternative transaction. Under certain circumstances, if the Merger is not completed, Safety may be obligated to pay to Mapfre the Company Termination Fee or Mapfre may be required to pay Safety the Parent Termination Fee. For further information, please see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expenses.”
Interests of Directors and Executive Officers in the Merger
In considering the recommendation of the Board with respect to the Merger, you should be aware that executive officers and directors of Safety may have certain interests in the Merger that may be different from, or in addition to, the interests of Safety’s stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Safety. For purposes of the discussion below, Safety’s named executive officers are George M. Murphy (President and Chief Executive Officer), Christopher T. Whitford (Vice President, Chief Financial Officer and Secretary), Paul J. Narciso (Vice President — Claims), Stephen A. Varga (Vice President — Management Information Systems) and John P. Drago (Vice President — Marketing).

Potential Employment Arrangements with Mapfre
As of the date of this proxy statement, none of Safety’s executive officers has entered into any agreement with Mapfre or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Certain executive officers have had, and prior to the Closing may continue to have, discussions with Mapfre, Merger Subsidiary or their respective affiliates regarding potential employment with the Surviving Corporation or one or more of its affiliates, and may enter into agreements with respect thereto.
Indemnification and Insurance of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, Safety’s directors and executive officers will be entitled to certain ongoing indemnification and directors’ and officers’ liability insurance coverage, including pursuant to a “tail” prepaid policy, for a period of six years following the Effective Time. This indemnification and insurance coverage is further described in the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Treatment of Safety Equity Awards
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Each Company RSA granted under the Company Stock Plan that is outstanding immediately prior to the Effective Time will, to the extent not already vested, become fully vested and will be cancelled at the Effective Time, with the former holder of such cancelled Company RSA becoming entitled to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the Company RSA Merger Consideration. The Surviving Corporation will pay the Company RSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company RSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company RSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).

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Each Company PSA granted under the Company Stock Plan will, to the extent not already vested, become fully vested, with any applicable performance conditions deemed satisfied at not less than the target performance level per their terms (or, if the applicable achieved performance level is greater than the target performance level, Safety reserves the right to determine that Company PSAs will instead vest at the applicable greater level of performance determined to have been achieved as of a date selected by Safety that is within the 30-day period immediately prior to the Effective Time; provided, that such determination is made in good faith, in accordance with the performance metrics and methodology set forth in the Company Stock Plan and applicable Company PSA award agreements, and consistent with Safety’s past practice), and will be cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the Company PSA Merger Consideration. The Surviving Corporation will pay the Company PSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company PSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company PSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).

Termination of Non-Qualified Deferred Compensation Plan
Safety maintains the Safety Company Executive Incentive Compensation Plan for certain key employees, including the named executive officers (the “Non-Qualified Deferred Compensation Plan”). Under the Non-Qualified Deferred Compensation Plan, participants may defer up to 75% of their annual base salaries and all or a portion of their annual cash bonuses, and are eligible to receive annual contributions from Safety. Pursuant to the terms of the Merger Agreement, the Non-Qualified Deferred Compensation Plan will be terminated effective as of the Effective Time and participants, including the named executive officers, will be fully vested and receive full payment of their account balances upon the earlier of (i) a date within seven days prior to the one-year anniversary of the Closing and (ii) the date payments are required to be made in accordance with the terms of the Non-Qualified Deferred Compensation Plan.

Equity Interests of Safety’s Executive Officers and Non-Employee Directors
The following table sets forth the number of Company RSAs that are vested or that are anticipated to become vested on or prior to the Effective Time, and Company PSAs that will become vested on or prior to the Effective Time, and that are currently held by each of Safety’s executive officers, as applicable, and the amounts that would be realized (subject to any required tax withholding or deductions) by such individuals with respect to these shares based on the Merger Consideration, assuming that the Effective Time occurs on August 15, 2026, which is the assumed closing date only for purposes of this compensation-related disclosure, based on outstanding equity interests held as of August 15, 2026. The table below does not take into account any scheduled vesting of equity awards that is anticipated to occur following August 15, 2026, and prior to the Effective Time or attempt to forecast any grants, additional issuances, purchases, sales or forfeitures of equity interests following August 15, 2026. None of Safety’s non-employee directors held unvested equity incentive awards as of August 15, 2026.
Name	Company RSAs (#)(1)	Company RSAs ($)	Company PSAs (#)(2)	Company PSAs ($)	Total ($)
George M. Murphy	12,971	1,361,955	21,265	2,232,825	3,594,780
Christopher T. Whitford	5,103	535,815	8,228	863,940	1,399,755
Paul J. Narciso	4,323	453,915	7,085	743,925	1,197,840
Stephen A. Varga	5,056	530,880	8,215	862,575	1,393,455
John P. Drago	4,618	484,890	7,566	794,430	1,279,320

(1)
Represents the number of outstanding Company RSAs held by the named executive officers that will become fully vested and cancelled upon the Effective Time and will entitle the holder to receive an amount in cash (without interest thereon) equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such vested Company RSA.

(2)
Represents the number of outstanding Company PSAs held by the named executive officers that are estimated to become fully vested and cancelled and entitle the holder to receive an amount in cash (without interest thereon) equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Common Stock subject to such vested Company PSA, based on an assumed achievement at the target performance level. In accordance with the Merger Agreement, if the applicable achieved performance level is greater than the target performance level, Safety, at its discretion may choose to instead vest the Company PSAs at the applicable greater level of performance determined to have been achieved as of a date selected by Safety that is within the 30-day period immediately prior to the Effective Time; provided, that such determination is made in good faith, in accordance with the performance metrics and methodology set forth in the Company Stock Plan and applicable Company PSA award agreements, and consistent with Safety’s past practice.

Payments Upon Termination Following Change in Control
Each of Safety’s named executive officers is party to an employment agreement with Safety (the “Executive Employment Agreements”). Under the terms of the Executive Employment Agreements, the executive officers are eligible to receive severance payments and benefits upon certain terminations of employment, as described below.
Pursuant to the terms of the Executive Employment Agreements, in the event of a termination of the executive officer’s employment by Safety without “cause” (as defined in the Executive Employment Agreements) or by the executive officer due to a material reduction in authority, perquisites, position or responsibilities, the relocation of Safety’s primary place of business by more than 75 miles from Boston, Massachusetts, or Safety’s willful, material violation of its obligations under the named executive officer’s employment agreement or Safety’s equity incentive plan, any agreement with the named executive officer pertaining to awards thereunder or the Non-Qualified Deferred Compensation Plan, in each case, within the three-year period following a change in control (a “Change in Control Termination”), then, subject to the execution and non-revocation of a release of claims in favor of Safety and provided the release becomes effective no later than the 60th day following the date of such executive’s separation, the executive officer will be entitled to the following: (i) a lump-sum cash payment equal to two times (three times for Mr. Murphy and Mr. Whitford) the sum of (a) the annual base salary in effect immediately prior to the termination date and (b) the most recent annual bonus paid to the executive prior to the change in control; and (ii) Safety will continue to provide life and health insurance benefits (but not disability insurance benefits) for a period of two years (three years for Mr. Murphy and Mr. Whitford).
In addition, the Company Stock Plan provides that, upon a change in control that does not provide for the continuation, assumption, or substitution of Company RSAs and Company PSAs and if the executive officers are terminated without Cause or resign for Good Reason (each as defined in the Company Stock Plan), in each case, during the 18-month period following the change in control, then (i) all outstanding and unvested Company RSAs will fully vest and (ii) all outstanding and unvested Company PSAs will be deemed vested at target levels.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Safety’s named executive officers that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The table below assumes that the Effective Time occurs on August 15, 2026 and the employment of the named executive officer is terminated by Safety on such date or has been previously terminated in a qualifying termination of employment without cause or due to a resignation for good reason, and the named executive officer timely delivers an effective release of claims and complies with the non-compete and non-solicitation provisions as specified in the named executive officer’s Executive Employment Agreement. The table below is based on the equity interests held by the named executive officers as of August 15, 2026, and does not take into account any scheduled vesting of equity awards following August 15, 2026, and prior to the Effective Time or attempt to forecast any grants, additional issuances, purchases, sales or forfeitures of equity interests following August 15, 2026. Safety’s named executive officers will not receive pension, perquisites, tax reimbursements or other benefits in connection with the Merger.
The amounts set forth in the table are estimates based on the Merger Consideration. In addition to the assumptions regarding the Closing Date and the termination of employment, these estimates are based on certain other assumptions that may or may not actually occur, including the assumptions described in the footnotes accompanying the table below. Accordingly, the actual amounts, if any, received by a named executive officer in connection with the Merger will differ, and may differ substantially, from the amounts set forth below.
Name	Total Cash(1)	Total Equity(2)	NQDC(3)	Benefits(4)	Total
George M. Murphy	$7,972,138	$3,594,780	$11,274,079	$129,708	$22,970,705
Christopher T. Whitford	$2,937,115	$1,399,755	$1,521,290	$114,579	$5,972,739
Paul J. Narciso	$1,463,400	$1,197,840	$2,748,755	$74,792	$5,484,787
Stephen A. Varga	$1,569,600	$1,393,455	$2,802,462	$75,122	$5,840,639
John P. Drago	$1,284,005	$1,279,320	$2,044,287	$74,194	$4,681,806

(1)
Pursuant to the Executive Employment Agreements described in the section of this proxy statement captioned “—Payments Upon Termination Following Change in Control” above, if any of the named executive officers incurs a Change in Control Termination, such named executive officer is entitled to receive, subject to the terms of the Executive Employment Agreements, a lump-sum cash payment equal to two times (three times for Mr. Murphy and Mr. Whitford) the sum of (A) the annual base salary in effect immediately prior to the termination date and (B) the most recent annual bonus paid to the executive prior to the change in control. These amounts are “double-trigger” payments and benefits (representing cash severance and benefits continuation) and will only be paid if the named executive officer incurs a Change in Control Termination. Pursuant to the Safety Insurance Group, Inc. Annual Performance Incentive Plan (the “Annual Performance Incentive Plan”), upon the occurrence of a change in control, all performance objectives for the then-current performance period are deemed to have been achieved at target levels of performance and each named executive officer is entitled to receive a prorated target annual incentive bonus. These amounts are “single-trigger” benefits that will be paid to the named executive officers in connection with the Closing, without regard to whether a termination of employment occurs.
(2)
These amounts represent the aggregate value of the outstanding Company RSAs and Company PSAs that will become fully vested, cancelled and converted into the right to receive a cash payment pursuant to the Merger Agreement, assuming the Merger occurs on August 15, 2026. With respect to Company PSAs, the number of shares subject to such awards is determined as though the applicable performance goals were achieved at the target level of performance. These amounts do not include payments in respect of outstanding Company RSAs or Company PSAs that are already vested, because the named executive officer would already be entitled to the economic benefit of such equity. For information regarding all equity awards held by the named executive officers, see the table in the section of this proxy statement captioned “—Equity Interests of Safety’s Executive Officers and Non-Employee Directors.” These amounts are “single-trigger” benefits that will be paid upon the Closing without regard to whether the named executive officer’s employment is terminated, provided that, the vesting of a portion of the named executive officers’ Company RSAs and Company PSAs may accelerate in December 2026 if the Closing does not occur during 2026, as described below under “280G Equity Acceleration.”

(3)
These amounts represent the aggregate value of each named executive officer’s accrued account balance that will be paid in connection with the termination of the Non-Qualified Deferred Compensation Plan as of the Effective Time, assuming the Merger occurs on August 15, 2026. Such amounts will be paid upon the earlier of (i) a date within seven days prior to the one-year anniversary of the Closing and (ii) the date payments are required to be made in accordance with the terms of the Non-Qualified Deferred Compensation Plan. These amounts are “single-trigger” benefits that will be paid in accordance with the foregoing timing, without regard to whether the named executive officer’s employment is terminated.

(4)
Pursuant to the Executive Employment Agreements described in the section of this proxy statement captioned “—Payments Upon Termination Following Change in Control” above, if any of the named executive officers incurs a Change in Control Termination, Safety will continue to provide life and health insurance benefits (but not disability insurance benefits) for a period of two years (three years for Mr. Murphy and Mr. Whitford). These amounts are “double-trigger” benefits (representing benefits continuation only) and will only be paid if the named executive officer incurs a Change in Control Termination.

280G Equity Acceleration
Based on information available to date, certain of the named executive officers (Mr. Murphy and Mr. Whitford) are expected, absent any mitigating actions, to be subject to the golden parachute excise taxes imposed due to Section 280G of the Code (the “280G Excise Tax”). Under the “best net” approach set forth in Section 10 of each named executive officer’s Executive Employment Agreement, a named executive officer will receive either (i) the full amount of such payments and benefits or (ii) the greatest amount of such payments and benefits that will not subject such named executive officer to the 280G Excise Tax, whichever would result in the greatest after-tax amount. The current analysis indicates that, absent any mitigating actions, Mr. Murphy and Mr. Whitford would be expected to receive the full amount of the payments and benefits due to them, resulting in Safety’s inability to claim deductions with respect to a portion of such compensation and the imposition of the 280G Excise Tax on such named executive officers. The remaining named executive officers (Mr. Drago, Mr. Narciso and Mr. Varga) are not currently expected to exceed their applicable thresholds under Section 280G of the Code.
If the Closing does not occur on or prior to December 31, 2026, in order to mitigate the expected impact of Section 280G of the Code on both Safety and the named executive officers, the compensation committee may approve the acceleration of the vesting of such number of Company RSAs and Company PSAs held by each of the named executive officers so that they will not be subject to any 280G Excise Tax.
In addition to the equity acceleration described above, if the Closing does not occur on or prior to December 31, 2026, Safety anticipates it may also approve the acceleration of the payment of 2026 annual incentive bonuses under the Annual Performance Incentive Plan so that such bonuses are paid out in December 2026 in accordance with the applicable then-estimated attained 2026 performance levels.

Taking into account the expected impacts, the compensation committee and Safety believe that these actions would be appropriate in light of the potential benefits to Safety and the named executive officers, including preserving Safety’s ability to claim tax deductions. Safety is not providing any gross-up or reimbursement payment for any taxes, including any 280G Excise Tax, that the named executive officers may incur as a result of the Merger. However, the value to Safety of the restrictive covenants applicable to the named executive officers upon termination of employment, including restrictions on working for a company that competes with Safety, may offset the value of certain payments and benefits to the named executive officers and reduce the potential impact of Section 280G of the Code on such amounts.
In addition, Safety is permitted to take reasonable actions with regard to any other individuals who may be considered a “disqualified individual” within the meaning of Section 280G of the Code prior to the Effective Time of the Merger in order to mitigate the effects of Section 280G and Section 4999 of the Code in connection with the Merger.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (as defined in the sections below entitled “—U.S. Holders” and “—Non-U.S. Holders,” respectively) whose shares of Common Stock are exchanged for cash pursuant to the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to stockholders. This discussion is based on the Code, applicable U.S. Treasury regulations promulgated thereunder, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These laws and authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
The summary applies only to beneficial owners who hold shares of Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes), and is not intended for holders of Common Stock subject to special treatment under U.S. federal income tax law, including, without limitation, the following:
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partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or holders of interests in such entities);

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banks and other financial institutions;

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tax-exempt organizations and pension funds;

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individual retirement accounts;

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insurance companies;

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brokers, dealers or traders in securities, commodities or currencies;

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persons who acquired their shares of Common Stock through the exercise of options or similar derivative securities or otherwise as compensation;

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persons whose shares of Common Stock are qualified small business stock for purposes of Section 1202 of the Code;

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persons whose shares of Common Stock are “Section 1244 stock” for purposes of Section 1244 of the Code;

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persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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persons who hold their shares of Common Stock as part of a hedge, appreciated financial position, straddle or conversion transaction;

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persons who have entered into a constructive sale of their Common Stock under the Code;

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a controlled foreign corporation;

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a passive foreign investment company; or

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a U.S. expatriate.

This summary does not address any aspect of state, local or foreign tax laws, any estate or gift tax considerations, the application of the alternative minimum tax or any U.S. federal non-income taxes (including, for example, the additional 3.8% tax on certain net investment income that may be imposed under the Code) or any other form of taxation that may be applicable to a stockholder. Furthermore, it generally does not address the tax consequences of transactions effectuated before, after, or at the same time as the Merger, whether or not they are in connection with the Merger.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner of such partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding Common Stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the Merger to such partner.
U.S. Holders
For purposes of this summary, a “U.S. holder” is any beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

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a corporation (or other entity or association taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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an estate that is subject to U.S. federal income tax on its income regardless of its source.

The exchange of shares of Common Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Common Stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes, as described below under “—Backup Withholding and Information Reporting”) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Common Stock (i.e., shares of Common Stock acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for such shares of Common Stock is more than 12 months at the Effective Time. Long-term capital gains of non-corporate U.S. holders are generally subject to tax at a maximum rate of 20% under current law and short-term capital gains are generally subject to tax at ordinary income tax rates. There are limitations on the deductibility of capital losses.
Non-U.S. Holders
A “non-U.S. holder” is a beneficial owner of Common Stock that is not a U.S. holder or a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes). In such case, a non-U.S. holder whose shares of Common Stock are exchanged for cash in the Merger generally is not expected to be subject to U.S. federal income tax on any gain realized on such sale or exchange unless:
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the gain, if any, on such shares is effectively connected with the non-U.S. holder’s trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for cash pursuant to the Merger and certain other conditions are met; or

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the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of our Common Stock at any time during the five-year period preceding the Merger and Safety is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the non-U.S. holder held Common Stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point immediately above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on any gain realized, which may be offset by U.S.-source capital losses, if any, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we have not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the Merger.
Backup Withholding and Information Reporting
Information reporting and backup withholding of tax (currently at the rate of 24%) may, in certain circumstances, apply to cash payments to which a U.S. holder or a non-U.S. holder is entitled under the Merger Agreement.
Backup withholding, however, will not apply if a U.S. holder provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Each U.S. holder that is a stockholder of record should complete and sign, under penalty of perjury, the IRS Form W-9 included as part of the letter of transmittal and return it to the Exchange Agent in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the Exchange Agent.
A non-U.S. holder that is a stockholder of record that provides the Exchange Agent with the applicable IRS Form W-8 providing certification of non-U.S. status (such as an IRS Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8, in each case, together with appropriate attachments) will generally establish an exemption from backup withholding, although the Exchange Agent may require additional documentation to establish such exemption.
Backup withholding is not an additional tax. Any amounts withheld from cash payments to a stockholder pursuant to the Merger under the backup withholding rules will generally be allowable as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
The U.S. federal income tax consequences described above are for general informational purposes only and are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder, the particular tax effects to the stockholder of the Merger in light of such stockholder’s particular circumstances and the application of state, local and foreign tax laws, if applicable.
Regulatory Approvals
HSR Act
The Transactions are subject to the requirements of the HSR Act, which prevent Safety and Mapfre from completing the Transactions until required information and materials are furnished to the Antitrust Division of the Department of Justice (referred to as the DOJ) and the Federal Trade Commission (referred to as the FTC) and the HSR Act waiting period is terminated or expires. Safety and Mapfre made the required filings under the HSR Act on August 13, 2026. The initial waiting period will expire at 11:59 p.m., Eastern Time, on September 14, 2026, unless otherwise terminated or extended.
Insurance Regulatory Approval
The insurance laws and regulations of Massachusetts require that, prior to the acquisition of control of an insurance company domiciled in Massachusetts, the acquiring person obtain the approval of a Form A Filing by the Massachusetts Commissioner of Insurance, pursuant to MGL c. 175, § 206B and 211 CMR 7.05. Pursuant to these laws and regulations, Mapfre made the requisite Form A Filing with the Massachusetts Commissioner of Insurance, seeking approval of the acquisition of the control of the insurance subsidiaries of Safety, on August 25, 2026. The Merger cannot be consummated before Mapfre has obtained such approval.
Other Regulatory Matters
In addition, at any time before or after the completion of the Transactions, other governmental or regulatory authorities, including other antitrust or competition authorities and authorities responsible for reviewing foreign investment or national security matters at the state and federal levels, respectively, may assert that they have jurisdiction over the Transactions. Although Safety and Mapfre believe this to be unlikely, any such authority could take action under the laws of its jurisdiction as it deems necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Transactions or imposing conditions on completion (such as requiring the divestiture of assets of Safety or Mapfre or other remedies) or otherwise seeking to delay or block the Transactions. The assertion of jurisdiction by any such authority, and any resulting review, investigation or proceeding, could substantially delay completion of the Transactions, increase the costs of completion, result in conditions or remedies that reduce the anticipated benefits of the Transactions to Safety, Mapfre or their respective stockholders, or prevent the Transactions from being completed altogether.
In addition, private parties may seek to take legal action under applicable antitrust laws and foreign direct investment laws under certain circumstances, including by seeking to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals.
There can be no assurance that a regulatory challenge to the Transactions will not be made or, if such challenge is made, that it would not be successful.
Although Safety and Mapfre expect that all required approvals or clearances will be obtained from the applicable regulatory authorities, there is no assurance that Safety and Mapfre will obtain any such required regulatory approvals or clearances on a timely basis, if at all, or that these approvals or clearances will not include a restriction, prohibition, limitation or required divestiture that could prevent a Closing condition from being satisfied, and, under certain circumstances, allow for Mapfre to terminate the Merger Agreement subject to Mapfre’s payment of the Parent Termination Fee (as further described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Expenses”).

THE MERGER AGREEMENT
The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. You are encouraged to read the Merger Agreement attached to this proxy statement as Annex A carefully and in its entirety. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations, and supplemental information agreed to by Safety, Mapfre and Merger Subsidiary in connection with negotiating the terms of the Merger Agreement.
In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Safety, Mapfre and Merger Subsidiary rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Safety, Mapfre or Merger Subsidiary, or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Safety, Mapfre and Merger Subsidiary, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Safety, Mapfre or Merger Subsidiary, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Safety and our business.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, as of and at the Effective Time, Merger Subsidiary will be merged with and into Safety in accordance with the DGCL. Safety will be the Surviving Corporation in the Merger, will become a wholly owned direct subsidiary of Mapfre and will continue to exist following the Merger. Following the Merger, Safety will cease to be a publicly traded company. In addition, our Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act, and we will cease to be publicly traded and will no longer file periodic reports with the SEC.
Closing and Effective Time
The Closing will take place remotely by electronic exchange of documentation, on the fifth Business Day after the satisfaction or waiver of the conditions described below under “—Conditions to Completion of the Merger” (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other location, date and time as Mapfre and Safety may mutually agree in writing. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as Mapfre and Safety may agree and specify in the certificate of merger.
Organizational Documents
At the Effective Time, the certificate of incorporation and bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of the Surviving Corporation

(except that all references to the name of Merger Subsidiary therein will be modified to refer to the name of Safety). Also, subject to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification of, and advancement of expenses to certain indemnified persons specified under the Merger Agreement for periods at or prior to the Effective Time than are currently set forth in the certificate of incorporation and bylaws of Safety.
Officers and Directors
The directors of the Surviving Corporation will, from and after the Effective Time, be the individuals who are the directors of Merger Subsidiary immediately prior to the Effective Time. The officers of Safety immediately prior to the Effective Time will be the officers of the Surviving Corporation.
Merger Consideration; Treatment of Safety Equity Awards
Common Stock
The Merger Agreement provides that, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by Safety as treasury stock and shares of Common Stock owned by Safety, Mapfre, Merger Subsidiary or any other subsidiary of Mapfre or any subsidiary of Safety (other than, in each case, shares of Common Stock held in a fiduciary or agent capacity that are beneficially owned by third parties), and Dissenting Shares (as defined below)) will be cancelled and cease to exist and will be converted into the right to receive the Merger Consideration, without interest and subject to any applicable withholding, and each holder of (i) a certificate formerly representing any such shares of Common Stock (each, a “Certificate”) or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Common Stock (each, a “Book-Entry Share”) will cease to have any rights, except the right to receive the Merger Consideration. The Merger Consideration will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, merger, issuer tender offer, exchange of shares or other similar change with respect to Common Stock occurring after the Agreement Date and prior to the Effective Time.
Shares of Common Stock that are outstanding immediately prior to the Effective Time and held by a stockholder who (i) has not voted in favor of adoption of the Merger Agreement or consented thereto in writing, and (ii) has properly exercised appraisal rights in accordance with Section 262 of the DGCL, are referred to as “Dissenting Shares.” Dissenting Shares will not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares will be cancelled and cease to exist, and each holder of Dissenting Shares will cease to have any rights with respect to such shares except for those rights granted by the DGCL to holders of Dissenting Shares. If, after the Effective Time, a holder of Dissenting Shares fails to perfect, withdraws, or otherwise loses his or her right to appraisal under the DGCL, such shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest, upon surrender of the Certificate formerly representing such shares or transfer of Book-Entry Shares in compliance with the exchange procedures set forth in the Merger Agreement.
Company RSAs
Each Company RSA granted under the Company Stock Plan that is outstanding immediately prior to the Effective Time will, to the extent not already vested, become fully vested and will be cancelled at the Effective Time, with the former holder of such cancelled Company RSA becoming entitled to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the Company RSA Merger Consideration. The Surviving Corporation will pay the Company RSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company RSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company RSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).

Company PSAs
Each Company PSA granted under the Company Stock Plan will, to the extent not already vested, become fully vested, with any applicable performance conditions deemed satisfied at not less than the target performance level per their terms (or, if the applicable achieved performance level is greater than the target performance level, Safety reserves the right to determine that Company PSAs will instead vest at the applicable greater level of performance determined to have been achieved as of a date selected by Safety that is within the 30-day period immediately prior to the Effective Time; provided, that such determination is made in good faith, in accordance with the performance metrics and methodology set forth in the Company Stock Plan and applicable Company PSA award agreements, and consistent with Safety’s past practice), and will be cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding, equal to the Company PSA Merger Consideration. The Surviving Corporation will pay the Company PSA Merger Consideration on the Closing Date. In addition, on the Closing Date, Safety will pay each holder of Company PSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the shares of Common Stock subject to such Company PSAs as if such shares had been issued and outstanding from the date of grant through the Effective Time (less required withholding).
Payment Procedures
Contemporaneously with or prior to the Effective Time, Mapfre will deposit, or cause to be deposited, with the Exchange Agent reasonably acceptable to Safety, cash in an amount sufficient to pay the Merger Consideration in respect of the shares of Common Stock outstanding immediately prior to the Effective Time. Mapfre will further cause the Surviving Corporation to make the payments due to the holders of Company RSAs and Company PSAs on the Closing Date.
Promptly after the Effective Time (but in no event later than two business days), Mapfre will cause the Exchange Agent to send to each record holder of shares of Common Stock (other than Safety, Mapfre, Merger Subsidiary, any of the subsidiaries of Safety or Mapfre), whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal, in form and substance reasonably approved by Safety prior to the Effective Time, and instructions for use in the exchange of shares of Common Stock for the Merger Consideration (which will specify that delivery will be effected, and risk of loss and title will pass, only upon delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent).
Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive the Merger Consideration in respect of such holder’s shares of Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may be reasonably requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares.
Each of Mapfre, Safety, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to the Merger Agreement to any person such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign tax law, and such amounts so deducted and withheld will be treated as having been paid to the person with respect to whom such deduction and withholding was made.
As of the Effective Time, Safety’s stock transfer books will be closed and thereafter there will be no further registration of transfers of any shares of Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, shares of Common Stock are presented to the Surviving Corporation or the Exchange Agent for transfer, they will be cancelled and exchanged as provided in the Merger Agreement.
If any cash deposited with the Exchange Agent is not claimed within one year following the Effective Time, such cash will be returned to Mapfre, upon demand, and any holders of Certificates or Book-Entry Shares who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Mapfre for payment of the Merger Consideration without any interest thereon. None of Mapfre, the Surviving Corporation, or the Exchange Agent will be liable for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law. Any cash deposited with the Exchange Agent that remains unclaimed immediately prior to the time at which such amounts would otherwise become property of a governmental authority will, to the extent permitted by applicable law, become the property of Mapfre free and clear of any claims or interest of any person previously entitled thereto.
Appraisal Rights
Safety’s stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that Safety’s stockholders are entitled to have the fair value of their shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if they follow exactly the procedures specified under the DGCL. The ultimate amount that Safety’s stockholders receive in an appraisal proceeding may be less than, equal to, or more than the amount they would have received under the Merger Agreement.
To exercise their appraisal rights, Safety’s stockholders must submit a written demand for appraisal to Safety before the vote is taken on the Merger Agreement and must not vote (either in person or by proxy) in favor of the proposal to adopt the Merger Agreement. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights for individual Safety stockholders. For more information, please see the section of this proxy statement captioned “Appraisal Rights.” If a Safety stockholder holds their Certificates or Book-Entry Shares through a bank, brokerage firm or other nominee and they wish to exercise appraisal rights, they should consult with their bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by their bank, brokerage firm or other nominee.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. ANY SAFETY STOCKHOLDER WHO WISHES TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL.
Representations and Warranties
Safety has made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the confidential disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:
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organization;

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capitalization;

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authorization, no conflict;

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subsidiaries;

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SEC reports and financial statements;

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absence of material adverse changes;

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litigation;

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broker’s or finder’s fees;

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employee benefit plans;

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fairness opinion of Jefferies;

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taxes;

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compliance with laws;

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intellectual property and privacy and data protection;

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employment matters;

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insurance coverage of Safety;

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material contracts;

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real property;

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insurance regulatory matters;

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insurance marketing and investment matters;

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insurance producers;

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environmental laws;

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disclosure documents; and

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inapplicability of anti-takeover statutes.

The Merger Agreement also contains customary representations and warranties made by Mapfre and Merger Subsidiary to Safety that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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organization;

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authorization;

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no conflict;

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litigation;

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ownership of Common Stock;

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broker’s or finder’s fees;

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activities of Merger Subsidiary;

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disclosure documents;

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solvency;

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sufficiency of funds; and

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the equity commitment.

None of the representations, warranties and covenants in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the Closing.
Company Material Adverse Effect
Certain representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect” or words of similar import. Under the Merger Agreement, “Company Material Adverse Effect” means any change, event, occurrence, condition, effect or development (each, a “Change”) that, individually or in the aggregate with any other Change, has or would be reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of Safety and its subsidiaries, taken as a whole; provided, however, that none of the following will be deemed, either alone or in combination, to constitute or contribute to, and none of the following will be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect:
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general economic or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

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conditions (or changes or disruptions in such conditions) generally affecting the industries in which Safety or its subsidiaries operate;

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conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including changes in interest rates and changes in exchange rates for the currencies of any countries, and any suspension of trading in equity, debt, derivative or hybrid securities, or securities generally on any securities exchange or over-the-counter market;

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any decline in the market price or trading volume of Common Stock, in and of itself, or in Safety’s credit rating or insurance or claims-paying ratings, or any failure by Safety to meet any internal or published forecasts, estimates, projections or expectations of Safety’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the underlying causes of any such decline or failure may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared, including, for the avoidance of doubt, the current conflict among the United States, Israel and Iran and other countries in the Middle East, the current conflict between the Russian Federation and Ukraine and the war and conflict between Israel and Hamas and related military operations), armed or unarmed hostilities or attacks (including cyber-attacks, social unrest, protests or blockades), acts of terrorism, sabotage, or the escalation or worsening thereof;

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any actions taken or failure to take action by Mapfre or any of its controlled affiliates, or to which Mapfre has consented or requested, or the taking of any action required by the Merger Agreement, or the failure to take any action prohibited by the Merger Agreement;

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any changes in applicable law, accounting rules (including GAAP) or statutory accounting principles, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any insurance regulator or the Financial Accounting Standards Board, or other legal or regulatory conditions, or the enforcement, implementation or interpretation thereof;

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the announcement of the Merger Agreement, or the pendency or completion of the Merger and the other Transactions, including the identity of Mapfre, the loss or departure of officers or other employees of Safety or its subsidiaries, the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, suppliers, distributors or other business partners, and any other negative development (or potential negative development) in Safety’s or its subsidiaries’ relationships with any of their employees, customers, suppliers, distributors or other business partners;

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any natural or man-made disaster, hurricane, earthquake, flood or act of God, including the effect of any such event on Safety’s financial strength;

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any public health emergency, pandemic, epidemic, disease outbreak or public health event, or other force majeure event, or any contagion, quarantine restriction or other similar measure related to public health matters and any governmental or industry response thereto (or the worsening of any of the foregoing), including any resulting increase in liabilities under Safety’s insurance or reinsurance contracts;

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the availability or cost of equity, debt or other financing to Mapfre or Merger Subsidiary;

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any legal proceeding threatened, made or brought based upon, arising out of or with respect to the Merger Agreement or any of the Transactions;

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any failure to obtain the governmental approvals identified in the confidential disclosure schedules to the Merger Agreement; or

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the matters expressly set forth in the confidential disclosure schedules to the Merger Agreement (solely to the extent of the disclosures set forth therein based on the information made available to Mapfre prior to the Agreement Date, and not to the extent of any new information or any escalation or worsening thereof, or other events that arise therefrom), provided, that in the case of the first bullet, second bullet, third bullet, fifth bullet, seventh bullet, and tenth bullet above, such Change may be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such Change has a disproportionate effect on Safety and its subsidiaries, taken as a whole, relative to others in the industries in which Safety and any of its subsidiaries operate.
Conduct of Business Prior to Effective Time
The Merger Agreement provides that, except (i) as expressly contemplated, required or permitted by the Merger Agreement, (ii) as required by applicable law or any contract in effect as of the Agreement Date, (iii) as disclosed in the confidential disclosure schedules to the Merger Agreement, or (iv) as consented to in writing by Mapfre (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the Agreement Date and the Effective Time, Safety will and will cause each of its subsidiaries to:
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conduct its and their respective businesses in the ordinary course in all material respects; and

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use commercially reasonable efforts to preserve intact in all material respects its and their respective current business organizations, keep available the services of its and their respective key employees and maintain in all material respects its and their respective relations and goodwill with the persons having material business relationships with Safety or its subsidiaries;

In addition, Safety has agreed that, except (i) as expressly contemplated, required or permitted by the Merger Agreement, (ii) as required by applicable law or any contract in effect as of the Agreement Date, (iii) as disclosed in the confidential disclosure schedules to the Merger Agreement, or (iv) as consented to in writing by Mapfre (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the Agreement Date and the Effective Time, Safety will not, and will cause each of its subsidiaries not to:
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declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or other securities of Safety or any of its subsidiaries (other than (a) dividends or distributions declared prior to the Agreement Date, (b) the declaration and payment of a regular quarterly dividend per share of Common Stock in the ordinary course of business (and corresponding dividends, distributions or equivalents with respect to Safety equity awards, as and if required by their terms), (c) dividends or distributions resulting from the vesting or settlement of, and payment of accrued dividends on, Safety equity awards, or (d) dividends or distributions paid in cash from a direct or indirect wholly owned subsidiary of Safety to Safety or another direct or indirect wholly owned subsidiary of Safety); adjust, split, combine or reclassify any capital stock or otherwise amend the terms of any Safety or subsidiary securities; or acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than as provided under the terms of the Merger Agreement;

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sell, issue, grant or authorize the sale, issuance, or grant of any equity interests, other than the issuance of shares of Common Stock as required pursuant to the exercise, vesting or settlement of Safety equity awards, or the withholding of Common Stock to satisfy tax obligations pertaining to the vesting or settlement of Safety equity awards that, in each case, are (a) outstanding as of the Agreement Date and in accordance with the terms of the Safety equity awards (as applicable) in existence as of the Agreement Date, or (b) granted after the Agreement Date to the extent permitted by the terms of the Merger Agreement;

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except as otherwise contemplated by the Merger Agreement, amend or otherwise modify any of the terms of any outstanding Safety equity awards; provided, however, that the applicable performance levels under such Safety equity awards may be determined in accordance with their terms (including adjustments to account for non-recurring items and other items as determined appropriate by Safety);

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amend or permit the adoption of any amendment to the organizational documents of Safety or any of its subsidiaries;

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subject to the Merger Agreement, acquire any equity interest of another person (other than a wholly owned subsidiary), or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

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enter into any contract that would explicitly impose any material restriction on the right or ability of Safety or any of its subsidiaries: (i) to compete with any other person; (ii) to perform services for or sell products to any other person; (iii) to transact business with any other person; or (iv) to operate at any location in the world;

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enter into any contract that would be a material contract of Safety if in effect as of the Agreement Date, or materially amend or terminate (other than expiration in accordance with its terms), or amend, modify or waive any material right, remedy or default under, any material contract of Safety;

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sell or otherwise dispose of, or lease or license, any right, asset or property material to Safety and its subsidiaries, taken as a whole, to any other person, except transactions in the ordinary course of business or dispositions of obsolete equipment and similar assets;

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lend money to any person (other than advances to customers or Safety employees in the ordinary course of business), or guarantee any indebtedness or incur any indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business), except, in each case, any such indebtedness that is (a) solely among Safety and its subsidiaries, or (b) drawdowns in the ordinary course of business under Safety’s or any of its subsidiary’s existing credit facilities as of the Agreement Date;

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except as required pursuant to the terms of any Safety benefit plan or other contract in effect as of the Agreement Date, or as otherwise may be required by law, (a) provide for any material increase or acceleration, funding or waiver of services requirements with respect to compensation or benefits payable to any current or former director, officer or employee of Safety or any of its subsidiaries, other than (1) with respect to any current officer or employee of Safety or any of its subsidiaries below the vice president level in the ordinary course of business consistent with past practices, (2) cost of living adjustments required by applicable law, (b) grant or materially increase any material severance, termination, retention, change in control or similar compensation or benefits of any current or former director, officer, or employee of Safety or any of its subsidiaries, other than providing severance in the ordinary course of business to Safety employees terminated other than for cause (as determined by Safety in its reasonable discretion or as defined in any applicable Safety benefit plan(s) or as required by applicable law); (c) establish, adopt, enter into, amend in any material respect or terminate any Safety benefit plan or any collective bargaining plan, other than: (1) annual renewals of Safety benefit plans that are health or welfare plans in the ordinary course of business, including corresponding benefit increases, (2) entry into offer letters or other employment contracts with new hires below the vice president level, (3) entry into offer letters or other employment contracts with new hires as permitted pursuant to clause (d) below, (4) entry into consulting or contractor agreements in the ordinary course of business and terminable upon thirty (30) days’ notice or less without material penalty, (5) making annual cash bonus and other cash incentive payments based on actual or projected performance in the ordinary course of business and on the schedules and performance periods consistent with past practice, including cash annual bonus and other cash incentive payments pursuant to existing bonus and cash incentive plans, (6) the establishment of 2026 and subsequent year annual cash bonus plans (including the establishment of bonus targets and performance metrics) in the ordinary course of business, or (7) amendments to Safety benefit plans required by applicable law or to maintain tax-qualified status; or (d) hire any employee at or above the vice president level (except in order to fill any position that is vacant as of the Agreement Date or which is vacated after the Agreement Date);

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(a) change any tax accounting period or method, (b) make, change or revoke any material tax election, (c) settle or compromise any audit or proceeding in respect of any material tax liabilities, (d) file any material amended tax return, (e) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign law) with respect to any material tax, (f) surrender any right to claim a material tax refund, (g) enter into any tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any customary and commercially reasonable tax indemnification provisions in contracts entered into in the ordinary course of business a principal purpose of which is unrelated to taxes), (h) consent to the extension or waiver of the statutory period of limitations applicable to any material taxes, (i) request any tax ruling, (j) fail to pay any material taxes that are due and payable, (k) prepare any material tax return in a manner which is materially inconsistent with past practice, unless otherwise required by applicable law or (l) enter into any related party transactions among or between Safety and one or more of its subsidiaries (or among or between any of its subsidiaries) that are not conducted at arm’s length and in compliance with applicable transfer pricing rules, including Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any similar provisions of state, local or foreign tax law);

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pay, discharge, waive or settle any claim involved in any legal proceeding, other than the payment, discharge, waiver or settlement of claims under policies of insurance or reinsurance, in the ordinary course of business consistent with past practice or as reflected or reserved against in or contemplated by, Safety’s financial statements or its insurance subsidiary’s statutory statements (or the notes to such financial statements or statutory statements) for amounts not in excess of those so reflected or reserved;
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enter into any new business line that is outside their existing businesses (or a business complementary thereto or a natural extension thereof), or exit a business line that is a part of their existing businesses;

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enter into any block reinsurance transaction;

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enter into any contract or make any commitment related to real property that exceeds $1,000,000 individually or in the aggregate;

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enter into any contract or make any commitment related to information technology hardware, systems or software that exceeds $1,000,000 individually or in the aggregate;

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enter into any contract related to the marketing or sales of Safety’s or its subsidiaries’ business that exceeds $1,000,000 individually or in the aggregate;

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other than as required by changes in statutory accounting principles, GAAP or SEC rules and regulations, change any of its methods of financial accounting or financial accounting practices in any material respect, or materially alter any existing financial, underwriting, pricing, claims, claims handling, risk retention, reserving, reinsurance, investment or actuarial practice, guideline or policy, or any material assumption underlying an actuarial practice or policy; or

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authorize any of, or commit, or agree to take any of, the foregoing actions.

No Solicitation or Negotiation of Acquisition Proposals
From and after the Agreement Date, Safety agreed, and agreed to cause its subsidiaries and its and their respective representatives, to immediately cease any discussions or negotiations with respect to an Acquisition Proposal, and agreed that Safety will not, and will cause its subsidiaries and its and their respective directors and officers not to, and Safety will direct its and their representatives not to:
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initiate, solicit or knowingly encourage or knowingly facilitate, directly or indirectly, any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below in this section) (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals);

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engage in, continue or otherwise participate in, directly or indirectly, any discussions or negotiations regarding, or directly or indirectly provide or disclose any non-public information or data to any person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such person of the provisions contained in the Merger Agreement relating to Acquisition Proposals); or

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approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar contract relating to an Acquisition Proposal (other than an acceptable confidentiality agreement).

Exceptions
Notwithstanding the restrictions described above, at any time prior to the approval of the Merger Agreement and the Transactions by Safety’s stockholders, Safety and its representatives may (i) provide information in response to a request therefor by a person who has made an Acquisition Proposal after the Agreement Date if Safety did not materially violate the restrictions described above with respect to such person or Acquisition Proposal, and receives from such person a confidentiality agreement that contains provisions (other than with respect to any immaterial provisions) that are not less favorable to Safety in any material respect than the terms of the confidentiality agreement with Mapfre, and promptly (and in any event within 24 hours thereafter) makes available to Mapfre (a) written copies of such Acquisition Proposal and any other materials provided by such person and (b) any material non-public information concerning Safety or its subsidiaries that Safety provides to any such person that was not previously made available to Mapfre; (ii) engage or participate in any discussions or negotiations with any person who has made such an Acquisition Proposal; or (iii) after having complied with the terms of the Merger Agreement, authorize, adopt, approve, recommend or otherwise declare advisable or execute or enter into or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, prior to taking any action described in clause (i), (ii) or (iii) above, the Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, and, in each such case referred to in clause (i), (ii) or (iii) above, the Board determines in good faith, after consultation with outside legal counsel, based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal, and, prior to taking any action described in clause (iii) above, the Board also determines in good faith, after consultation with outside legal counsel, that such Acquisition Proposal is a Superior Proposal.
For purposes of this proxy statement:
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“Acquisition Proposal” means any bona fide written offer, proposal or similar indication of interest contemplating or otherwise relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest by Mapfre, Merger Subsidiary or one of Mapfre’s other subsidiaries).

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“Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving: (i) any acquisition or purchase by any person, directly or indirectly, of more than 20% of any class of outstanding voting or equity securities of Safety, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such person beneficially owning more than 20% of any class of outstanding voting or equity securities of Safety; (ii) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving Safety and any person that, if consummated, would result in such person beneficially owning more than 20% of any class of outstanding voting or equity securities of Safety; or (iii) any sale, lease, exchange, transfer or other disposition to any person of more than 20% of the consolidated assets, revenue or net income of Safety and its subsidiaries (with assets being measured by the fair market value thereof); provided that, for the avoidance of doubt, all references to “person” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act but shall exclude Mapfre or any of its affiliates or representatives.

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“Competing Acquisition Transaction,” as used below, has the same meaning as “Acquisition Transaction” except that all references therein to “20%” will be references to “50%.”

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“Superior Proposal” means a bona fide Acquisition Proposal that if consummated would result in a person owning, directly or indirectly, (i) more than 50% of the outstanding shares of Common Stock or (ii) more than 50% of the consolidated assets of Safety and its subsidiaries, taken as a whole, in either case, which the Board determines in good faith, if consummated, would result in a transaction more favorable to Safety’s stockholders from a financial point of view than the Merger, taking into account at the time of determination all circumstances deemed relevant by the Board, including various legal, financial, regulatory and financing aspects of the Acquisition Proposal, all the terms and conditions of such Acquisition Proposal and the Merger Agreement, any changes to the terms of the Merger Agreement offered by Mapfre in writing in response to such Acquisition Proposal, and the anticipated timing, conditions and the ability of the third party making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal.

No Change in Recommendation or Alternative Acquisition Agreement
Subject to the exceptions set forth in the Merger Agreement, the Board and each committee of the Board may not (with any action described in the following bullets being referred to as a “Change of Recommendation”):
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withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) the Board’s recommendation with respect to the Merger;

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approve, adopt, recommend (publicly or otherwise) an Acquisition Proposal;

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fail to include the Board’s recommendation in this proxy statement; or

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fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (other than any tender offer or exchange offer by Mapfre or Merger Subsidiary) promptly, and in any event within five business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (it being understood and agreed that any communication made in accordance with the terms of the Merger Agreement, or the failure of the Board to take a position with respect to such tender offer or exchange offer, will not be deemed a Change of Recommendation if such communication is made or such position is taken prior to the fifth business day after the commencement of such tender offer or exchange offer).

In addition, subject to the exceptions set forth in the Merger Agreement, the Board may not cause or permit Safety or its subsidiaries to enter into an alternative acquisition agreement relating to any Acquisition Proposal.
Fiduciary Exception
Notwithstanding the foregoing, at any time prior to the approval of the Merger Agreement and the Merger by Safety’s stockholders, the Board may make a Change of Recommendation (i) in connection with a Superior Proposal or (ii) other than in connection with an Acquisition Proposal, in response to a Change occurring after the Agreement Date that was not known by the Board prior to the Agreement Date (an “Intervening Event”), in either case of clause (i) or (ii), only if the Board determines in good faith, following consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that neither the Board nor Safety may take any of the foregoing actions unless:
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Safety did not materially violate, with respect to such Superior Proposal, its obligations with respect to soliciting Acquisition Proposals described above;

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Safety has provided prior written notice to Mapfre at least four business days in advance to the effect that the Board intends to take such action (which notice will include in reasonable detail the circumstances giving rise to such action);

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Safety has, during such four-business-day period, negotiated with Mapfre and its representatives in good faith (to the extent Mapfre desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement such that with respect to any such actions taken in connection with (i) an Acquisition Proposal, such Acquisition Proposal ceases to constitute a Superior Proposal and the need to effect a Change of Recommendation or terminate the Merger Agreement is obviated; or (ii) an Intervening Event, the Board could no longer make a determination that taking such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law; provided, however, that in the event of any material revision to the terms of such Superior Proposal, Safety will be required to deliver a new written notice to Mapfre (with a notice period of three business days for such revised notice) and to comply with the requirements set forth in the Merger Agreement with respect to a Superior Proposal contemplated thereby; and

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at or following the end of such notice period, the Board has determined in good faith based on the information then available that with respect to any such action to be taken in connection with (i) an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal, or (ii) an Intervening Event, the Board continues to make a determination that taking such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, in each case taking into account (and in consultation with outside counsel) any revisions to the Merger Agreement made or proposed in writing by Mapfre prior to the time of such determination.

Certain Permitted Disclosure
Nothing in the Merger Agreement will prevent Safety from complying with its disclosure obligations under U.S. federal securities laws with regard to an Acquisition Proposal, provided that Safety must nevertheless comply with its obligations under the Merger Agreement with respect to making a Change of Recommendation.

Existing Discussions
Upon execution and delivery of the Merger Agreement, Safety was required under the terms of the Merger Agreement to (i) cease and cause to be terminated any activities, discussions or negotiations with any third parties conducted with respect to any Acquisition Proposal, (ii) cease providing any information to any such third party or its representatives, (iii) terminate all access granted to any such third party and its representatives to any physical or electronic data room, and (iv) seek to have returned to Safety or destroyed any material non-public information concerning Safety that was furnished to any third party with whom a confidentiality agreement was entered into after January 1, 2026 in connection with its consideration of an Acquisition Proposal (and which remains in effect as of the Agreement Date).
Special Meeting
Safety must take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene and hold a meeting of Safety’s stockholders as promptly as reasonably practicable following the Agreement Date (but in any event, no later than 35 business days following the filing of the definitive proxy statement) to consider and vote upon the adoption of the Merger Agreement.
Safety is generally not permitted to adjourn or postpone the Special Meeting without the consent of Mapfre (not to be unreasonably withheld, conditioned or delayed); however, under certain specified conditions, including (i) if Safety believes in good faith, after consultation with its outside proxy solicitor, that it will not receive proxies sufficient to obtain the requisite stockholder approval, whether or not a quorum is present, (ii) if necessary to ensure that any required supplement or amendment to the proxy statement is delivered to stockholders, or (iii) if such adjournment or postponement is required by applicable law, Safety may adjourn or postpone the Special Meeting without Mapfre’s consent; provided that, in the case of clause (i), the adjournment is not more than ten business days on a given occasion.
Proxy Statement
Safety was required to file with the SEC, as promptly as reasonably practicable after the Agreement Date, and to use reasonable best efforts to file no later than 30 business days after the Agreement Date, this proxy statement in preliminary form relating to the Special Meeting and, subject to Safety’s ability to make a Change of Recommendation as described above, include the recommendation of the Board that Safety’s stockholders adopt the Merger Agreement and approve the Transactions in the proxy statement. Each of Mapfre and Safety is required to provide the other with information as may be reasonably necessary or advisable in connection with this proxy statement and the resolution of any comments in respect thereof received by the SEC. Safety is required to provide Mapfre and its representatives a reasonable opportunity to review and comment on this proxy statement and any other relevant documentation, and is required to consider in good faith any comments on each document that are reasonably proposed by Mapfre and its representatives.
Efforts to Complete the Merger; Regulatory Approvals
Safety and Mapfre agreed to cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the Merger Agreement and applicable laws, including all regulatory laws, to consummate and make effective the Merger as soon as practicable after the Agreement Date, including: (i) preparing and filing, as promptly as practicable, any filings required under applicable regulatory laws, including making the required filing under the HSR Act within 15 business days of the Agreement Date, and Mapfre filing the Form A required to be filed with the Massachusetts Commissioner of Insurance no later than 25 business days after the Agreement Date, (ii) preparing and filing or submitting all documentation to effect all necessary notices, reports and other filings to, and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from, any third party and/or any governmental authority in order to consummate the Merger and the other Transactions, and (iii) executing and delivering any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of the Merger Agreement. Mapfre will be responsible for all filing fees payable to a governmental authority in connection with all filings pursuant to regulatory laws contemplated under the Merger Agreement.

Subject to the immediately following paragraph, Safety and Mapfre have agreed to use reasonable best efforts to take, or cause to be taken, the following actions:
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the prompt provision to each and every federal, state, local or foreign court or governmental authority of non-privileged information and documents requested by any governmental authority that are necessary, proper or advisable to permit consummation of the Transactions, including complying with any request for additional information issued under the HSR Act or by the Federal Trade Commission or Antitrust Division of the U.S. Department of Justice and, with respect to the Form A, any request for information and documents or amendment of the Form A by the Massachusetts Commissioner of Insurance;

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any and all steps to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would, or would reasonably be expected to, delay, restrain, prevent, enjoin or otherwise prohibit the consummation of the Transactions, including by defending in good faith through litigation on the merits and appealing any claim asserted in any court, agency or other proceeding by any governmental authority or third party, seeking to delay, restrain, prevent, enjoin or otherwise prohibit the consummation of such Transactions; and

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in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Transactions in accordance with the terms of the Merger Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by the preceding clause) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by the Merger Agreement.

In no event shall Mapfre or its subsidiaries (including Merger Subsidiary and, after the Closing, the Surviving Corporation and its subsidiaries) or affiliates be required to agree to, or Safety be permitted to agree to, (i) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, including after giving effect to the Transactions, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions, (iii) any limitation on its or their ability to effect the Merger, or the ability of Mapfre (or Merger Subsidiary) or its or their respective subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of Safety or any of its subsidiaries, or (iv) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations, including after giving effect to the Transactions. Furthermore, neither Safety nor any of its subsidiaries is required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any contract, in each case unless such payment, consideration or security is contingent upon the occurrence of the Closing.
The Merger Agreement also provides that Mapfre will not, and will cause its affiliates not to, enter into, agree to enter into, or consummate any contracts, or any arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, equity interests, assets or rights in or of any person, in each case, that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Mapfre, Safety or any of their respective affiliates to procure, any authorizations, consents, orders, declarations or approvals of any governmental authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, (ii) materially increase the risk of any governmental authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger, or (iii) cause Mapfre, Safety or any of their respective affiliates to be required to obtain any additional clearances, consents, approvals or waivers under any laws with respect to the Merger and the other Transactions.

Indemnification and Insurance
The Merger Agreement provides that Mapfre, the Surviving Corporation and its subsidiaries, during the six-year period commencing at the Effective Time, will honor and fulfill in all respects the indemnification, exculpation, and advancement obligations of Safety and its subsidiaries to any of their respective current or former directors and officers and any person who becomes a director or officer of Safety or any of its subsidiaries prior to the Effective Time (the “Indemnified Persons”) for any matters arising out of acts or omissions occurring at or prior to the Effective Time, or matters by reason of an Indemnified Person’s status as such, in each case, as provided in Safety’s or its subsidiaries’ certificate of incorporation and bylaws (or other similar organizational documents), any prior charter or bylaw provision that may apply under Section 145(f) of the DGCL, and any indemnification or other agreement between any Indemnified Person and Safety or any of its subsidiaries in effect as of the Effective Time. In addition, during the six-year period commencing at the Effective Time, the Surviving Corporation and Mapfre will (and Mapfre will cause the Surviving Corporation and Safety’s subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and Safety’s subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any matters arising out of acts or omissions at or prior to the Effective Time, or matters by reason of an Indemnified Person’s service for or status with Safety or any of its subsidiaries, that are at least as favorable to the Indemnified Persons as the indemnification, exculpation and advancement of expenses provisions set forth in Safety’s or its subsidiaries’ certificate of incorporation and bylaws (or other similar organizational documents), as applicable, and any indemnification or other agreement between any Indemnified Person and Safety or any of its subsidiaries, and such provisions may not be repealed, amended or otherwise modified (whether by operation of law or otherwise) in any manner adverse to any Indemnified Person except as required by applicable law.
In addition, the Merger Agreement provides that during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Mapfre will cause the Surviving Corporation and its subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including a duty to advance and indemnify for attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, arising, directly or indirectly, out of or pertaining, directly or indirectly, to any action or omission or alleged action or omission in such Indemnified Person’s capacity as a director, officer, employee or agent of Safety or any of its subsidiaries or other affiliates for any matters arising out of acts or omissions occurring, or an Indemnified Person’s status as such, at or prior to the Effective Time; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Mapfre a written notice asserting a claim for indemnification or advancement as described above, then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, the Surviving Corporation will pay and/or advance all reasonable fees and expenses of any counsel retained by an Indemnified Person promptly after statements therefor are received.
In addition, without limiting the foregoing, the Merger Agreement permits Safety, prior to the Effective Time, to purchase a six-year “tail” prepaid policy on Safety’s current or renewal directors’ and officers’ liability insurance or reasonable replacement insurance policies with insurers at Safety’s sole discretion (“D&O Insurance”), provided, however, that the maximum aggregate annual premium for such “tail” insurance policies will not exceed 300% of the aggregate annual premium paid by Safety for coverage pursuant to its most recent renewal under the D&O Insurance. The Surviving Corporation will (and Mapfre will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder.
Employee Matters
From the Effective Time until the first anniversary of the Effective Time or, if earlier, the date of a Covered Employee’s (as defined below) termination of employment, Mapfre has agreed to either provide or cause the Surviving Corporation or its subsidiaries to provide the following for each employee of Safety and its subsidiaries immediately prior to the Effective Time (each a “Covered Employee”):

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(i) base salary or base wages, as applicable, that are substantially comparable to the base salary or base wages provided to such Covered Employee immediately prior to the Effective Time; (ii) cash bonus, commission opportunities, or other incentive compensation that are substantially comparable to the cash bonus, commission opportunities, or other incentive compensation provided to such Covered Employee immediately prior to the Effective Time; (iii) retirement benefits and health and welfare benefits (excluding any defined benefit pension plan) that are no less favorable than the retirement benefits and health and welfare benefits provided to such Covered Employee immediately prior to the Effective Time; and (iv) to the extent provided to similarly situated employees of Mapfre and its affiliates, equity or equity-based compensation opportunities that are no less favorable in the aggregate than the equity or equity-based compensation opportunities provided to such similarly situated employees of Mapfre and its affiliates;

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severance benefits, for any Covered Employee whose employment is terminated by Mapfre, the Surviving Corporation or any of its subsidiaries without cause (or, if applicable, who resigns for good reason as defined in any applicable Safety benefit plan), that are no less favorable than the greater of the severance benefits (i) provided immediately prior to the Closing, including pursuant to Safety’s severance benefits practices or any applicable employee agreement, or (ii) made available to similarly situated employees of Mapfre or its affiliates; provided that Mapfre may condition such payments and benefits upon the execution by the applicable Covered Employee of a commercially standard release of claims in a form reasonably satisfactory to Mapfre.

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for Covered Employees who first become eligible to participate in any employee benefit plan, program, policy, or arrangement of Mapfre or the Surviving Corporation or any of their respective subsidiaries (collectively, “Parent Benefit Plan”) following the Effective Time, Mapfre will or will cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the Safety benefit plans that the Covered Employee participated in immediately prior to coverage under the Parent Benefit Plan and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Parent Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the Safety benefit plan in which the Covered Employee participated immediately prior to coverage under the Parent Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Benefit Plan;

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recognize all service of each Covered Employee prior to the Effective Time to Safety (or any predecessor entities of Safety and its subsidiaries) for all purposes, including vesting, eligibility, vacation and other paid time off accrual (but excluding benefit accrual purposes under any defined benefit pension plan or retiree medical benefits) to the same extent as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Safety benefit plan in which such Covered Employee participated immediately prior to the Effective Time; provided that in each case such actions do not result in any duplication of benefits for the same period of service; and

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Mapfre has agreed that it will not, and will cause the Surviving Corporation and its subsidiaries not to, effectuate a “mass layoff” or “plant closing” (as those terms are defined under the WARN Act or any similar foreign, state or local law) at any time prior to the date that is 91 days after the Closing Date.

Safety is required to take all actions necessary or appropriate to terminate, effective no later than the day prior to the Effective Time, any Safety benefit plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code, subject to applicable law. Mapfre will cause a tax-qualified defined contribution savings plan established by Mapfre to accept the direct rollover of each Covered Employee’s account balance (including the in-kind rollover of promissory notes evidencing participant loans) from such terminated plan, for each Covered Employee who elects a direct rollover in accordance with the terms of the terminated plan and the Code.
In addition, Safety is required to take all actions necessary to terminate its Non-Qualified Deferred Compensation Plan effective as of the Effective Time, in accordance with the terms of the plan and applicable law, including Section 409A of the Code, and to provide that all account balances under the Non-Qualified

Deferred Compensation Plan will become fully vested and be paid upon the earlier of a date within seven days prior to the one-year anniversary of the Closing and the date such amounts are otherwise payable under the terms of the plan, subject to the requirements of Section 409A of the Code. Mapfre will cause Safety to continue to maintain the rabbi trust applicable to the Non-Qualified Deferred Compensation Plan with assets sufficient to pay all accrued benefits due at the time of payment.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants related to:
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Safety providing Mapfre, upon reasonable advance notice, reasonable access during normal business hours to Safety’s and its subsidiaries’ books, records, tax returns, material operating and financial reports, work papers, assets, officers, offices and other facilities, contracts and other documents and information relating to Safety and its subsidiaries, solely as may be necessary for Mapfre to prepare for the Closing and the integration of Safety following the Closing;

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cooperation between the parties to delist Safety’s securities from Nasdaq and deregister Safety’s securities under the Exchange Act as promptly as practicable after the Effective Time;

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cooperation between Safety and Mapfre in connection with public announcements;

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the notification of certain matters and the settlement of any litigation in connection with the Merger Agreement, including Mapfre’s right (at its own expense and subject to a customary joint defense agreement) to participate in the defense, settlement or prosecution of any transaction-related litigation, and the requirement that Safety obtain Mapfre’s written consent (not to be unreasonably withheld, conditioned or delayed) before compromising, settling or coming to any arrangement regarding such litigation;

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causing any dispositions of Common Stock and Safety equity awards resulting from the Merger by each individual who is or may become subject to reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 of the Exchange Act;

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Mapfre causing Merger Subsidiary and the Surviving Corporation, as applicable, to fully comply with all of their respective obligations under the Merger Agreement;

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Mapfre, as the sole stockholder of Merger Subsidiary, adopting the Merger Agreement and approving the Transactions by written consent immediately following the execution and delivery of the Merger Agreement;

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Mapfre’s obligation to obtain, and to take all actions necessary, proper or advisable to obtain, the financing contemplated by the Equity Commitment Letter, including fully enforcing Mapfre SA’s obligations and, at Safety’s request, filing one or more lawsuits against Mapfre SA to enforce those obligations; and

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Safety and the Board granting such approvals and taking such actions as are necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement, and otherwise acting to eliminate or minimize the effects of any applicable takeover statute or similar law.

Conditions to Completion of the Merger
The respective obligations of Safety, Mapfre and Merger Subsidiary to complete the Merger are subject to the satisfaction or waiver of the following conditions:
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the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon;

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the waiting periods (and any extensions thereof) applicable to the Closing under the HSR Act must have expired or been terminated, and the approval of the Massachusetts Commissioner of Insurance and each of the other consents, approvals, authorizations and clearances of, and expirations or terminations of waiting periods (and any extensions thereof) from, the governmental authorities set forth on the confidential disclosure schedules to the Merger Agreement (as further detailed in the section of this proxy statement captioned “The Merger—Regulatory Approvals”) must have been obtained, made or received, as applicable; and
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the absence of any applicable law, regulation or order issued by a governmental authority that is in effect and that has the effect of making the Merger illegal or that has the effect of prohibiting, enjoining, preventing or restraining the Closing.

The obligations of Mapfre and Merger Subsidiary to effect the Merger are further subject to the satisfaction or waiver of the following additional conditions at or prior to the Closing:
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Safety must have performed, or complied with, in all material respects its agreements, covenants and other obligations required by the Merger Agreement to be performed or complied with by Safety at or prior to the Closing;

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certain representations and warranties of Safety relating to Safety’s capitalization must be true and correct at and as of the Agreement Date and as of the Closing as if made at and as of such time (except, in each case, for those capitalization representations that address matters only as of a particular date (which representations must have been true and correct in all material respects as of such particular date)), except where the failure to be true and correct would not reasonably be expected to result in additional cost, expense or liability to Safety, Mapfre and their respective affiliates, individually or in the aggregate, of more than $10,000,000;

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certain fundamental representations and warranties relating to Safety’s organization, capitalization (other than share and award counts), authorization, conflicts with organizational documents, and the absence of broker’s or finder’s fees must, to the extent not subject to a “Company Material Adverse Effect” or other materiality qualification, be true and correct in all material respects, and, to the extent subject to such a qualification, be true and correct in all respects, in each case at and as of the Agreement Date and at and as of the Closing (except, in each case, for those representations and warranties that address matters only as of a particular date (which representations must have been true and correct in all material respects as of such particular date));

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the other representations and warranties of Safety set forth in the Merger Agreement (other than those described in the preceding two bullets above) must be true and correct at and as of the Agreement Date and at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect), as though made at and as of such time, (except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date)), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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The representation of Safety that since its most recent Quarterly Report on Form 10-Q, there has not occurred any Change that would reasonably be expected to have a Company Material Adverse Effect, must be true and correct in all respects at and as of the Agreement Date and at and as of the Closing; and

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the receipt by Mapfre of a certificate, signed for and on behalf of Safety by an executive officer of Safety, confirming that the Closing conditions have been satisfied.

In addition, the obligations of Safety to effect the Merger are further subject to the satisfaction (or waiver by Safety) of the following additional conditions at or prior to the Closing:
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Mapfre and Merger Subsidiary must have performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by each of them at or prior to the Closing;

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the representations and warranties of Mapfre and Merger Subsidiary set forth in the Merger Agreement must be true and correct at and as of the Agreement Date and at and as of the Closing (without regard to any qualifications therein as to materiality or Parent Material Adverse Effect (as defined below)) as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and

•
the receipt by Safety of a certificate, signed for and on behalf of Mapfre and Merger Subsidiary by an executive officer of each of Mapfre and Merger Subsidiary, confirming that the Closing conditions have been satisfied.

For purposes of this proxy statement, “Parent Material Adverse Effect” means any Change that, individually or in the aggregate, would or would be reasonably likely to prevent, materially impair, materially delay or otherwise have a material adverse effect on the ability of Mapfre or Merger Subsidiary to perform their respective obligations under the Merger Agreement or to consummate the Merger and the other Transactions in accordance with the terms of the Merger Agreement.
Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the requisite approval of Safety’s stockholders (except as otherwise provided in the Merger Agreement), only as follows:
•
by mutual written consent of Mapfre and Safety;

•
by either Mapfre or Safety, if the Effective Time has not occurred on or before July 23, 2027 (the “Termination Date”); provided, that if the Closing has not occurred by such date because the governmental approval condition or the legal prohibition condition (to the extent relating to any regulatory law) has not been satisfied while all other conditions have been satisfied or waived (other than those that by their nature are to be satisfied at the Closing), then the Termination Date will automatically be extended to January 23, 2028, and such date will become the Termination Date for purposes of the Merger Agreement; provided, further, however, that this termination right will not be available to any party whose failure to perform or comply with any agreement, covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to have occurred on or before the Termination Date;

•
by either Mapfre or Safety, if the Special Meeting has been held and concluded and Safety’s stockholders have failed to approve the Merger Agreement at such meeting or at any adjournment or postponement of such meeting; or

•
by either Mapfre or Safety, if a law, regulation or order in a jurisdiction or from a governmental authority identified in the governmental-approval or legal-restraint Closing conditions permanently restrains, enjoins or otherwise prohibits the Closing becomes final and non-appealable; or

by Safety:
•
in the event that (i) Safety has not then materially breached the Merger Agreement and (ii) (a) either Mapfre or Merger Subsidiary has breached, failed to perform or violated its respective covenants or agreements under the Merger Agreement, or (b) any of the representations and warranties of Mapfre or Merger Subsidiary set forth in the Merger Agreement have become inaccurate, and in either case of clause (a) or clause (b), where such breach, failure to perform, violation or inaccuracy (x) would result in the failure of any of the conditions set forth in the Merger Agreement, and (y) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by Mapfre and Merger Subsidiary before the earlier of (A) the business day immediately prior to the Termination Date and (B) the 30th calendar day following receipt of written notice from Safety of such breach, failure to perform, violation or inaccuracy; or

•
at any time prior to the time the requisite approval of the Merger Agreement and the Transactions by Safety’s stockholders is obtained, if (i) the Board authorizes Safety, subject to complying in all material respects with the terms of the Merger Agreement, to enter into an alternative acquisition agreement with respect to a Superior Proposal; and (ii) Safety pays to Mapfre the Company Termination Fee in accordance with the terms of the Merger Agreement; or

by Mapfre:
•
in the event that (i) neither Mapfre nor Merger Subsidiary has then materially breached the Merger Agreement and (ii) (a) Safety has breached, failed to perform or violated its covenants or agreements under the Merger Agreement, or (b) any of the representations and warranties of Safety set forth in the Merger Agreement have become inaccurate, and in either case of clause (a) or clause (b), where such breach, failure to perform, violation or inaccuracy (x) would result in the failure of any of the conditions set forth in the Merger Agreement, and (y) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by Safety before the earlier of (A) the business day immediately prior to the Termination Date and (B) the 30th calendar day following receipt of written notice from Mapfre of such breach, failure to perform, violation or inaccuracy; or
•
at any time prior to the time the requisite approval of the Merger Agreement and the Transactions by Safety’s stockholders is obtained, in the event that the Board (or any committee thereof) has effected, and not withdrawn, a Change of Recommendation.

Termination Fees and Expenses
Safety must pay Mapfre the Company Termination Fee when the Merger Agreement is terminated under the following circumstances:
•
either Safety or Mapfre terminates the Merger Agreement because the Special Meeting has been held and concluded and Safety’s stockholders failed to approve the Merger Agreement, and, following execution of the Merger Agreement and prior to the vote at the Special Meeting (or any adjournment or postponement thereof), an offer or proposal for a Competing Acquisition Transaction is publicly announced or becomes publicly known and is not publicly withdrawn prior to the Special Meeting, and, within 12 months following such termination, the Competing Acquisition Transaction is consummated, or Safety enters into an alternative acquisition agreement with respect to a Competing Acquisition Transaction that is subsequently consummated;

•
Safety terminates the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal; or

•
Mapfre terminates the Merger Agreement following an effected and unwithdrawn Change of Recommendation by the Board.

In no event will Safety be required to pay the Company Termination Fee on more than one occasion.
Mapfre must pay Safety the Parent Termination Fee when the Merger Agreement is terminated by either Safety or Mapfre because the Effective Time has not occurred on or before the Termination Date or because a law, regulation or order permanently restraining, enjoining or otherwise prohibiting the Closing has become final and non-appealable, and, at the time of such termination, all conditions to the Closing have been satisfied or waived (other than those that by their nature are to be satisfied at the Closing) except for the conditions relating to regulatory approvals and any legal restraint relating to regulatory law.
Modification or Amendment
Subject to applicable law, the Merger Agreement may be amended by the parties only by execution and delivery of an instrument in writing signed on behalf of each of Mapfre, Merger Subsidiary and Safety. However, after approval of the Merger Agreement by Safety’s stockholders, no amendment to the Merger Agreement that requires the further approval of such stockholders may be made without such further approval.
Specific Performance
The parties to the Merger Agreement will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement.

No Third-Party Beneficiaries
The Merger Agreement is not intended to and does not confer any rights or remedies upon any person other than the parties thereto and their respective successors and permitted assigns, with certain exceptions, including:
•
the indemnification and insurance rights of the Indemnified Persons described in the section entitled “Indemnification and Insurance” above;

•
from and after the Effective Time, the right of the holders of Common Stock and Safety equity awards to receive the Merger Consideration and the other merger consideration payable in respect of such equity awards in accordance with the Merger Agreement; and, prior to the Effective Time, Safety’s right, on behalf of the holders of Common Stock and Safety equity awards, to pursue claims for damages (which may include, if proven and as determined by a court of competent jurisdiction, damages based on the loss of the economic benefits of the Merger to such holders, taking into account the amount of the Merger Consideration and the loss of premium offered to such holders) in the event of a breach of the Merger Agreement by Mapfre or Merger Subsidiary, with Safety having the sole and exclusive right to enforce such claims as agent for such holders.

Governing Law
The Merger Agreement is governed by Delaware law.

VOTING AND SUPPORT AGREEMENTS
Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Mapfre’s and Merger Subsidiary’s willingness to enter into the Merger Agreement, each of Safety’s directors and executive officers who beneficially owns shares of Common Stock entered into the Voting Agreements. As of the Record Date, the directors and executive officers of Safety beneficially owned, in the aggregate, approximately [•]% of the outstanding shares of Common Stock entitled to vote at the Special Meeting.
Pursuant to the Voting Agreements, each stockholder has agreed, among other things, to vote all of such stockholder’s shares of Common Stock in favor of the approval of the Merger Agreement and any other matters necessary to secure the stockholder approval. Each stockholder has also agreed to vote such shares against (a) any action or agreement that would reasonably be expected to (i) result in any of the Closing conditions set forth in the Merger Agreement not being satisfied or (ii) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Safety under the Merger Agreement, and (b) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, frustrate, delay, interfere with or materially and adversely affect the consummation of the Merger and the other Transactions. Each Voting Agreement also requires the stockholder to be present in person or by proxy at every meeting of the stockholders in order for such stockholder’s shares to be counted as present for purposes of establishing a quorum. In addition, each stockholder granted an irrevocable proxy to Mapfre, which becomes effective only if the stockholder fails to perform his or her voting obligations as of the date that is three business days prior to the date of any applicable meeting of Safety’s stockholders.
Each stockholder has agreed not to, directly or indirectly, transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of any of such stockholder’s shares through the Special Meeting date, subject to customary carve-outs for routine transactions. Any transfer or attempted transfer of any shares by a stockholder in violation of the transfer restrictions set forth in the Voting Agreements shall be null and void and of no effect whatsoever. Each stockholder has also agreed not to solicit proxies or become a “participant” in a “solicitation” in opposition to any Acquisition Proposal, initiate a stockholders’ vote with respect to an Acquisition Proposal, or become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.
Each stockholder has agreed to waive any right of appraisal or rights to dissent from the Merger that such stockholder may have under the DGCL by virtue of ownership of the shares.
Each stockholder signed the Voting Agreement solely in his or her capacity as the record and beneficial owner of the covered shares, and not as a Safety director or officer. Nothing in the Voting Agreements limits or affects any action or omission taken in a director or officer capacity, including in exercising Safety’s rights under the Merger Agreement, and nothing restricts a stockholder from exercising his or her fiduciary duties to Safety, its subsidiaries or their stockholders.
Each Voting Agreement automatically terminates upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement is validly terminated pursuant to its terms, (c) any amendment, modification or waiver of any term or provision of the Merger Agreement, without the prior written consent of the stockholder, in a manner that is adverse in any material respect to the stockholders of Safety or that imposes any restriction on the stockholder’s right to receive the Merger Consideration, the Company RSA Merger Consideration, or the Company PSA Merger Consideration, or that effects any reduction in the amount of, or change in the form of, the Merger Consideration, the Company RSA Merger Consideration, or the Company PSA Merger Consideration, or that otherwise adversely affects such consideration, (d) the written agreement of the stockholder, Mapfre and Safety to terminate the Voting Agreement, and (e) a Change of Recommendation.
The foregoing description of the Voting Agreements is qualified in its entirety by reference to the form of Voting Agreement attached as Annex B to this proxy statement, which is incorporated by reference herein.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to adopt the Merger Agreement and approve the Transactions.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “—The Merger” and “—The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the Merger Proposal. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.
The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL
Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, require that we submit a proposal to Safety’s stockholders for a non-binding, advisory vote to approve the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger.
The compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is summarized and included under the section of this proxy statement captioned “The Merger—Interests of Directors and Executive Officers in the Merger.” That summary includes all the compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger as of the date of this proxy statement.
The Board encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement.
The Board recommends that our stockholders approve the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the stockholders of Safety approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable to Safety’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger—Interests of Directors and Executive Officers in the Merger.’”
The affirmative vote of holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter, provided that a quorum is present, is required to approve this Compensation Proposal. The vote on this advisory proposal is a vote separate and apart from the vote to adopt the Merger Proposal. Accordingly, you may vote to approve the proposal to adopt the Merger Proposal and vote not to approve this Compensation Proposal and vice versa. Because the vote on this advisory proposal is advisory only, it will not be binding on either Safety or Mapfre. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our stockholders.
The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any necessary supplement or amendment to the proxy statement is provided to Safety’s stockholders. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to allow Safety’s stockholders to review any supplement or amendment to this proxy statement, or to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting, including proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
The Board unanimously recommends that you vote “FOR” this proposal.

OTHER MATTERS
As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

MARKET PRICE OF COMMON STOCK
Our Common Stock is listed for trading on Nasdaq under the symbol “SAFT.” The closing price of Common Stock on Nasdaq on July 22, 2026 was $72.50 per share of Common Stock. On [•], 2026, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Common Stock on Nasdaq was $[•] per share of Common Stock. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares of Common Stock.
At the close of business on [•], 2026, [•] shares of Common Stock were issued and outstanding, held by approximately [•] holders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
On August 5, 2026, our Board of Directors approved and declared a quarterly cash dividend of $0.92 per share which will be paid on September 15, 2026 to stockholders of record on September 1, 2026. Pursuant to the terms of the Merger Agreement, during the pendency of the Merger, Safety is prohibited from declaring, setting aside, making or paying any dividend or other distribution with respect to the capital stock of Safety, other than (i) the payment of dividends or distributions declared prior to the Agreement Date, (ii) the declaration and payment by Safety of a regular quarterly dividend per share of Common Stock in the ordinary course of business (and corresponding dividends, distributions or equivalents with respect to the Safety equity awards, as and if required by the terms thereof), (iii) dividends or distributions resulting from the vesting or settlement of, and payment of accrued dividends on, the Safety equity awards, or (iv) dividends or distributions paid in cash from a direct or indirect wholly owned subsidiary to Safety or another direct or indirect wholly owned subsidiary. Dividends are declared and paid at the discretion of the Board, and while there can be no assurance as to declaration, amount or timing of dividends in the future, we plan to continue to declare and pay quarterly cash dividends in 2026, depending on our financial position and the regularity of our cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our Common Stock for each person known to Safety to beneficially own 5% or more of our outstanding Common Stock, each member of the Board, each of Safety’s named executive officers, and all members of the Board and Safety’s executive officers as a group. Applicable percentage ownership is based on 14,680,482 shares of our Common Stock outstanding as of August 15, 2026. This number excludes 3,419,947 shares held in treasury. Unless otherwise indicated, all persons named as beneficial owners of our Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Shares of our Common Stock issuable pursuant to equity awards that are currently vested or will vest within 60 days of August 15, 2026 are deemed to be outstanding and beneficially owned by the person holding the stock options or equity awards for purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each stockholder listed below is c/o Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110.
Name and Address of Beneficial Owner	Beneficially Owned	Percentage
(a) Certain beneficial owners:
BlackRock, Inc.(1) 50 Hudson Yards New York, New York 10001	2,134,011	14.5%
Vanguard Portfolio Management LLC(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	851,434	5.8%
State Street Corporation(3) One Congress Street, Suite 1 Boston, Massachusetts 02114	757,977	5.2%
Vanguard Capital Management LLC(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	760,299	5.2%
(b) Directors and named executive officers:
John P. Drago	32,165	*
Paul J. Narciso	40,349	*
George M. Murphy	117,410	*
Stephen A. Varga	31,503	*
Christopher T. Whitford	23,158	*
Charles J. Brophy III	12,083	*
John D. Farina	5,083	*
Deborah E. Gray	5,083	*
Dennis J. Langwell	9,083	*
Thalia M. Meehan	10,083	*
Mary C. Moran	7,083	*
All directors and executive officers as a group (14 persons)	326,618	2.2%

Represents less than 1% of the shares of Common Stock outstanding as of August 15, 2026.
(1)
Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. on July 17, 2025. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 2,098,689 shares and sole dispositive power over 2,134,011 shares.

(2)
Based solely on information contained in a Schedule 13G filed by Vanguard Portfolio Management LLC on April 29, 2026. According to the Schedule 13G, Vanguard Portfolio Management LLC has sole voting power over 5,674 shares, shared voting power over none of the reported shares, sole dispositive power over 851,434 shares and shared dispositive power over none of the reported shares.
(3)
Based solely on information contained in a Schedule 13G filed by State Street Corporation on May 12, 2026. According to the Schedule 13G, State Street Corporation has sole voting power over none of the reported shares, shared voting power over 722,270 shares, sole dispositive power over none of the reported shares and shared dispositive power over 757,977 shares.

(4)
Based solely on information contained in a Schedule 13G filed by Vanguard Capital Management LLC on April 30, 2026. According to the Schedule 13G, Vanguard Capital Management LLC has sole voting power over 108,759 shares, shared voting power over none of the reported shares, sole dispositive power over 760,299 shares and shared dispositive power over none of the reported shares.

APPRAISAL RIGHTS
General
If the Merger is consummated, record holders and beneficial owners of shares of Common Stock who have not voted in favor of the adoption of the Merger Agreement or consented to such adoption in writing and who have properly exercised appraisal rights with respect to such adoption in accordance with, and who have complied with, Section 262 of the DGCL with respect to such shares of Common Stock will be entitled to receive such consideration as will be determined pursuant to Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is accessible, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to (i) a “stockholder” are to the record holder of shares of Common Stock unless otherwise expressly noted therein or herein, (ii) a “beneficial owner” are to a person who is the beneficial owner of shares of Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted therein or herein, and (iii) a “person” are to an individual, corporation, partnership, unincorporated association or other entity.
Under Section 262, if the Merger is consummated, stockholders and beneficial owners who (i) properly deliver a written demand for appraisal of their shares of Common Stock before the taking of the vote on the proposal to adopt the Merger Agreement, (ii) do not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement, (iii) continuously hold of record or beneficially own, as applicable, such shares upon the making of a demand under clause (i) through the Effective Time, (iv) do not thereafter withdraw their demand for appraisal or otherwise lose their appraisal rights in each case in accordance with the DGCL and (v) otherwise meet the criteria and strictly follow the procedures set forth in Section 262 will be entitled to have their shares of Common Stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be fair value by the Delaware Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award from the Effective Time through the date the judgment is paid will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided that, if at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (x) the difference, if any, between the amount so paid and the “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery and (y) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders and beneficial owners who are considering seeking appraisal should be aware that the fair value of their shares of Common Stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration payable pursuant to the Merger Agreement.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Safety’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed, without subscription or cost, at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder or beneficial owner who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review the following summary and Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders and beneficial owners who assert appraisal rights unless (i) the total number of shares of Common Stock held by stockholders or beneficial owners who have become entitled to appraisal rights as determined by the Delaware Court of Chancery exceeds 1% of the outstanding shares eligible for appraisal or (ii) the value of the aggregate Merger Consideration for such shares entitled to appraisal exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, Safety believes that if a stockholder or beneficial owner is considering exercising appraisal rights, that person should seek the advice of legal counsel. A stockholder or beneficial owner who loses his, her, its or their appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of Common Stock.
Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Common Stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
•
the person must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement;

•
the person must deliver to Safety a written demand for appraisal before the vote on the adoption of the Merger Agreement at the Special Meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the proposal to adopt the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform Safety of the identity of the stockholder or beneficial owner, as applicable, and the intention of such person to demand appraisal of his, her, its or their shares of Common Stock. A stockholder’s or beneficial owner’s failure to make a written demand for appraisal before the vote on the adoption of the Merger Agreement at the Special Meeting is taken will constitute a waiver of appraisal rights;

•
the person must continuously hold the shares of Common Stock from the date of making the demand through the Effective Time (a stockholder or beneficial owner, as applicable, will lose appraisal rights if such stockholder or beneficial owner transfers the shares of Common Stock before the Effective Time); and

•
the person, another stockholder or beneficial owner who has properly demanded appraisal rights and is otherwise entitled to appraisal rights or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

If you fail to comply with any of these conditions and the Merger is completed, then you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Common Stock.
Making a Written Demand
Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Safety, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares of Common Stock. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person must continue to hold or beneficially own, respectively, the shares of Common Stock as to which such demand relates through the Effective Time.
A person wishing to exercise appraisal rights must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement either during the Special Meeting or by proxy. In the case of a holder of record of shares of Common Stock, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will cause a stockholder to lose such stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal.

Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the adoption of the Merger Agreement at the Special Meeting. A broker, bank, trust, or other nominee that holds shares of Common Stock in “street name” for its customers does not have discretionary authority to vote those shares of Common Stock on the adoption of the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such broker, bank, trust, or other nominee will vote such shares of Common Stock as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares of Common Stock held in “street name” instructs such person’s broker, bank, trust, or other nominee to vote such person’s shares of Common Stock in favor of the proposal to adopt the Merger Agreement, and does not revoke such instruction prior to the vote on such proposal, then such shares of Common Stock will be voted in favor of the adoption of the Merger Agreement, and it will cause such beneficial owner to lose his, her, its or their right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank, trust, or other nominee how to vote on the adoption of the Merger Agreement or must instruct such broker, bank, trust, or other nominee to vote against the adoption of the Merger Agreement or abstain from voting on such proposal. Neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the adoption of the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will cause such person to lose its appraisal rights in connection with the Merger.
A demand for appraisal made by a stockholder or beneficial owner should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform Safety of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal of such beneficial owner, the demand must also (i) reasonably identify the holder of record of the shares of Common Stock for which the demand is made, (ii) be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares of Common Stock confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be and (iii) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and the verified list required by subsection (f) of Section 262 (discussed further below). Whether made by a stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares of Common Stock in connection with the Merger. If the shares of Common Stock are held of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, then such demand must be executed by or on behalf of such holder of record or beneficial owner in such capacity, and if the shares of Common Stock are held of record or beneficially owned by more than one person, such as in a joint tenancy or a tenancy in common, then the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Safety Insurance Group, Inc.
20 Custom House Street
Boston, Massachusetts 02110
Attention: Secretary
Any stockholder or beneficial owner who has delivered a written demand to Safety and who has not commenced an appraisal proceeding or joined such proceeding as a named party may withdraw his or her or its demand for appraisal in respect of some or all of such person’s shares of Common Stock and accept the

Merger Consideration with respect to the shares of Common Stock subject to the withdrawal by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of such court and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just including, without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares of Common Stock and accept the Merger Consideration with respect to the shares of Common Stock subject to the withdrawal within 60 days after the Effective Time.
Notice by the Surviving Corporation
If the Merger is consummated, within 10 days after the Effective Time the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the proposal to adopt the Merger Agreement, and any beneficial owner who has properly demanded appraisal in such person’s name pursuant to Section 262, of the date that the Merger has become effective.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, the Surviving Corporation or any stockholder or beneficial owner who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of Common Stock held by all persons entitled to appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Common Stock. Accordingly, any stockholders or beneficial owners of shares of Common Stock who desire to have their shares of Common Stock appraised by the Delaware Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Delaware Court of Chancery in the manner prescribed in Section 262. The failure of a stockholder or beneficial owner to file such a petition for appraisal within the period specified in Section 262 will nullify the person’s previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder or beneficial owner who has complied with the requirements for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the proposal to adopt the Merger Agreement and with respect to which Safety received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of Common Stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares of Common Stock will not be considered a separate stockholder holding such shares of Common Stock for purposes of such aggregate number). The Surviving Corporation must mail this statement to the requesting person within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a stockholder or beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Common Stock and with whom agreements as to the value of their shares of Common Stock have not been reached. After notice to the stockholders and beneficial owners as may be required by the Delaware Court of Chancery, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares of Common Stock and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
Determination of Fair Value
After determining the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will determine the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares of Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as, or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Safety believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Safety nor Mapfre anticipates offering more than the Merger Consideration to any person exercising appraisal rights. Each of Safety and Mapfre reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment; provided that if at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares of Common Stock as determined by the Delaware Court of Chancery and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation of persons who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of the expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Common Stock entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.
If any stockholder or beneficial owner who demands appraisal of his, her, its or their shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, the person’s shares of Common Stock will be deemed to have been converted at the Effective Time into the Merger Consideration, less applicable withholding taxes. A person will fail to perfect, or effectively lose or withdraw, the person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder or beneficial owner, as applicable, delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in respect of some or all of such person’s shares of Common Stock and an acceptance of the Merger Consideration with respect to the shares of Common Stock subject to withdrawal in accordance with Section 262.
From and after the Effective Time, no person who has demanded appraisal rights will be entitled to vote their shares of Common Stock for any purpose, or to receive payment of dividends or other distributions on the shares of Common Stock, except dividends or other distributions on the person’s shares of Common Stock, if any, payable to stockholders of record as of a time prior to the Effective Time.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
STOCKHOLDERS AND BENEFICIAL OWNERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO, BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Merger is completed, our Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act, and we will cease to be publicly traded and will no longer file periodic reports with the SEC.

STOCKHOLDER PROPOSALS
If the Merger is completed prior to our next annual meeting of stockholders, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed prior to our next annual meeting of stockholders, the following deadlines will apply to the submission of stockholder proposals to be considered at our next annual meeting of stockholders.
Pursuant to Rule 14a-8 under the Exchange Act, stockholders who intend to present proposals at the 2027 annual meeting of stockholders, if held, and who wish to have those proposals included in our proxy statement for the 2027 annual meeting, if held, must ensure that those proposals are submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices in care of our Secretary at Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110 no later than December 1, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our bylaws establish advance notice procedures that must be complied with for stockholders to bring proposals that are not included in our proxy materials and nominations of persons for election as directors before an annual meeting of stockholders. In accordance with our bylaws, for a proposal or nominee not included in our proxy materials to be properly brought before the 2027 annual meeting of stockholders, if held, a notice must be received by us at our principal executive offices at 20 Custom House Street, Boston, Massachusetts 02110, addressed to our Secretary, no later than December 1, 2026 and must contain the information specified in our bylaws.
In addition to satisfying advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by Safety must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2027, which is 60 days prior to the anniversary date of the 2026 annual meeting of stockholders.
The bylaws are filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on June 6, 2022. To make a submission or to request a copy of our bylaws, stockholders should contact our Secretary.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.safetyinsurance.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC may update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 27, 2026) and the portions of the Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders (filed with the SEC on March 31, 2026) that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 (filed with the SEC on May 8, 2026) and June 30, 2026 (filed with the SEC on August 7, 2026); and

•
Current Reports on Form 8-K filed with the SEC on May 14, 2026, June 15, 2026 and July 24, 2026.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement, unless expressly stated otherwise therein.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, Telephone +1 (617) 951-0600, on the Investor Relations page of our corporate website at www.safetyinsurance.com, or Sodali, our proxy solicitor, at the contact information listed below, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with the voting procedures, please contact our proxy solicitor at:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Call: (800) 662-5200 (toll-free in North America)
+1 (203) 658-9400 (outside of North America)
Email: SAFT@info.sodali.com
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS

DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
BY AND AMONG:
MAPFRE U.S.A. CORP.
SPLASH MERGER SUB, INC.
and
SAFETY INSURANCE GROUP, INC.
DATED AS OF
JULY 23, 2026

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of July 23, 2026 (the “Agreement Date”), by and among MAPFRE U.S.A. CORP., a Massachusetts corporation (“Parent”), Splash Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of Parent (“Merger Subsidiary”), and Safety Insurance Group, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
WHEREAS, the parties hereto intend that, on the terms and subject to the conditions set forth herein, Merger Subsidiary shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Transactions and (iv) directed that this Agreement be submitted to the Company’s stockholders for their adoption;
WHEREAS, as a condition and inducement to Parent and Merger Subsidiary to enter into this Agreement, each of the directors and executive officers of the Company that beneficially owns shares of Company Common Stock has executed and delivered to Parent a voting agreement in a form mutually agreeable to Parent and the Company (collectively, the “Voting Agreements”).
WHEREAS, the board of directors of Parent has unanimously approved and declared advisable this Agreement and the Transactions;
WHEREAS, the board of directors of Merger Subsidiary has unanimously (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of Merger Subsidiary and the sole stockholder of Merger Subsidiary, (ii) approved and declared advisable this Agreement and the Transactions, (iii) resolved to recommend that the sole stockholder of Merger Subsidiary adopt this Agreement and approve the Transactions and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Subsidiary for its adoption;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, MAPFRE S.A. has delivered to Parent the Equity Commitment Letter, dated as of the Agreement Date (the “Equity Commitment Letter”);
WHEREAS, Parent shall, immediately following execution and delivery of this Agreement, adopt this Agreement and approve the Transactions in its capacity as sole stockholder of Merger Subsidiary; and
WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth certain conditions to the Merger.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.
(a)   Upon the terms and subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), as of and at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”) as a wholly-owned direct Subsidiary of Parent.
(b)   The consummation of the Merger shall take place at a closing (the “Closing”) to be held remotely via electronic transmission of related documentation or similar means, on the fifth (5th) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law) of such conditions at the Closing), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing actually occurs pursuant hereto is referred to herein as the “Closing Date.”
(c)   At the Closing, the Company shall file a certificate of merger in requisite and customary form and substance with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later time as may be mutually agreed to by the parties and as specified in the certificate of merger). The time as of which the Merger becomes effective is referred to herein as the “Effective Time.”
(d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the DGCL.
Section 1.2   Conversion of Shares of Common Stock.   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Subsidiary, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Parent or Merger Subsidiary:
(a)   Except as otherwise provided in Section 1.2(b), Section 1.4, Section 1.5(a) or Section 1.5(b), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be cancelled and cease to exist and shall be converted into the right to receive $105.00 in cash, without interest (such amount, as may be adjusted in accordance with Section 1.7, the “Merger Consideration”), subject to any applicable withholding, and each holder of (i) a certificate formerly representing any such shares of Company Common Stock (each, a “Certificate”) or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Article I;
(b)   Each share of Company Common Stock held by the Company as treasury stock or owned by Parent, Merger Subsidiary or any other Subsidiary of Parent or any Company Subsidiary (other than, in each case, shares of Company Common Stock that are held in a fiduciary or agent capacity and are beneficially owned by third parties) immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment shall be made with respect thereto; and
(c)   Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
Section 1.3   Surrender and Payment.
(a)   Prior to the Effective Time, Parent shall appoint a nationally recognized exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of paying the Merger Consideration as provided in this Article I. Contemporaneously with or prior to the Effective Time, Parent shall deposit with (or shall cause to be deposited with) the Exchange Agent cash sufficient to pay the full Merger Consideration as provided in this Article I in respect of shares of Company Common Stock (the “Exchange Fund”). If, for any reason (including losses) the Exchange Fund is inadequate to pay the Merger Consideration as provided in this Article I in respect of the shares of Company Common Stock, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit with the Exchange Agent additional cash sufficient to pay all such amounts, and Parent and the Surviving Corporation shall in any event be liable for the timely payment thereof. All cash deposited with the Exchange Agent shall only be used for the purposes provided in this Agreement. Any income from investment of the Exchange Fund will be payable to the Surviving Corporation. Promptly after the Effective Time (but in no event later than two (2) Business Days after the Effective Time), Parent shall cause the Exchange Agent to send to each holder of shares of Company Common Stock as of immediately prior to the Effective Time (other than the Company, Parent, Merger Subsidiary or any Company Subsidiary or Parent) a letter of transmittal, in form and substance reasonably approved by the Company prior to the Effective Time, and instructions for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent).
(b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of such holder’s shares of Company Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until the Merger Consideration in respect of a given Certificate or Book-Entry Share has been paid, such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest will be paid or accrue on any Merger Consideration payable upon the surrender or transfer of any Certificate or Book-Entry Share.
(c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a transferred share of Company Common Stock is registered, it shall be a condition to such payment that (i) such share of Company Common Stock must be properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay in advance to the Exchange Agent any transfer or other Taxes required to be paid as a result of such payment to a Person other than the registered holder of such share of Company Common Stock or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(d)   At or after the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article I.
(e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.3(a) that remains unclaimed by the holders of Certificates or Book-Entry Shares one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 1.3 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Certificates or Book-Entry Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of Certificates or Book-Entry Shares immediately prior to such time when such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.
(f)   The agreement with the Exchange Agent shall provide that the Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent, the Surviving Corporation or the Exchange Agent from making the payments required by this Article I, and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent. To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Exchange

Agent to promptly pay the cash amounts contemplated by this Article I; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Exchange Agent on behalf of Parent) to promptly pay the cash amounts contemplated by this Article I for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Exchange Agent to make the payments contemplated by this Article I.
(g)   Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.
(h)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (including a customary indemnity in respect thereof), the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article I.
Section 1.4   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock cancelled in accordance with Section 1.2(b)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with the DGCL (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall be cancelled and cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto except such rights as are granted by the DGCL to a holder of Dissenting Shares; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.2(a), without interest and subject to any applicable withholding, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be, in compliance with Section 1.3. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to participate in and control all negotiations and proceedings with respect to such demands under the DGCL, in all cases consistent with the obligations of the Company thereunder. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.
Section 1.5   Company Equity Awards.
(a)   Company RSAs.   As of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, and without any action on the part of any holder of Company RSAs, all Company RSAs which are outstanding as of immediately prior to the Effective Time shall, to the extent not vested, become fully vested and shall be cancelled at the Effective Time, with the former holder of such cancelled Company RSA becoming entitled to receive in consideration of the cancellation of such Company RSA, an amount in cash (without interest and subject to deduction for any required withholding as contemplated in Section 1.6) equal to the product of (x) the Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such Company RSA (the “Company RSA Merger Consideration”). Parent shall cause the Surviving Corporation to pay the Company RSA Merger Consideration, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, on the Closing Date. In addition, on the Closing Date, the Company shall pay each holder of Company RSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the number of shares of Company Common Stock subject to such Company RSAs as if they had been issued and outstanding from the date of grant up to, and including, the Effective Time (less required withholdings as provided in Section 1.6).

(b)   Company PSAs.   Neither the Surviving Corporation nor Parent shall assume any Company PSA or substitute for any Company PSA any similar award for Surviving Corporation or Parent stock, in connection with the Merger or the other Transactions. As of immediately prior to the Effective Time, and conditioned upon the occurrence of the Effective Time, and without any action on the part of any holder of Company PSAs, each Company PSA (i) shall, to the extent not vested, become fully vested; provided that to the extent that such award is subject to performance conditions, any performance conditions shall be deemed to have been satisfied at the level of performance as set forth in Section 1.5(b) of the Company Disclosure Schedules and (ii) shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the applicable number of shares of Company Common Stock subject to such Company PSA (the “Company PSA Merger Consideration”). Parent shall cause the Surviving Corporation to pay the Company PSA Merger Consideration, without interest thereon and subject to deduction for any required withholding as contemplated in Section 1.6, on the Closing Date. In addition, on the Closing Date, the Company shall pay each holder of Company PSAs an amount equal to all accrued and unpaid cash dividends that would have been paid on the number of so-determined earned shares of Company Common Stock subject to such Company PSAs as if they had been issued and outstanding from the date of grant up to, and including, the Effective Time (less required withholdings as provided in Section 1.6).
(c)   The Company Board (or, if appropriate, any committee thereof administering the Company Stock Plan) and the Company, as applicable, shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 1.5, including making any determinations and/or resolutions of the Company Board or a committee thereof or any administrator of a Company Stock Plan as may be necessary; provided, however, that such actions shall not include the obligation to seek any consent, acknowledgment, representation, covenant or release from any holder of any Company Equity Award.
Section 1.6   Withholding Rights.   Notwithstanding any provision contained herein to the contrary, each of the Company, Exchange Agent, Surviving Corporation, Parent and their respective Affiliates and agents shall be entitled to deduct and withhold (or cause to be deducted and withheld) from amounts otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax Law. If the Company, Exchange Agent, Surviving Corporation, Parent or any of their respective Affiliates or agents, as the case may be, deducts or withholds amounts and remits such amounts to the proper Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would have otherwise been paid.
Section 1.7   Adjustments to Merger Consideration.   The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, merger, issuer tender offer, exchange of shares or other like change with respect to Company Common Stock occurring on or after the Agreement Date and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action and shall, as so adjusted from and after the date of such event, be the Merger Consideration; provided, however, that nothing in this Section 1.7 shall be construed to permit the Company to take any action with respect to the Company Common Stock that is prohibited by the terms of this Agreement, including Section 5.2.
ARTICLE II
THE SURVIVING CORPORATION
Section 2.1   Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (except that all references to the name of Merger Subsidiary therein shall be modified to refer to the name of the Company), until thereafter amended in accordance with the DGCL. For the avoidance of doubt, such certificate of incorporation shall comply in all respects with the provisions of Section 5.9.
Section 2.2   Bylaws.   At the Effective Time, the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that all references to the name of Merger Subsidiary therein shall be modified to refer to the name of the Company), until thereafter amended in accordance with the DGCL. For the avoidance of doubt, such bylaws shall comply in all respects with the provisions of Section 5.9.
Section 2.3   Directors and Officers.
(a)   At the Effective Time, the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b)   At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the bylaws of the Surviving Corporation.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in (i) the reports, schedules, forms, registration statements, definitive proxy statements and other documents (including exhibits and all information incorporated by reference) publicly filed or furnished by the Company with the United States Securities and Exchange Commission (the “SEC”) or publicly filed by the Company with the SEC in connection with this Agreement or the Transactions (collectively, the “Company SEC Reports”), in each case, prior to the Agreement Date but on or after January 1, 2024 (excluding, in each case, any disclosures contained (other than those disclosures which relate to specific historical events or circumstances affecting the Company) under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained therein to the extent they are predictive, cautionary or forward-looking in nature), in each case, or (ii) the Company Disclosure Schedules delivered by the Company to Parent in connection with the execution of this Agreement (the “Company Disclosure Schedules”), the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:
Section 3.1   Organization.   Each of the Company and the Subsidiaries of the Company (the “Company Subsidiaries”) is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite corporate or similar power and authority to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such power or authority, the lack of which would not reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and bylaws of the Company are incorporated by reference as exhibits to the Company SEC Reports (the “Company Charter Documents”).
Section 3.2   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”), of which 22,400 have been designated as Series A 6.0% Cumulative Senior Preferred Stock, par value $0.001 per share. As of the close of business on July 17, 2026 (the “Capitalization Date”): (A) 14,680,482 shares of Company Common Stock were issued and outstanding, including unvested Company RSAs and Company PSAs (assuming all applicable performance conditions with respect to such Company PSAs are satisfied at target levels); (B) no shares of Company Preferred Stock were issued or outstanding; (C) 3,419,947 shares of Company Common Stock were held by the Company in its treasury; (D) 72,908 shares of Company Common Stock were subject to vesting pursuant to outstanding Company RSAs; (E) 170,932 shares of Company Common Stock were subject to vesting pursuant to outstanding Company PSAs (assuming all applicable performance conditions with respect to such Company PSAs are satisfied at maximum levels); and (F) 160,334 shares of Company Common Stock were reserved for the future grant of Company Equity Awards under the Company Stock Plan (excluding shares reserved for issuance upon settlement of the Company RSAs). Such issued and outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to any Company Stock Plan, or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. As of the Agreement Date, there are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any Equity Interests of the Company. Other than the Company Common Stock there are no outstanding bonds, debentures, notes or other Indebtedness or securities of the Company having the right to vote (or, other than the outstanding Company Equity Awards, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. As of the Agreement Date, other than the Voting Agreements, neither the Company nor any Company Subsidiary is a party to any voting agreement with respect to any of its Equity Interests, other than as may be set forth in the organizational documents of any wholly-owned Company Subsidiary.
(b)   Except as set forth in Section 3.2(a), and other than Equity Interests reserved for issuance or issued in compliance with Section 5.2(b)(ii), no Equity Interests of the Company were issued, reserved for issuance or outstanding. Since the Capitalization Date, other than issuances of Equity Interests in compliance with Section 5.2(b)(ii), the Company has not issued any Equity Interests of the Company (other than in connection with the exercise, settlement or vesting of Company Equity Awards in accordance with their respective terms) or granted any Company Equity Awards. Except as set forth in Section 3.2(a), there are no outstanding commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity Interests in the Company or (ii) obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.
(c)   Section 3.2(c) of the Company Disclosure Schedules sets forth, as of the Capitalization Date, a list of the holders (by name or employee identification number) of Company Equity Awards, including (to the extent applicable) the date on which each such Company Equity Award was granted, the number of shares of Company Common Stock subject to such Company Equity Award (assuming all applicable performance conditions with respect to such Company PSAs are satisfied at maximum levels), the expiration date of such Company Equity Award and the price at which such Company Equity Award may be exercised (if any) under an applicable Company Stock Plan and the unvested status of such Company Equity Award. All shares of Company Common Stock issuable upon the settlement of Company RSAs or Company PSAs have been duly reserved for issuance by the Company.
Section 3.3   Authorization; No Conflict.
(a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, subject to the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), have been duly authorized by all necessary corporate action on the part of the Company. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b)   At a meeting duly called and held, the Company Board has (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Transactions (such recommendation, the “Company Board Recommendation”) and (iv) directed that this Agreement be submitted to the Company’s stockholders for their adoption.
(c)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no approval by, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws, (iii) compliance with any applicable requirements under FDI Laws, (iv) compliance with any applicable requirements of the Insurance Regulatory Laws (together with the HSR Act, the Antitrust Laws and the FDI Laws, the “Regulatory Laws”), (v) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities Laws, (vi) compliance with any applicable rules of Nasdaq, and (vii) any approvals or filings the failure of which to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.
(d)   The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter Documents, (ii) assuming compliance with the matters referred to in Section 3.3(c), contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming compliance with the matters referred to in Section 3.3(c), require any consent or other action by any Person under, result in a breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation or acceleration of, any Company Material Contract, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of the Company Subsidiaries, except, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.4   Subsidiaries.
(a)   The Company has delivered or made available to Parent a complete and accurate list as of the Agreement Date of each of the Company Subsidiaries and their respective jurisdictions of organization. Complete and correct copies of the certificate of incorporation and bylaws of each Company Subsidiary as of the Agreement Date have been provided to Parent. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business as a domestic or resident corporation, foreign corporation, limited liability company or other legal entity, and is in good standing (to the extent such jurisdiction recognizes such concept), in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failures to be so qualified or licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   All of the outstanding Equity Interests in each Company Subsidiary are, where applicable, duly authorized, validly issued, fully paid, nonassessable and not subject to (or issued in violation of) any preemptive or similar rights, and such Equity Interests are owned by the Company or by a Company Subsidiary free and clear of any Liens (other than Permitted Liens) or limitations on voting rights. The Company or a Company Subsidiary owns, directly or indirectly, all of the issued and outstanding Equity Interests of each Company Subsidiary. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the Equity Interests of any Company Subsidiary.
(c)   There are no outstanding commitments, agreements, arrangements or undertakings of any kind to which any of the Company Subsidiaries is a party or by which any of them is bound (i) obligating the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity Interests in the Company Subsidiaries or (ii) obligating any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

Section 3.5   SEC Reports and Financial Statements.
(a)   The Company has timely filed with or furnished to, as applicable, the SEC all forms, reports, schedules, certifications, statements and other documents required to be publicly filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act since January 1, 2024. Each of the Company SEC Reports (i) was prepared in accordance in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, including the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed with or furnished to the SEC or, if amended, supplemented or superseded, as of the date of the most recent amendment, supplement or filing (or, in the case of any registration statement or proxy statement, on the applicable date of effectiveness or the date of the relevant meeting, respectively, and, if amended or supplemented, on the date of such amendment or supplement), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD under the Exchange Act. Since January 1, 2024 through the Agreement Date, the Company has not received from the SEC any written comments or questions with respect to any of the Company SEC Reports that are not resolved as of the Agreement Date, or, as of the Agreement Date, has received any written notice from the SEC that such Company SEC Reports are being reviewed or investigated, and, to the Knowledge of the Company, there is not, as of the Agreement Date, any investigation or review being conducted by the SEC of any Company SEC Reports. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file with the SEC any forms, reports, schedules, certifications, statements and other documents. No executive officer of the Company required to make a certification under Sections 302 or 906 of the Sarbanes-Oxley Act has failed to make the certifications required of such executive officer under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports.
(b)   The consolidated balance sheets and the related consolidated statements of operations, comprehensive income or loss, changes in stockholders’ equity and cash flows (including, in each case, any related notes and schedules thereto) of the Company contained in the Company SEC Reports, as of their respective dates of filing with the SEC (or, if such Company SEC Reports were amended prior to the Agreement Date, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by SEC rules, including Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein or to the extent required by GAAP) and present fairly in all material respects the consolidated financial position and the consolidated statements of operations, income or loss, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments), except to the extent that information contained in such Company SEC Report has been amended, modified or supplemented (prior to the Agreement Date) by a subsequent Company SEC Report.
(c)   The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements.
(d)   The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(e)   There are no liabilities or obligations of the Company or any Company Subsidiary, whether accrued, absolute, determined or contingent, except for (i) liabilities or obligations disclosed and provided for in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or in the Company’s most recent Quarterly Report on Form 10-Q (the “Latest Balance Sheet,” and the date of the Latest Balance Sheet, the “Latest Balance Sheet Date”), in each case, filed by the Company with the SEC prior to the Agreement Date, (ii) liabilities or obligations incurred in connection with the Transactions, (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since filing the Latest Balance Sheet Date, (iv) liabilities or obligations incurred in the ordinary course of business under Contracts to which the Company or any Company Subsidiary is a party (other than any liability for material breaches of Contracts, breaches of warranty, tort, infringement or violation of Law), (v) liabilities or obligations owed by one wholly-owned Company Subsidiary to another wholly-owned Company Subsidiary or the Company, or owed by the Company to any wholly-owned Company Subsidiary, or (vi) liabilities or obligations that would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.6   Absence of Material Adverse Changes, etc.   Except for actions expressly contemplated by this Agreement and matters related to the process leading up to the execution of this Agreement, (a) between December 31, 2025 and the Agreement Date, the Company and the Company Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice; (b) since the Latest Balance Sheet Date, there has not occurred any change, event, occurrence or development (each, a “Change”) that would reasonably be expected to have a Company Material Adverse Effect; and (c) between December 31, 2025 and the Agreement Date, neither the Company nor any of the Company Subsidiaries have taken any action that would have constituted a breach of clauses (i), (iv), (v), (ix), (xiv) or (xviii) of Section 5.2, had the covenants therein applied between December 31, 2025 and the Agreement Date.
Section 3.7   Litigation.   There are no Legal Proceedings (other than investigations) pending or, to the Knowledge of the Company, investigations pending or Legal Proceedings threatened, to which the Company or any of the Company Subsidiaries is a party that would reasonably be expected to have a Company Material Adverse Effect. There are no Orders outstanding against the Company or any of the Company Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.
Section 3.8   Broker’s or Finder’s Fees.   Except for the Person set forth on Section 3.8 of the Company Disclosure Schedules or any of its Affiliates (the “Company Financial Advisor”), no agent, broker or other firm engaged by the Company or any Company Subsidiary or acting on behalf of the Company or any Company Subsidiary is or will be entitled to any advisory or broker’s or finder’s fee or commission from any of the parties hereto in connection with any of the Transactions.
Section 3.9   Employee Plans.
(a)   Section 3.9(a) of the Company Disclosure Schedules sets forth a complete and accurate list as of the Agreement Date of each current material Company Plan (other than: (i) any offer letter or other employment Contract that is terminable “at-will” or is terminable upon thirty (30) days’ notice or less and does not provide for severance, retention, change of control, transaction or similar payments or benefits (other than advanced notice of termination periods required to be made by the Company or any Company Subsidiaries under applicable Law), (ii) any consulting services Contract that is terminable upon thirty (30) days’ notice or less, or (iii) any individual equity award grant notice or award agreement on the Company’s standard forms of equity award grant notice and agreement in the forms made available to Parent).
(b)   With respect to each Company Plan set forth on Section 3.9(a) of the Company Disclosure Schedules, the Company has made available to Parent a true and correct copy of, as applicable: (i) each written Company Plan and all amendments thereto, if any, or, with respect to any unwritten Company Plan, a summary of the material terms thereof; (ii) the current summary plan description of each Company Employee Benefit Plan and any material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iii) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service or other Governmental Authority; (iv) the most recent annual report on Form 5500 or such similar report, statement or information return required to be filed with or delivered to any Governmental Authority, if any; (v) all material notices given to the administrator of such Company Employee Benefit Plan, the Company or any of the Company Subsidiaries by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation,

or other Governmental Authority with respect to such Company Plan within the past three (3) years; and (vi) the most recent financial statements and actuarial or other valuation reports provided to the Company with respect thereto.
(c)   Each Company Employee Benefit Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has been the subject of a favorable determination letter (or, if applicable, advisory or opinion letter) from the Internal Revenue Service that has not been revoked or meets the requirements for such treatment and, to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to materially and adversely affect the qualified status of any such Company Employee Benefit Plan or result in the imposition of any material liability, penalty or Tax under ERISA or the Code.
(d)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Employee Benefit Plan has been established, maintained and administered in accordance with its provisions and in compliance with all applicable provisions of ERISA and the Code; and (ii) to the Knowledge of the Company, all payments and contributions required to be made under the terms of any Company Plan have been made or the amount of such payment or contribution obligation has been reflected in the Company SEC Reports which are publicly available prior to the Agreement Date.
(e)   Neither the Company nor any of its Company ERISA Affiliates has ever established, maintained, sponsored, participated in, or contributed to, or been obligated to contribute to, or has or has ever had any liability in respect of, any plan that: (i) is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (ii) is or was a “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) is or was a plan described in Section 413 of the Code. Each Company Plan that is a “group health plan,” as such term is defined in Code Section 5000(b)(1), complies with the applicable requirements of Code Section 4980B(f) in all material respects, and neither the Company, any of its Company Subsidiaries or any Company Plan provides, or reflects or represents any liability of any of the Company or any of its Company Subsidiaries to provide, health, life insurance or other welfare benefits after termination of employment, except as may be required by COBRA or other applicable Laws.
(f)   Neither the execution nor consummation of the Transactions will, either alone or in combination with another event, (i) entitle any employee of the Company or any Company Subsidiary to any severance pay or any other termination related payment, (ii) result in any payment (whether of bonus, incentive, retention, change in control, transaction, severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or other individual service provider of the Company or any Company Subsidiary; (iii) create any limitation or restriction on the right of Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries to merge, amend or terminate any Company Plan; or (iv) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. Neither the Company nor any Company Subsidiary has any obligation to compensate, gross-up or otherwise reimburse any Person for any Taxes incurred under Section 4999 or 409A of the Code or otherwise.
Section 3.10   Opinion of Financial Advisor.   The Company Board has received from the Company Financial Advisor an opinion to the effect that, as of the date of such opinion and subject to the factors, qualifications, considerations, assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Subsidiary and their respective Affiliates).
Section 3.11   Taxes.
(a)   Except as would not reasonably be expected to have a Company Material Adverse Effect:
             (i)   The Company and each Company Subsidiary has timely filed (taking into account any automatic extensions validly obtained in the ordinary course of business) all Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all respects. The Company and each Company Subsidiary has timely paid all Taxes due and payable by it (whether or not shown as due on any Tax Return), or, where payment is not yet due, the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) in the Company’s consolidated financial statements for such Taxes in accordance with GAAP. Neither the Company nor any Company Subsidiary has incurred any liability for Taxes since the date of the Company’s most recent consolidated financial statements outside of the ordinary course of business.
             (ii)   There are no Liens for Taxes on any of the assets of the Company or any Company Subsidiary other than Permitted Liens.
             (iii)   There is no claim, audit, examination, assessment, action, suit or other proceeding currently pending or threatened in writing against or with respect to the Company or any Company Subsidiary in respect of any Taxes or Tax Return.
             (iv)   Neither the Company nor any Company Subsidiary has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to any Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.
             (v)   The Company and each Company Subsidiary has complied in all respects with all applicable Laws relating to the collection, payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3102 and 3402 of the Code or similar provisions of any state, local or foreign Law) and has, within the time and manner prescribed by Law, collected, withheld from and remitted to the applicable Governmental Authority all amounts required to be so collected, withheld and paid under applicable Laws. The Company and each Company Subsidiary has complied in all respects with, and its records contain all information and documents necessary to comply with, all requirements of the applicable Laws relating to information reporting and other similar filing requirements.
             (vi)   Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign Law) by reason of a change in accounting method; (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; (D) deferred revenue or prepaid amount received on or prior to the Closing Date; (E) intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19; or (F) change in the methodology of discounting unpaid losses under Section 846 of the Code made or required to be made by the Company or a Company Subsidiary on or prior to the Closing Date (other than any change in methodology required by a change in applicable Law or resulting from the Internal Revenue Service’s annual publication of discount factors or loss payment patterns).
             (vii)   All related party transactions among or between the Company and one or more Company Subsidiary (or among or between any Company Subsidiaries) have been and are conducted at arm’s length and in compliance with applicable transfer pricing rules, including Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any similar provisions of state, local or foreign Tax Law), in all respects. The Company and each Company Subsidiary has complied in all respects with the record maintenance requirements under Section 482 of the Code and any similar provisions of state, local or foreign Tax Law in connection with related party transactions among or between the Company and one or more Company Subsidiary (or among or between any Company Subsidiaries), and such related party transactions are supported by appropriate Tax documentation.
             (viii)   (A) The Company and each Company Subsidiary, as applicable, has complied with all applicable requirements under the Code with respect to Insurance Contracts issued or entered into by the Company and/or such Company Subsidiary, including reporting, withholding and disclosure requirements, and has reported all distributions under such Insurance Contracts substantially in accordance with Tax Laws relevant to such Insurance Contracts and (B) neither the Company nor any Company Subsidiary has requested relief from the Internal Revenue Service concerning the qualification of any Insurance Contract under the Code and the Treasury Regulations promulgated thereunder.
             (ix)   Each Company Insurance Subsidiary that is treated as a “domestic corporation” for United States federal income Tax purposes is subject to taxation under Section 832 of the Code and does not hold any life insurance reserves within the meaning of Section 816(b) of the Code.

(b)   Neither the Company nor any Company Subsidiary (i) is or has ever been a member of any consolidated, combined, unitary or affiliated group for Tax purposes, other than a group the common parent of which is the Company or (ii) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), by Contract, or as a transferee or successor.
(c)   Neither the Company nor any Company Subsidiary has constituted a “distributing corporation” or a “controlled corporation” in connection with a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or foreign Law) in the two (2) years prior to the Agreement Date.
(d)   Neither the Company nor any Company Subsidiary has received any written claim in the past five (5) years from a Governmental Authority in a jurisdiction in which the Company or the applicable Company Subsidiary does not file Tax Returns to the effect that the Company or any Company Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction, which claim has not been resolved on or prior to the Closing Date. The Company and each Company Subsidiary is resident for Tax purposes in the country of its incorporation or formation. Neither the Company nor any Company Subsidiary is subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment or other taxable presence in that country.
(e)   Neither the Company nor any Company Subsidiary has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law). Neither the Company nor any Company Subsidiary has been a party to, or otherwise been involved in, any scheme, arrangement, transaction or series of transactions of which a main purpose was the evasion, deferral, reduction or avoidance of Taxes.
(f)   Neither the Company nor any Company Subsidiary is a party to, is bound by or has any liability that has not been resolved on or prior to the Closing Date under any Tax sharing agreement, Tax indemnity agreement or any similar agreement, or has any contractual obligation to indemnify any other Person with respect to Taxes (other than any customary and commercially reasonable Tax indemnification provisions in Contracts entered into in the ordinary course of business a principal purpose of which is unrelated to Taxes).
(g)   Neither the Company nor any Company Subsidiary has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any Governmental Authority with respect to any Taxes.
(h)   The Company is not, nor has it been a “United States real property holding corporation” within the meaning of Section 897(c) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
Section 3.12   Compliance with Laws.
(a)   Since January 1, 2024 through the Agreement Date, neither the Company nor the Company Subsidiaries is in violation of any Law applicable to the Company or the Company Subsidiaries or has been notified in writing by any Governmental Authority of any violation by the Company of, or any investigation with respect to any such Law, except for any such violation that would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2024, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any Company Subsidiary has taken any action, directly or indirectly, that would result in a violation by any such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the U.K. Bribery Act of 2010 and the rules and regulations thereunder or any other applicable anti-bribery/corruption legislation promulgated by any Governmental Authority.
(c)   Each of the Company and the Company Subsidiaries is, and has been since January 1, 2024, in possession of all governmental franchises, licenses, permits, certifications, registrations, authorizations and approvals (“Permits”) necessary to enable it to own, operate and lease its properties and to carry on its business as now conducted, except for such Permits, the lack of which would not reasonably be expected to have a Company Material Adverse Effect.
(d)   The Company does not engage in (i) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); or (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800).
Section 3.13   Intellectual Property and Privacy and Data Protection.
(a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each item of Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid (or validly applied for) and, other than applications for Company Registered Intellectual Property, enforceable (assuming registration where required for enforcement), and (ii) the Company and the Company Subsidiaries solely own all Company Intellectual Property, free and clear of all Liens other than Permitted Liens. Except as would not reasonably be expected to have a Company Material Adverse Effect, all necessary payments, documents, certificates and other actions currently due as of the Agreement Date in connection with any Company Registered Intellectual Property have been filed, made or done with the relevant patent, copyright, trademark or other authorities or registrar in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting and maintaining such Company Registered Intellectual Property.
(b)   Neither the Company nor any Company Subsidiary has granted, or permitted any person to retain, any exclusive rights that remain in effect to any Company Intellectual Property material to the conduct of the businesses of the Company and the Company Subsidiaries taken as a whole.
(c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and Company Subsidiaries, taken as a whole, own all right, title, and interest in, or have the right to use, pursuant to a license or otherwise, in each case, free and clear of all Liens other than Permitted Liens, all Intellectual Property Rights that are used in or required to operate the businesses of the Company and Company Subsidiaries as currently conducted, and all such right, title and interest or right to use, respectively, shall survive unchanged upon consummation of the Merger; and (ii) with respect to any material in-license or out-license of Intellectual Property Rights to which the Company or any Company Subsidiary is a party, Company and Company Subsidiaries have not materially breached the agreement in which such license resides and to the Knowledge of the Company, no other party thereto has materially breached such agreement.
(d)   To the Knowledge of the Company and except as would not reasonably be expected to have a Company Material Adverse Effect, the Company’s and Company Subsidiaries’ conduct of their businesses as currently conducted does not infringe, violate, dilute or misappropriate the Intellectual Property Rights of any third party. Except as would not reasonably be expected to have a Company Material Adverse Effect, no Legal Proceeding has been filed against the Company or any Company Subsidiary by any third party (and neither Company nor any Company Subsidiary has received any written threat or notice, including any “invitation to license” or similar letter) during the six (6) years before the Agreement Date (i) alleging that the conduct of the businesses of the Company or the Company Subsidiaries infringes, violates, dilutes or misappropriates the Intellectual Property Rights of any third party or (ii) challenging or contesting the ownership, validity, scope, registrability, enforceability or use of any Company Intellectual Property other than office actions in the ordinary course of prosecution of Company Registered Intellectual Property.
(e)   To the Knowledge of the Company and except as would not reasonably be expected to have, a Company Material Adverse Effect, no Person is misappropriating, infringing, diluting or violating any Company Intellectual Property or has done so. Except as would not reasonably be expected to have a Company Material Adverse Effect, no Legal Proceeding has been filed against any third party by Company or any Company Subsidiary alleging any of the foregoing.
(f)   The Company and each of the Company Subsidiaries has taken commercially reasonable steps to protect the confidentiality of and their rights in, and prevent the unauthorized access, use, disclosure or misappropriation of, their confidential information and Trade Secrets that are material to the Company and the Company Subsidiaries and other material confidential information they have received from other Persons, except where failure to do so would not be material to the Company and the Company Subsidiaries, taken as a whole. To the Knowledge of the Company, there is and has been no unauthorized access, use, disclosure or misappropriation by any Person of any such confidential information or Trade Secrets which is material to the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have not put source code for any Company Products into escrow with a third Person for the benefit of a licensee or other contracting counterparty other than pursuant to Contracts entered into in the ordinary course of business containing customary contractual protections. All Persons who have contributed to the creation, invention, development of any material Company Intellectual Property, or of other material Intellectual Property Rights for Company or any Company Subsidiary, have (i) assigned via written agreement to the Company or the Company Subsidiaries all their rights, title and interests therein that do not vest with the Company and the Company Subsidiaries initially by operation of Law except to the extent such Intellectual Property Rights are not legally assignable and (ii) agreed in writing to reasonably appropriate confidentiality obligations with respect thereto and any other confidential information received in the course of activities for Company or any Company Subsidiary; except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.
(g)   Except as would not reasonably be expected to have a Company Material Adverse Effect, with respect to any Open Source Software that is bundled with, incorporated or embedded in, linked to, or otherwise integrated with any Company Product or other Software owned by the Company or any Company Subsidiary (“Company Owned Software”) or from which any Company Owned Software has been derived, neither the Company nor any Company Subsidiary, nor any other Person on their behalf, has bundled, incorporated, embedded, linked, integrated or otherwise used any such Open Source Software in a manner that requires or would require (or conditions the grant of any rights upon) any Company Owned Software (including any source code thereto), (A) to be disclosed or distributed in source code form, (B) to be licensed for purposes of preparing derivative works or (C) to be redistributed at no charge.
(h)   In the period since January 1, 2024, (i) the Company and the Company Subsidiaries have complied in all material respects with all applicable Laws pertaining to the privacy and security of Personal Information (“Privacy Laws”). Contract obligations, and their own respective privacy policies governing the collection, storage, use, disclosure and transfer of any Personal Information held by the Company or the Company Subsidiaries, and (ii) neither the Company nor any of the Company Subsidiaries has received a written material complaint from any Governmental Authority or any other third party regarding its collection, storage, use, disclosure or transfer of Personal Information that is pending or unresolved. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have not experienced any Security Breach that required written notification by the Company or a Company Subsidiary to the affected individuals or to any regulators under applicable Privacy Laws or that resulted in written notification to affected individuals, or caused material disruption to the Company’s or the Company Subsidiaries’ Business Systems in the period since January 1, 2024.
(i)   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) since January 1, 2024, the Company and Company Subsidiaries have taken commercially reasonable actions designed to protect the security of the Business Systems, including using industry standard tools that are intended to scan for, remove and prevent Malicious Code; (ii) the Company and Company Subsidiaries, taken as a whole, own or otherwise have the legal right to use all Business Systems, and such Business Systems are sufficient for the needs of their businesses as currently conducted; (iii) the Company and Company Subsidiaries have implemented and maintain commercially reasonable disaster recovery and business continuity plans and procedures; and (iv) in the three (3) years prior to the Agreement Date, with respect to any of the Business Systems, there has not been any material failure that has not been remedied or replaced.
(j)   Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is under any obligation to license any Company Intellectual Property to any Governmental Authority or any university, academic or research institution (collectively, “Specified Entities”), and no Specified Entity has retained or received any license or other rights to any Company Intellectual Property, because the Company or any Company Subsidiary has received funding from a Specified Entity, or any personnel or resources of a Specified Entity were used in such development.

Section 3.14   Employment Matters.
(a)   Neither the Company nor any Company Subsidiary is, and has not been for the last three (3) years, a party to or otherwise bound by any collective bargaining agreement or similar contract with a labor union or labor organization (collectively, “CBAs”), nor is any CBA presently being negotiated and has not been negotiated in the prior three (3) years, nor, to the Knowledge of the Company, is there a representation campaign by a labor union or labor organization respecting any of the employees of the Company or any of the Company Subsidiaries pending and there has not been any such campaign in the prior three (3) years. As of the Agreement Date, there is no pending or, to the Knowledge of the Company, threatened, labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries.
(b)   Section 3.14(b) of the Company Disclosure Schedules sets forth a true, accurate and complete list as of the Agreement Date of Company Employees, including the following information for each: (i) rate of base pay; (ii) date of hire; (iii) employing entity; (iv) their classification by the Company as exempt or non-exempt employee under the Fair Labor Standards Act (“FLSA”); (v) status as a full-time or part-time employee; (vi) title; (vii) work location (including remote status, if applicable); (viii) immigration status; (ix) whether on an approved leave of absence and expected return date (as applicable of each employee); and (x) eligibility for any incentive compensation or bonus target, as applicable.
(c)   The employment of all Company Employees is terminable at will without any penalty, severance, change in control, or other payment obligation on the part of the Company, and there are no employment, severance pay, continuation pay, termination or indemnification Contracts between the Company and any Company Employee.
(d)   There are no, and for the past three (3) years there have not been any Legal Proceedings relating to any employee, consultant, or independent contractor of the Company or any Company Subsidiaries, including Legal Proceedings relating to employment Contracts, collective bargaining, compensation, wage and hour, meal and rest breaks, leave of absence, plant closing notification, workers’ compensation, safety, employment statute or regulation, privacy rights, disability, retaliation, immigration, and discrimination, or arising from the employment or termination of any current or former employee of the Company or any Company Subsidiaries, consultant, or independent contractor, as applicable, and no such Legal Proceedings are currently threatened in writing.
(e)   Within the past three (3) years, neither the Company nor any Company Subsidiaries have implemented any relocation, plant closing or mass layoff of employees of the Business, as those terms are defined in the federal Worker Adjustment and Retraining Act (the “WARN Act”), or any similar foreign, state or local law, regulation or ordinance, for which notice was required under the WARN Act, and have no plans to undertake any action before the Closing Date that would trigger the WARN Act.
(f)   For the past three (3) years, there has been no allegation, complaint, charge or claim made in writing on the basis of gender, race, sex, sexual harassment, sexual assault, sexual misconduct, racial or ethnic discrimination, or other similar unlawful behavior made against any Person who is or was an (i) officer, (ii) director, or (iii) manager or supervisory-level Company Employee with at least one direct report, in each case, in such Person’s capacity as such (a “Misconduct Allegation”). Within the past three (3) years, neither the Company nor any Company Subsidiaries have entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any contract or provision similar to any of the foregoing, relating to any Misconduct Allegation.
(g)   There are no current independent contractors who are natural persons or which are entities operated solely by their owner that are directly engaged by the Company or any Company Subsidiaries.
(h)   Neither the Company nor any Company Subsidiaries are party to, or otherwise bound by, any consent decree with any Governmental Authority or self-regulatory organization relating to employees or employment practices. For the past three (3) years, neither the Company, any Company Subsidiaries, nor any of its respective executive officers, directors, or managers have received any written notice of intent by any Governmental Authority or self-regulatory organization responsible for the enforcement of labor or employment Laws to conduct an investigation, audit, compliance check, or compliance review relating to the

Company or any Company Subsidiaries and, to the Knowledge of the Company, no such investigation, audit, compliance check or compliance review is in progress.
Section 3.15   Insurance.   The Company and the Company Subsidiaries maintain insurance coverage, excluding reinsurance coverage, adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). All such insurance policies are in full force and effect and all related premiums have been paid as of the Agreement Date.
Section 3.16   Material Contracts.
(a)   Except (w) for this Agreement, (x) as set forth in Section 3.16 of the Company Disclosure Schedules, (y) for any Company Plan, or (z) for Non-Scheduled Contracts, as of the Agreement Date, none of the Company or any of the Company Subsidiaries is a party to or bound by (each a “Company Material Contract”):
             (i)   any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii);
             (ii)   any Contract with a related person (as defined in Item 404 of Regulation S-K of the Securities Act) that would be required to be disclosed in the Company SEC Reports but has not been disclosed;
             (iii)   any Contract for the acquisition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets, or otherwise), in each case involving amounts in excess of $7,500,000 and pursuant to which the Company or any Company Subsidiary has material continuing obligations;
             (iv)   any Contract relating to the borrowing or lending of Indebtedness (i) in a principal amount in excess of $7,500,000 or (ii) that grants any Lien on the material assets of the Company or the Company Subsidiaries, except, in each case, for agreements relating to trade receivables or payables, loans to or from the Company Subsidiaries in the ordinary course of business or extensions of credit to customers or from vendors in the ordinary course of business;
             (v)   any Contract that is with any of the top five (5) vendors of the Company and the Company Subsidiaries, by dollar amount paid by the Company and the Company Subsidiaries for the prior fiscal year;
             (vi)   any Contract for the sale of any of its assets after the Agreement Date for consideration in excess of $7,500,000, other than sales in the ordinary course of business;
             (vii)   any collective bargaining agreement;
             (viii)   any Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any of its Company Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person;
             (ix)   any Contract providing for indemnification (including any obligations to advance funds for expenses) of the current or former directors or officers of the Company or Company Subsidiary, excluding any insurance agreements or similar agreements made with any directors and officers in the ordinary course of business;
             (x)   any settlement agreement or Order to which the Company or any Company Subsidiary is a party involving material future performance by the Company or any Company Subsidiary;
             (xi)   any sales, distribution, marketing, agency or other similar agreement providing for the sale by the Company or any Company Subsidiary of products or services under which payments of $5,000,000 or more, in the aggregate per year, were made or committed to be made;
             (xii)   any Company Reinsurance Contract;
             (xiii)   any material third-party administration agreement relating to the processing of insurance claims;

             (xiv)   any Contract that requires the Company or any of its Company Subsidiaries to provide “most favored nation” pricing or exclusive rights to any Person;
             (xv)   any Contract with any current or former employee, officer or director, or any natural person who is a contractor or consultant of the Company or any Company Subsidiary the benefits of which will be materially increased, or the vesting of benefits of which will be accelerated, whether alone or combined with a separation from the Company, by the occurrence of any of the Transactions;
             (xvi)   any Contract that contains any covenant that purports to materially limit or otherwise materially restrict the ability of the Company or the Company Subsidiaries to compete in any material manner in any business or geographic area on or after the Agreement Date;
             (xvii)   any material Contract that contains uncapped indemnities or guarantees; or
             (xviii)   any Contract entered into with any Governmental Authority or, to the Knowledge of the Company, an entity owned by any Governmental Authority.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company Material Contracts is in full force and effect, and represents a valid and binding obligation of the Company or a Company Subsidiary, enforceable in accordance with its terms against the Company or the Company Subsidiary (as the case may be) and, to the Knowledge of the Company, any other party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity). Neither the Company nor any Company Subsidiary is in breach of or default under any Company Material Contract, nor, to the Knowledge of the Company, is any other party to such Company Material Contract, excluding, however, any breach or default which would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.17   Properties.
(a)   Neither the Company nor any Company Subsidiary owns any real property.
(b)   Section 3.17(b) of the Company Disclosure Schedules sets forth a true and correct list of all material properties leased, subleased, licensed or occupied by the Company or a Company Subsidiary as of the Agreement Date (collectively, the “Leased Real Property”) and the Real Property Leases in connection therewith. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary has a valid leasehold interest in all of the Leased Real Property, free and clear of all Liens (except for Permitted Liens), (ii) each Real Property Lease is valid and binding on the Company or a Company Subsidiary and, to the Knowledge of the Company, each counterparty thereto, and is in full force and effect, and (iii) neither the Company nor any Company Subsidiary is in breach of or default under any Real Property Lease.
(c)   Neither the Company nor any Company Subsidiary has leased, subleased, licensed, transferred or mortgaged any portion of any Leased Real Property to any Person.
(d)   Neither the Company nor any Company Subsidiary has received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated.

Section 3.18   Insurance Regulatory Matters.
(a)   Except as would not reasonably be expected to have a Company Material Adverse Effect:
             (i)   Since January 1, 2024, each Company Subsidiary that is required to be licensed, authorized, qualified or registered as an insurance company, reinsurance company, insurance holding company, managing general agent, third-party administrator, insurance producer, broker, adjuster, surplus lines broker or similar regulated entity (each, an “Company Insurance Subsidiary”) under the insurance Laws of any jurisdiction has been and is duly licensed, authorized, qualified or registered as such in each jurisdiction in which the conduct of its business so requires, and each such license, authorization, qualification or registration is in full force and effect.
             (ii)   Since January 1, 2024, each Company Insurance Subsidiary has been and is in compliance with the insurance Laws and regulations of its jurisdiction of domicile and each other jurisdiction in which it is licensed, authorized or otherwise transacts insurance business (collectively, “Insurance Regulatory Laws”), and with all orders, directives, market conduct examination reports, financial examination reports, consent agreements and similar requirements of any Governmental Authority charged with the supervision or regulation of insurance or insurance holding companies (each, an “Insurance Regulator”).
             (iii)   Since January 1, 2024, (i) neither the Company nor any Company Insurance Subsidiary has received any written notice or other communication from any Insurance Regulator (A) alleging any material violation by the Company or any Company Insurance Subsidiary of any Insurance Regulatory Law, (B) threatening to revoke, suspend, condition, materially limit or refuse to renew any material license, authorization, qualification or registration held by any Company Insurance Subsidiary, or (C) requiring or seeking the divestiture or transfer of any material business or operations of any Company Insurance Subsidiary, and (ii) no Insurance Regulator has imposed, or threatened in writing to impose, on the Company or any Company Insurance Subsidiary any material fine, penalty, order, consent agreement, remediation requirement or restriction on the writing of business that remains outstanding.
(b)   The Company has made available to Parent true and complete copies of the audited annual and unaudited quarterly statutory financial statements of each Company Insurance Subsidiary (the “Statutory Statements”) filed with the applicable Insurance Regulator of its jurisdiction of domicile since January 1, 2024. The Statutory Statements were prepared in conformity with statutory accounting principles prescribed or permitted by the applicable Insurance Regulator (“SAP”) applied on a consistent basis (except as expressly noted therein) and present fairly, in all material respects, the statutory financial position and the statutory results of operations of each such Company Insurance Subsidiary as of and for the periods indicated therein, subject, in the case of unaudited Statutory Statements, to normal year-end adjustments.
(c)   All reserves and other liability amounts in respect of insurance and reinsurance business (including losses, loss adjustment expenses, unearned premiums, policyholder dividends, and incurred-but-not-reported losses) reflected in the Statutory Statements of each Company Insurance Subsidiary, as of their respective dates, (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on actuarial assumptions that were in accordance with or more conservative than those called for in the related insurance, reinsurance and annuity Contracts, and (iv) met the requirements of the Insurance Regulatory Laws of the applicable jurisdiction of domicile in all material respects. No adjustment, increase or strengthening of such reserves has been required or, to the Knowledge of the Company, threatened by any Insurance Regulator since the date of the most recent Statutory Statement.
(d)   Each Company Insurance Subsidiary that is required to file a risk-based capital report with its domiciliary Insurance Regulator has total adjusted capital in excess of each applicable risk-based capital level (including the Company Action Level (or its equivalent)) that would require any regulatory or corrective action under applicable Insurance Regulatory Laws, and no Insurance Regulator has notified the Company or any Company Insurance Subsidiary in writing that any such Company Insurance Subsidiary is, or is reasonably expected to become, subject to any such regulatory or corrective action on account of its risk-based capital position.
(e)   Each reinsurance, coinsurance or retrocession treaty or agreement to which any Company Insurance Subsidiary is a ceding or assuming party that is material to such Company Subsidiaries, taken as a whole

(each, a “Company Reinsurance Contract”) is valid and binding obligation of the applicable Company Insurance Subsidiary (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally) and is in full force and effect. Neither the applicable Company Insurance Subsidiary nor, to the Knowledge of the Company, any of the other parties to any Company Reinsurance Contract is in material default or material breach or has failed to perform any material obligation under any such Company Reinsurance Contract. None of the Company Insurance Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of such Company Insurance Subsidiary under any Company Reinsurance Contract. To the Knowledge of the Company, no reinsurer party to any Company Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding.
(f)   (i) since January 1, 2024, neither the Company nor any Company Subsidiaries have received any written notice from any party to a Company Reinsurance Contract that any amount of reinsurance ceded by it or such Company Subsidiary to such counterparty, or any amount receivable by or payable to it or such Company Subsidiary from such counterparty, will be uncollectible or otherwise defaulted upon, (ii) to the Knowledge of the Company, the financial condition of any party to a Company Reinsurance Contract is not impaired to the extent that a default thereunder is reasonably anticipated and (iii) there are no, and since January 1, 2024, there have been no, material disputes under any Company Reinsurance Contract. None of the Company Reinsurance Contracts is finite reinsurance, financial reinsurance or such other form of reinsurance that does not meet the risk transfer requirements under applicable Laws or otherwise does not qualify for credit for reinsurance under applicable Laws.
(g)   There is no (i) written Contract, memorandum of understanding, commitment letter or similar undertaking with any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary, or (ii) Order or directive by, or supervisory letter or cease-and-desist order from, any Insurance Regulator that is binding on the Company or any Company Insurance Subsidiary and (b) neither the Company nor any Company Insurance Subsidiary has adopted any board resolution at the request of any Insurance Regulator, in the case of each of clauses (a) and (b), that (A) limits in any material respect the ability of the Company or any Company Insurance Subsidiary to issue or enter into Insurance Contracts or other reinsurance or retrocession treaties or agreements, slips, binders, cover notes or other similar arrangements, (B) requires the divestiture of any material investment, (C) limits in any material respect the ability of the Company or any Company Insurance Subsidiary to pay dividends or (D) requires any material investment to be treated as a “nonadmitted asset” (or the local equivalent). Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending or threatened against the Company or any Company Insurance Subsidiary by any state insurance guaranty associations in connection with such association’s fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to be material to the Company and its Company Subsidiaries, taken as a whole.
Section 3.19   Insurance Matters.
(a)   All policy and contract forms used by the Company and the Company Insurance Subsidiaries for Insurance Contracts, and all amendments, applications, marketing materials, brochures, illustrations and certificates pertaining thereto, have, to the extent required by applicable Law, been approved by all applicable Governmental Authorities or filed with such Governmental Authorities.
(b)   The Company and the Company Insurance Subsidiaries have marketed, sold and issued their Insurance Contracts in all material respects in compliance with applicable Law. As to premium rates established by the Company or a Company Insurance Subsidiary that are required to be filed with or approved by any Insurance Regulator, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with all applicable Insurance Laws.
(c)   All material Investment Assets of the Company and Company Subsidiaries consist of marketable securities that are freely transferable and not subject to any restrictions (legal, contractual, or otherwise) on transfer, other than (i) restrictions arising under applicable Law, (ii) customary transfer restrictions contained in the governing documents of a collective investment vehicle that permit redemption or withdrawal on customary terms, and (iii) ordinary-course settlement mechanics of the applicable trading system or custodian.
(d)   The Company and Company Subsidiaries have not incurred any material Investment Mismatch.

Section 3.20   Insurance Producers.   To the Knowledge of the Company, each Person, including salaried employees of the Company or any Company Insurance Subsidiary, performing the duties of insurance producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster, marketer, underwriter, wholesaler, distributor, producer or customer representative (collectively, “Producers”), at the time such Producer wrote, sold, solicited, produced, serviced or adjusted business, or performed such other act for or on behalf of the Company or any of Company Insurance Subsidiary that may require a producer’s, solicitor’s, broker’s, adjusters’ or other insurance license, was duly licensed and appointed, where required, as an insurance producer, managing general agent, third party administrator, broker, solicitor or adjuster, as applicable (for the type of business written, sold or produced by such insurance producer, agency, managing general agent, third party administrator, broker, solicitor, adjuster or customer representative), in the particular jurisdiction in which such Producer wrote, sold, produced, solicited or serviced such business, except where the failure to have such license or appointment would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no Producer has violated in any material respect any term or provision of applicable Law relating to the sale or production of any Insurance Contract since January 1, 2024. To the Knowledge of the Company, no Producer has breached the terms of any agency or broker contract with the Company or any Company Insurance Subsidiary in any material respect or violated in any material respect any applicable Law or policy of the Company or any Company Insurance Subsidiary in the solicitation, negotiation, writing, sale or production of business for or on behalf of the Company or any Company Insurance Subsidiary.
Section 3.21   Environmental Laws.   Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Company Subsidiaries comply and have in the past three (3) years complied with all applicable Environmental Laws, and possess and comply, and have possessed and complied, with all applicable Environmental Permits required under such Laws to operate the businesses of the Company and its Company Subsidiaries as operated during such period; (ii) none of the Company or any of its Company Subsidiaries has received any written notification alleging that it is liable, or written request for information, pursuant to any applicable Environmental Law, concerning any release, threatened release of, or exposure to, any Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate Governmental Authority or Person; (iii) there are no, and there have not been any, Materials of Environmental Concern at any property currently or, to the Knowledge of the Company, previously owned or occupied by the Company or any of its Company Subsidiaries under circumstances that have resulted in liability of the Company or any of its Company Subsidiaries under any Environmental Laws; and (iv) none of the Company or any of its Company Subsidiaries has received any written notice regarding any actual or alleged violation of any Environmental Laws or Environmental Permits, including a notice of violation, a notice of non-compliance, or notice of requirements. There are no Legal Proceedings arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or any of its Company Subsidiaries which would reasonably be expected to have a Company Material Adverse Effect. Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 3.21 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern.
Section 3.22   Disclosure Documents.   The information supplied or to be supplied by or on behalf of the Company or any Company Subsidiary for inclusion or incorporation by reference in the Proxy Statement will, when the Proxy Statement, or any amendment or supplement thereto, is first sent or given to the Company’s stockholders and at the time of the Company Stockholder Approval, comply in all material respects with the applicable requirements of the Exchange Act. None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiary expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time such Proxy Statement, or any amendment or supplement thereto, is first sent or given to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 3.22 shall not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective Representatives specifically for use or incorporation by reference therein.

Section 3.23   Inapplicability of Anti-takeover Statutes.   Assuming the accuracy of the representations and warranties of Parent and Merger Subsidiary in Section 4.4, to the Knowledge of the Company, there is no takeover or anti-takeover statute or similar Law, including Section 203 of the DGCL, applicable to this Agreement and the Transactions that requires additional action by the Company Board in order for any such anti-takeover statute to be inapplicable to this Agreement and the Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
Except as set forth in the Parent Disclosure Schedules delivered by Parent to the Company on the Agreement Date (the “Parent Disclosure Schedules”), each of Parent and Merger Subsidiary represents and warrants to the Company as follows:
Section 4.1   Organization.   Each of Parent and Merger Subsidiary is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so organized, existing, or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Subsidiary has all requisite corporate or similar power and authority to enable it to own, operate and lease its properties and to carry on its business as now conducted. Parent has delivered or made available to the Company complete and correct copies of the certificate of incorporation, bylaws or other constituent documents, as amended as of the Agreement Date, of Parent and Merger Subsidiary.
Section 4.2   Authorization; No Conflict.
(a)   The execution, delivery and performance by each of Parent and Merger Subsidiary of this Agreement and the consummation by each of Parent and Merger Subsidiary of the Transactions are within the corporate or similar powers of Parent and Merger Subsidiary, as applicable, and, subject to the completion of the actions contemplated by Section 5.15, have been duly authorized by all necessary corporate or similar action on the part of each of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Subsidiary enforceable against each of Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
(b)   The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the Transactions require no approval by, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the Regulatory Laws, (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act, and (iv) any approvals or filings, the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(c)   The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other constituent documents of Parent and Merger Subsidiary, (ii) assuming all approvals referred to in Section 4.2(b) are obtained, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) assuming all approvals referred to in Section 4.2(b) are obtained, require any consent or other action by any Person under, result in any breach of, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or the loss of any benefit to which Parent or Merger Subsidiary is entitled under, any Contract to which Parent or Merger Subsidiary is a party or bound by, or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, except, in the case of each of clauses (ii) through (iv), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.3   Litigation.   As of the Agreement Date, there are no Legal Proceedings (other than investigations) pending or, to the Knowledge of Parent, investigations pending or Legal Proceedings threatened, to which Parent or any Subsidiary of Parent is a party that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. As of the Agreement Date, there are no Orders outstanding against Parent or any Subsidiary of Parent that would reasonably be expected to have a Parent Material Adverse Effect.
Section 4.4   Ownership of Company Common Stock.   Other than as a result of this Agreement, none of Parent, Merger Subsidiary or any of their Affiliates beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) or owns (as such term is used in Section 203 of the DGCL) any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivatives, securities or otherwise) in the Company. None of Parent or Merger Subsidiary or any of their “affiliates” or “associates” are, or at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL. Prior to the Agreement Date, neither Parent nor Merger Subsidiary has taken, or authorized or permitted any Representatives of Parent or Merger Subsidiary to take, any action that would reasonably be expected to cause, Parent, Merger Subsidiary or any of their “affiliates” or “associates” to be deemed an “interested stockholder” as defined in Section 203 of the DGCL.
Section 4.5   Broker’s or Finder’s Fees.   Except for Deutsche Bank, S.A.E.U. (whose fees and commissions will be paid by Parent or its Subsidiaries), no agent, broker or other firm engaged by Parent or any of its Subsidiaries or acting on behalf of Parent or any of its Subsidiaries is or will be entitled to any advisory or broker’s or finder’s or other similar fee or commission from any of the parties hereto in connection with any of the Transactions.
Section 4.6   Activities of Merger Subsidiary.   Merger Subsidiary was formed solely for the purpose of engaging in the Transactions. Merger Subsidiary has not engaged in any business or conducted any operations, and will not prior to the Effective Time engage in any business or conduct any operations, other than in connection with the Transactions, and has, and will have as of immediately prior to the Effective Time, no liabilities other than those incident to its formation and pursuant to the Transactions.
Section 4.7   Disclosure Documents.   The information supplied or to be supplied by or on behalf of Parent, Merger Subsidiary or any other Subsidiary of Parent for inclusion or incorporation by reference in the Proxy Statement will, when the Proxy Statement, or any amendment or supplement thereto, is first sent or given to the Company’s stockholders and at the time of the Company Stockholder Approval, comply in all material respects with the applicable requirements of the Exchange Act. None of the information supplied or to be supplied by or on behalf of Parent, Merger Subsidiary, or any of Parent’s other Subsidiaries expressly for inclusion or incorporation by reference in the Proxy Statement will, at the time such Proxy Statement, or any amendment or supplement thereto, is first sent or given to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this Section 4.7 shall not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives specifically for use or incorporation by reference therein.
Section 4.8   Solvency.   Neither Parent nor Merger Subsidiary is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, any Subsidiary of Parent, the Company or any of the Company Subsidiaries. Each of Parent and Merger Subsidiary is Solvent as of the Agreement Date, and each of Parent and the Company and the Company Subsidiaries (on a consolidated basis) will, after giving effect to the Transactions, payment of the Merger Consideration, and payment of all other amounts required to be paid in connection with the consummation of the Merger or any other transaction contemplated by this Agreement and the payment of all related fees and expenses, and assuming the representations and warranties in Article III are true and correct in all material respects, be Solvent at and immediately following the Closing. As used in this Section 4.8, the term “Solvent” shall mean, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and, after the Closing, the Company and the Company Subsidiaries (on a consolidated basis) and of each of them (on a stand-alone basis) will exceed their debts, (b) Parent and, after the Closing, the Company and the Company

Subsidiaries (on a consolidated basis) and each of them (on a stand-alone basis) has not incurred, debts beyond its ability to pay such debts as such debts mature, and (c) Parent has and, after the Closing, the Company and the Company Subsidiaries (on a consolidated basis) and each of them (on a stand-alone basis) has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 4.8, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
Section 4.9   Sufficiency of Funds.   Parent currently has, and at all times from and after the Agreement Date and through the Effective Time will have, available to it (without taking into account any funds that would require a dividend to be paid to Parent from any of its Subsidiaries), and Parent will have as of the Effective Time, sufficient cash, available lines of credit or other sources of funds at the Closing necessary to fund the payment of the aggregate Merger Consideration, the Company RSA Merger Consideration and Company PSA Merger Consideration contemplated by this Agreement and any other amounts required to be paid by it and Merger Subsidiary in connection with the consummation of the Transactions and to perform the other obligations of Parent and Merger Subsidiary contemplated by this Agreement.
Section 4.10   Equity Commitment.   Concurrently with the execution of this Agreement, MAPFRE S.A. has delivered to Parent the duly executed Equity Commitment Letter, a copy of which has been provided to the Company. The Equity Commitment Letter is in full force and effect as of the Agreement Date and constitutes a valid and binding obligation of the parties thereto, enforceable against each party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). As of the Agreement Date, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of a party under the Equity Commitment Letter.
ARTICLE V
COVENANTS
Section 5.1   Access and Investigation.   Subject to the Confidentiality Agreement, during the period commencing on the Agreement Date and ending on the earlier of (a) the Effective Time and (b) the termination of this Agreement pursuant to Section 7.1 (such period being referred to herein as the “Interim Period”), the Company shall, and shall cause the Company Subsidiaries to, upon reasonable advance notice to the Company from Parent, use reasonable best efforts to, solely as may be necessary for Parent to prepare for Closing and the integration of the Company following the Closing: (i) provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Company’s and the Company Subsidiaries’ books, records, Tax Returns, material operating and financial reports, work papers, assets, officers, offices and other facilities, Contracts and other documents and information relating to the Company and the Company Subsidiaries to the extent in the Company’s possession and (ii) provide Parent and Parent’s Representatives with such copies of the books, records, Tax Returns, work papers, Contracts and other documents and information relating to the Company and the Company Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and the Company Subsidiaries to the extent in the Company’s possession, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, under the supervision of appropriate personnel of the Company and in such a manner as not to interfere with the normal operation of the business of the Company and the Company Subsidiaries or create risk of damage or destruction to any material assets or property. Notwithstanding the foregoing, any such access shall be subject to the Company’s and the Company Subsidiaries’ security measures and insurance and privacy requirements. Information obtained by Parent or Merger Subsidiary pursuant to this Section 5.1 will constitute “Evaluation Material” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement. Nothing in this Section 5.1 will require the Company or any Company Subsidiary to provide any access, permit any inspection or disclose any information that in the reasonable judgment of the Company: (A) would violate the confidentiality terms of any Contract of the Company or the Company Subsidiaries with any third party; (B) would or would reasonably likely result in a violation of applicable Law; or (C) would or would reasonably likely result in the loss of a legal protection afforded by the attorney-client privilege or the attorney work product doctrine or similar privilege.

Section 5.2   Operation of the Company’s Business.
(a)   Except (i) as expressly contemplated, required or permitted by this Agreement, (ii) as required by applicable Law or any Contract in effect as of the Agreement Date, (iii) as set forth in Section 5.2 of the Company Disclosure Schedules, or (iv) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall, and shall cause the Company Subsidiaries to: (A) conduct its and their respective businesses in the ordinary course in all material respects and (B) use commercially reasonable efforts to preserve intact in all material respects its and their respective current business organizations, keep available the services of its and their respective key employees and maintain in all material respects its and their respective relations and goodwill with the Persons having material business relationships with the Company or the Company Subsidiaries.
(b)   Except (w) as expressly contemplated, required or permitted by this Agreement, (x) as required by applicable Law or any Contract in effect as of the Agreement Date, (y) as set forth in Section 5.2 of the Company Disclosure Schedules, or (z) as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company shall not and shall cause the Company Subsidiaries not to:
             (i)   declare, accrue, set aside or pay any dividend, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or any other Company or Company Subsidiary securities (other than (A) the payment of dividends or distributions declared prior to the Agreement Date, (B) the declaration and payment by the Company of a regular quarterly dividend per share of Company Common Stock in the ordinary course of business (and corresponding dividends, distributions or equivalents with respect to the Company Equity Awards, as and if required by the terms thereof), (C) dividends or distributions resulting from the vesting or settlement of, and payment of accrued dividends on, the Company Equity Awards, or (D) dividends or distributions paid in cash from a direct or indirect wholly-owned Company Subsidiary to the Company or another direct or indirect wholly-owned Company Subsidiary); adjust, split, combine or reclassify any capital stock or otherwise amend the terms of any Company or Company Subsidiary securities; or acquire, redeem or otherwise reacquire or offer to acquire, redeem or otherwise reacquire any shares of capital stock or other securities, in each case other than as provided in Section 5.2(b)(ii);
             (ii)   sell, issue, grant or authorize the sale, issuance, or grant of any Equity Interests, other than the issuance of shares of Company Common Stock as required pursuant to the exercise, vesting or settlement of Company Equity Awards, or the withholding of Company Common Stock to satisfy Tax obligations pertaining to the vesting or settlement of Company Equity Awards that, in each case, are (A) outstanding as of the Agreement Date and in accordance with the terms of the Company Equity Awards (as applicable) in existence as of the Agreement Date, or (B) granted after the Agreement Date to the extent permitted by Section 5.2(b)(ii);
             (iii)   except as otherwise contemplated by Section 1.5 amend or otherwise modify any of the terms of any outstanding Company Equity Awards; provided, however, that the applicable performance levels under such Company Equity Awards may be determined in accordance with their terms (including adjustments to account for non-recurring items and other items as determined appropriate by the Company);
             (iv)   amend or permit the adoption of any amendment to the Company Charter Documents;
             (v)   subject to Section 5.3, acquire any Equity Interest of any other Person (other than any wholly-owned Subsidiaries), or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
             (vi)   enter into any Contract that would explicitly impose any material restriction on the right or ability of the Company or any Company Subsidiary: (A) to compete with any other Person; (B) to perform services for or sell products to any other Person; (C) to transact business with any other Person; or (D) to operate at any location in the world;
             (vii)   enter into any Contract that would be a Company Material Contract if in effect as of the Agreement Date or materially amend or terminate (other than expiration in accordance with its terms), or amend, modify, or waive any material right, remedy or default under, any Company Material Contract;

             (viii)   sell or otherwise dispose of, or lease or license any right, asset or property material to the Company and the Company Subsidiaries, taken as a whole, to any other Person, except transactions in the ordinary course of business or dispositions of obsolete equipment and similar assets;
             (ix)   (A) lend money to any Person (other than advances to customers or Company Employees in the ordinary course of business); or (B) guarantee any Indebtedness or incur any Indebtedness (other than guarantees and letters of credit provided to customers in the ordinary course of business) except, in each case, any such Indebtedness that is (1) solely among the Company and any Company Subsidiary or (2) drawdowns in the ordinary course of business under any of the Company or any Company Subsidiary’s existing credit facilities as of the Agreement Date;
             (x)   except as required pursuant to the terms of any Company Plan or other Contract in effect as of the Agreement Date, or as otherwise may be required by Law, (A) provide for any material increase or acceleration, funding or waiver of services requirements with respect to compensation or benefits payable to any current or former director, officer or employee of the Company or any of the Company Subsidiaries, other than (1) with respect to any current officer or employee of the Company or any of the Company Subsidiaries below the Vice President level in the ordinary course of business consistent with past practices, (2) cost of living adjustments required by applicable Law, (B) grant or materially increase any material severance, termination, retention, change in control or similar compensation or benefits of any current or former director, officer, or employee of the Company or any of the Company Subsidiaries, other than providing severance in the ordinary course of business to Company Employees terminated other than for cause (as determined by the Company in its reasonable discretion or as defined in any applicable Company Plan(s) or as required by applicable Law); (C) establish, adopt, enter into, amend in any material respect or terminate any Company Plan or any CBA, other than: (1) annual renewals of Company Plans that are health or welfare plans in the ordinary course of business, including corresponding benefit increases, (2) entry into offer letters or other employment Contracts with new hires below the Vice President level, (3) entry into offer letters or other employment Contracts with new hires as permitted pursuant to clause (D) below, (4) entry into consulting or contractor agreements in the ordinary course of business and terminable upon thirty (30) days’ notice or less without material penalty, (5) making annual cash bonus and other cash incentive payments based on actual or projected performance in the ordinary course of business and on the schedules and performance periods consistent with past practice, including cash annual bonus and other cash incentive payments pursuant to existing bonus and cash incentive plans, (6) the establishment of 2026 and subsequent year annual cash bonus plans (including the establishment of bonus targets and performance metrics) in the ordinary course of business, or (7) amendments to Company Plans required by applicable Law or to maintain Tax-qualified status; or (D) hire any employee at or above the Vice President level (except in order to fill any position that is vacant as of the Agreement Date or which is vacated after the Agreement Date);
             (xi)   (A) change any Tax accounting period or method, (B) make, change or revoke any material Tax election, (C) settle or compromise any audit or proceeding in respect of any material Tax liabilities, (D) file any material amended Tax Return, (E) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or foreign Law) with respect to any material Tax, (F) surrender any right to claim a material Tax refund, (G) enter into any Tax indemnification, sharing, allocation, reimbursement or similar agreement, arrangement or understanding (other than any customary and commercially reasonable Tax indemnification provisions in Contracts entered into in the ordinary course of business a principal purpose of which is unrelated to Taxes), (H) consent to the extension or waiver of the statutory period of limitations applicable to any material Taxes, (I) request any Tax ruling, (J) fail to pay any material Taxes that are due and payable, (K) prepare any material Tax Return in a manner which is materially inconsistent with past practice, unless otherwise required by applicable Law or (L) enter into any related party transactions among or between the Company and one or more Company Subsidiary (or among or between any Company Subsidiaries) that are not conducted at arm’s length and in compliance with applicable transfer pricing rules, including Section 482 of the Code and the Treasury Regulations promulgated thereunder (and any similar provisions of state, local or foreign Tax Law);
             (xii)   pay, discharge, waive or settle any claims involved in any Legal Proceeding, other than the payment, discharge, waiver or settlement of claims under policies of insurance or reinsurance (A) in the ordinary course of business consistent with past practice, or (B) reflected or reserved against in, or contemplated by, the Company’s financial statements or Company Insurance Subsidiary’s Statutory

Statements (or the notes to the Company’s financial statements or Company Insurance Subsidiary’s Statutory Statements) for amounts not in excess of those so reflected or reserved;
             (xiii)   enter into any new business line that is outside their existing businesses (or a business complementary thereto or a natural extension thereof) or exit a business line that is a part of their existing businesses;
             (xiv)   enter into any block reinsurance transaction;
             (xv)   enter into any Contract or make any commitment related to real property that exceed $1,000,000 individually or in the aggregate;
             (xvi)   enter into any Contract or make any commitment related to information technology hardware, systems or software that exceed $1,000,000 individually or in the aggregate;
             (xvii)   enter into any Contract related to the marketing or sales of the Company’s or Company Subsidiaries’ business that exceed $1,000,000 individually or in the aggregate;
             (xviii)   other than as required by changes in SAP, GAAP or SEC rules and regulations, change any of its methods of financial accounting or financial accounting practices in any material respect or materially alter any existing financial, underwriting, pricing, claims, claims handling, risk retention, reserving, reinsurance, investment or actuarial practice, guideline or policy, or any material assumption underlying an actuarial practice or policy; or
             (xix)   authorize any of, or commit, or agree to take any of, the foregoing actions.
(c)   Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or the Company Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries’ businesses, assets, and operations.
Section 5.3   Acquisition Proposals.
(a)   No Solicitation.   From and after the Agreement Date, the Company shall, and shall cause its Company Subsidiaries and its and their respective Representatives to, immediately cease any discussions or negotiations with any parties that may then be ongoing with respect to an Acquisition Proposal, and shall, and shall cause its Company Subsidiaries, directors and officers, and direct its and their other respective Representatives to:
             (i)   not initiate, solicit or knowingly encourage or knowingly facilitate, directly or indirectly, any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 5.3(a));
             (ii)   not engage in, continue or otherwise participate in, directly or indirectly, any discussions or negotiations regarding, or directly or indirectly provide or disclose any non-public information or data to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal or informing such Person of the provisions contained in this Section 5.3(a)); or
             (iii)   not approve, endorse, recommend, execute or enter into any letter of intent, agreement in principle, term sheet, memorandum of understanding, merger agreement, acquisition agreement or other similar Contract relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”).
(b)   Exceptions.   Notwithstanding anything to the contrary in this Agreement, at any time from the Agreement Date and prior to the time the Company Stockholder Approval is obtained, the Company and its Representatives may:

             (i)   provide information in response to a request therefor by a Person who has made an Acquisition Proposal if the Company did not materially violate Section 5.3(a) in respect of such Person and receives from such Person an Acceptable Confidentiality Agreement, and promptly (and in any event within twenty-four (24) hours thereafter) makes available to Parent (A) written copies of such Acquisition Proposal and any other materials provided by such Person and (B) any material non-public information concerning the Company or the Company Subsidiaries that the Company provides to any such Person that was not previously made available to Parent;
             (ii)   engage or participate in any discussions or negotiations with any Person who has made such an Acquisition Proposal; or
             (iii)   after having complied with Section 5.3(a), authorize, adopt, approve, recommend or otherwise declare advisable or execute or enter into or propose to authorize, adopt, approve, recommend or declare advisable (publicly or otherwise) such Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii) or (iii) above, the Company Board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, (B) in each such case referred to in clause (i), (ii) or (iii) above, the Company Board determines in good faith, after consultation with outside counsel, based on the information then available that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, and (C) prior to taking any action described in clause (iii) above, the Company Board also determines in good faith, after consultation with outside counsel, that such Acquisition Proposal is a Superior Proposal.
(c)   No Change of Recommendation or Alternative Acquisition Agreement.   Except as expressly permitted in Section 5.3(d), the Company Board and each committee of the Company Board shall not:
             (i)   (A) withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) the Company Board Recommendation with respect to the Merger, (B) approve, adopt or recommend (publicly or otherwise) an Acquisition Proposal, (C) fail to include the Company Board Recommendation in the Proxy Statement, or (D) fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act (other than any tender offer or exchange offer by Parent or Merger Subsidiary) promptly, and in any event within five (5) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (it being understood and agreed that any communication made in accordance with Section 5.3(e)(ii), or the failure by the Company Board to take a position with respect to such tender offer or exchange offer, shall not be deemed a Change of Recommendation if such communication is made or such position is taken prior to the fifth (5th) Business Day after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer) (any action described in clauses (A) through (D), a “Change of Recommendation”); or
             (ii)   cause or permit the Company or any Company Subsidiary to enter into an Alternative Acquisition Agreement (other than any Acceptable Confidentiality Agreement) relating to any Acquisition Proposal.
(d)   Change of Recommendation / Superior Proposal Termination.   Notwithstanding anything to the contrary in this Agreement, (i) at any time prior to the time the Company Stockholder Approval is obtained, the Company Board may make a Change of Recommendation (A) in connection with a Superior Proposal or (B) other than in connection with an Acquisition Proposal, in response to a Change occurring after the Agreement Date that was not known by the Company Board prior to the Agreement Date (an “Intervening Event”), in either case of (A) or (B), only if the Company Board determines in good faith following consultation with outside counsel that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law and (ii) if the Company Board is permitted to make a Change of Recommendation pursuant to clause (i), the Company may also terminate this Agreement pursuant to Section 7.1(f) to enter into an Alternative Acquisition Agreement with respect to the applicable Superior Proposal; provided, however, that neither the Company Board nor the Company shall take any of the foregoing actions unless:
             (i)   the Company did not materially violate Section 5.3(a) in respect of such Superior Proposal;

             (ii)   the Company shall have provided prior written notice (a “Determination Notice”) to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board intends to take such action and specifying in reasonable detail the circumstances giving rise to such proposed action, including, in the case such action is proposed to be taken in connection with a Superior Proposal, providing the material terms and conditions of any such proposal (including, if applicable, copies of any written proposals or offers, including proposed agreements and the identity of the Person making the proposal) (it being understood and agreed that the delivery of a Determination Notice shall not, in and of itself, be deemed a Change of Recommendation);
             (iii)   the Company shall have during the Notice Period negotiated with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement such that with respect to any such action to be taken in connection with (A) an Acquisition Proposal, such Acquisition Proposal ceases to constitute a Superior Proposal (provided, however, that in the event of any material revision to the terms of such Superior Proposal, the Company shall be required to deliver a new Determination Notice to Parent (it being understood that the Notice Period in respect of such new Determination Notice will be three (3) Business Days) and to comply with the requirements of this Section 5.3(d) with respect to such new Determination Notice and the revised Superior Proposal contemplated thereby) or (B) an Intervening Event, the Company Board could no longer make a determination that taking such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; and
             (iv)   at or following the end of such Notice Period, the Company Board shall have determined in good faith based on the information then available that with respect to any such action to be taken in connection with (A) an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal, or (B) an Intervening Event, the Company Board continues to make a determination that taking such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, in each case taking into account (and in consultation with outside counsel) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination pursuant to clause (iii) above.
(e)   Certain Permitted Disclosure.   Nothing contained in this Section 5.3 shall be deemed to prohibit the Company or the Company Board from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including taking and disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), or (ii) making any “stop-look-and-listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the Company’s stockholders); provided, however, that the Company Board shall not make a Change of Recommendation except in accordance with Section 5.3(d).
(f)   Existing Discussions.   From and after the Agreement Date and subject to Section 5.3(b) and Section 5.3(d), the Company agrees that it will (i) cease and cause to be terminated any activities, discussions or negotiations with any parties conducted with respect to any Acquisition Proposal, (ii) cease providing any information to any such Person or its Representatives, (iii) terminate all access granted to any such Person and its Representatives to any physical or electronic data room and (iv) seek to have returned to the Company or destroyed any material non-public information concerning the Company that was furnished to any Person with whom a confidentiality agreement was entered into after January 1, 2026 in connection with its consideration of an Acquisition Proposal, and such confidentiality agreement is still in effect as of the Agreement Date.
Section 5.4   Proxy Filing.
(a)   The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the Agreement Date, and use reasonable best efforts to file no later than thirty (30) Business Days after the Agreement Date, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) and, subject to Section 5.3, shall include the Company Board Recommendation in the Proxy Statement. Each of Parent and the Company shall provide the other with the information contemplated by Section 5.6(b) and shall otherwise reasonably assist and cooperate with the other in connection with any of the actions contemplated by this

Section 5.4, including the preparation, filing and distribution of the Proxy Statement and the resolution of any comments in respect thereof received from the SEC. The Company will provide Parent and its Representatives with a reasonable opportunity to review and comment on the Proxy Statement and any other relevant documentation and shall consider in good faith any comments on each such document that are reasonably proposed by Parent and its Representatives.
(b)   The Company shall promptly notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement and will provide Parent and its counsel the reasonable opportunity to review and comment on the Company’s proposed response thereto, and the Company will consider in good faith the comments reasonably proposed by Parent and its Representatives. The Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received in respect of the Proxy Statement by the Company, and the Company shall cause the definitive Proxy Statement to be mailed as promptly as reasonably practicable (and, in any event, no later than five (5) Business Days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement. The Company shall ensure that the Proxy Statement complies in all material respects with the provisions of the Exchange Act (and the rules and regulations promulgated thereunder). If at any time prior to the Stockholders Meeting, any fact, event or circumstance relating to the Company or Parent or any of their respective Affiliates is discovered by the Company or Parent, which such fact, event or circumstance is required, pursuant to the Exchange Act, to be set forth in an amendment or supplement to the Proxy Statement, (i) the applicable party shall promptly inform the other parties hereto and (ii) the Company shall promptly amend or supplement the Proxy Statement to include disclosure of such fact, event or circumstance. The Company shall use reasonable best efforts to solicit proxies in favor of the Company Stockholder Approval.
(c)   Each of Parent, Merger Subsidiary and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become materially false or misleading.
Section 5.5   Stockholders Meeting.   Notwithstanding anything to the contrary in this Agreement and subject to Section 5.4(a), the Company shall take, in accordance with applicable Law and the Company Charter Documents, all action necessary to convene and hold a meeting of the stockholders of the Company Common Stock (the “Stockholders Meeting”) to consider and vote upon the adoption of this Agreement as promptly as reasonably practicable and in any event not more than thirty-five (35) Business Days after the filing of the definitive Proxy Statement. Following the mailing of the Proxy Statement pursuant to Section 5.4, the date of the Stockholders Meeting may not be changed, and the Stockholders Meeting may not otherwise be adjourned or postponed, without the consent of Parent (not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law; provided, however, that the Company may, without the written consent of Parent, adjourn, recess or postpone the Stockholders Meeting (a) if the Company believes in good faith after consultation with its outside proxy solicitors that it will not receive proxies sufficient to obtain the Company Stockholder Approval, whether or not a quorum is present (provided that, the Company may not, without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), adjourn or postpone the Stockholders Meeting more than ten (10) Business Days on any single occasion), (b) if it is necessary to adjourn or postpone the Stockholders Meeting to ensure that any required supplement or amendment to the Proxy Statement is delivered, or (c) if and to the extent such adjournment or postponement of the Stockholders Meeting is required by Law.
Section 5.6   Filings; Other Actions; Notification.
(a)   Cooperation.   The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries and Affiliates, to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws, including the Regulatory Laws, to consummate and make effective the Merger as soon as practicable after the Agreement Date, including (x) preparing and filing as promptly as practicable any filings required under applicable Regulatory Laws (and in any event shall make appropriate filings pursuant to the HSR Act within fifteen (15) Business Days of the Agreement Date) and all documentation needed to effect all necessary notices, reports and other filings to, and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from, any third party and/or any Governmental Authority in order to consummate the Merger and the other Transactions; (y) preparing and filing as promptly as practicable the Form A; and (z) executing and delivering any additional instruments necessary to consummate the Merger and the other Transactions and to fully carry out the purposes of this Agreement; provided that Parent shall in no event later than twenty-five (25) Business Days after the Agreement Date file the Form A. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act and applicable Regulatory Laws, in each case, where available. Parent shall be responsible for all filing fees payable to a Governmental Authority in connection with all filings pursuant to Regulatory Laws hereunder. The Company and Parent, and their respective Subsidiaries and Representatives, shall, unless prohibited by applicable Law or the applicable Governmental Authority, (i) keep one another promptly apprised of any communications with a Governmental Authority concerning the Merger or any of the other Transactions; (ii) respond as promptly as practicable to all requests for additional information from a Governmental Authority under any Regulatory Law concerning the Merger or any of the other Transactions; (iii) to the extent practicable, provide each other in advance, with a reasonable opportunity for review and comment, and consider in good faith any such comments, on drafts of contemplated substantive communications with any Governmental Authority concerning the Merger or any of the other Transactions; and (iv) provide each other advance notice of all substantive meetings, conferences, or discussions with a Governmental Authority concerning the Merger or any of the other Transactions, and, unless prohibited by the Governmental Authority, permit one another to attend and participate therein either directly or through counsel. Subject to applicable Laws relating to the exchange of information, and subject to reasonable confidentiality considerations, Parent and the Company shall have the right to review reasonably in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Nothing in this Agreement shall require the Company or the Company Subsidiaries to take or agree to take any action with respect to its assets, business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing. Notwithstanding the foregoing, neither Parent nor the Company may extend any waiting period, withdraw any filing or enter into any agreement or understanding with any Governmental Authority without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)   Information.   Subject to applicable Laws, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its respective Affiliates, directors, officers and stockholders and such other matters, in each case, as may be reasonably necessary or advisable in connection with the Proxy Statement, the HSR Act, any other applicable Regulatory Laws or any other statement, filing, notice or application made by or on behalf of Parent, Merger Subsidiary, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger, and shall provide the other party with final copies of any filings made with a Governmental Authority. To the extent necessary to comply with applicable Laws or to protect reasonable confidentiality considerations, the parties may exchange information hereunder on an outside-counsel-only, or outside-consultant-only, basis.
(c)   Status.   Subject to applicable Laws and the instructions of any Governmental Authority, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the Merger, including promptly furnishing the other with copies of filings, submissions, notices or other communications sent or received by Parent or its Affiliates, Merger Subsidiary, the Company or the Company Subsidiaries, as the case may be, to or from any third party and/or any Governmental Authority with respect to the Transactions.
(d)   Regulatory Matters.   Notwithstanding anything to the contrary in this Agreement, and without limiting the generality of the other undertakings pursuant to this Section 5.6, but in any event subject to Section 5.6(f), each of the Company and Parent shall use their respective reasonable best efforts to take or cause to be taken (and each shall cause their respective Subsidiaries and Affiliates to take or cause to be taken) the following actions:
             (i)   the prompt provision to each and every federal, state, local or foreign court or Governmental Authority with jurisdiction over enforcement of any applicable Regulatory Laws (“Government Regulatory Entity”) of non-privileged information and documents requested by any Government Regulatory Entity that are necessary, proper or advisable to permit consummation of the Transactions, including complying with any Request for Additional Information issued under the HSR Act by the Federal Trade Commission or Antitrust Division of the U.S. Department of Justice and, with respect to the Form A, any request for information and documents or amendment of the Form A by the Massachusetts Commissioner of Insurance;
             (ii)   any and all steps to avoid the entry of any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would, or would reasonably be expected to, delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, including by defending in good faith through litigation on the merits and appealing any claim asserted in any court, agency or other proceeding by any Governmental Authority in connection with the Regulatory Laws, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such Transactions; and
             (iii)   in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Transactions in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this paragraph (d)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.
(e)   Subject to the requirement to use reasonable best efforts as set forth in this Section 5.6, Parent shall (i) control the overall strategy with respect to the Transactions under the Regulatory Laws, including the right to determine the strategy and timing for any such filings, submissions, communications and meetings and the defense of any claim and (ii) take the lead in all meetings and communications with any Governmental Regulatory Entity; provided, that Parent shall consult with the Company prior to making any filings or submissions to any applicable Governmental Regulatory Entity and consider in good faith the views of the Company and keep the Company informed of the status of such matters.
(f)   Notwithstanding anything to the contrary in this Agreement, including Section 5.6(d), in no event shall Parent or its Subsidiaries (including Merger Subsidiary and, after the Closing, the Surviving Corporation and its Subsidiaries) or Affiliates be required to agree to, or the Company be permitted to agree to, (i) any prohibition of or limitation on its or their ownership (or any limitation that would affect its or their operation) of any portion of their respective businesses or assets, including after giving effect to the Transactions, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, including after giving effect to the Transactions, (iii) any limitation on its or their ability to effect the Merger, or the ability of the Parent (or Merger Subsidiary) or its or their respective Subsidiaries to acquire or hold or exercise full rights of ownership of any capital stock of the Company or any Company Subsidiary, or (iv) any other limitation on its or their ability to effectively control their respective businesses or any limitation that would affect its or their ability to control their respective operations, including after giving effect to the Transactions.
(g)   Notwithstanding anything to the contrary set forth in this Agreement, neither the Company nor any of the Company Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Contract, in each case, unless such payment, consideration or security is contingent upon the occurrence of the Closing.
(h)   Parent shall not, and shall cause its Affiliates not to, enter into, agree to enter into, or consummate any Contracts or any arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, equity interests, assets or rights in or of any Person, in each case, that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent, the Company or any of their respective Affiliates to procure, any authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, (ii) materially increase the risk of any

Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger, or (iii) cause Parent, the Company or any of their respective Affiliates to be required to obtain any additional clearances, consents, approvals and waivers under any Laws with respect to the Merger and the other Transactions.
Section 5.7   Stock Exchange De-listing.   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 5.8   Public Announcements.   The initial press release regarding this Agreement shall be a joint press release in a form agreed to by the parties hereto. Thereafter, the Company and Parent each shall consult with the other prior to them or their Affiliates issuing any press releases or otherwise making public statements with respect to this Agreement, the Merger and the other Transactions and shall not issue (and not have their respective Affiliates issue) any such press release or make any such public statement without the prior consent of the other party (which shall not be unreasonably withheld, conditioned, or delayed); provided, that a party may, without the prior consent of the other party, issue such press release or make such public statement (a) so long as such statements are consistent with previous public statements made in compliance with this Agreement or otherwise agreed to between the Company and Parent or (b) after prior consultation (to the extent practicable in the circumstances) to the extent required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Authority. None of the limitations set forth in this Section 5.8 shall apply to the disclosure of any information or communications (i) by the Company regarding an Acquisition Proposal or from and after a Change of Recommendation effected in accordance with Section 5.3, or by Parent in response thereto, or (ii) in connection with any dispute between the parties relating to this Agreement or the Transactions.
Section 5.9   Directors and Officers Exculpation, Indemnification and Insurance.
(a)   Existing Agreements and Protections.   The Surviving Corporation and Parent shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) honor and fulfill in all respects the indemnification, exculpation, and advancement obligations of the Company and the Company Subsidiaries to any of their respective current or former directors and officers and any person who becomes a director or officer of the Company or any of the Company Subsidiaries prior to the Effective Time (the “Indemnified Persons”) for any matters arising out of acts or omissions occurring at or prior to the Effective Time, or matters by reason of an Indemnified Person’s status as such, in each case as provided in the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries, any prior charter or bylaw provision that may apply under Section 145(f) of the DGCL, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary in effect as of the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and Parent shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and the Company Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses with respect to any matters arising out of acts or omissions at or prior to the Effective Time, or matters by reason of an Indemnified Person’s service for or status with the Company or any of the Company Subsidiaries, that are at least as favorable to the Indemnified Persons as the indemnification, exculpation and advancement of expenses provisions set forth in the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries as of the Agreement Date, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary, and such provisions shall not be repealed, amended or otherwise modified (whether by operation of Law or otherwise) in any manner adverse to any Indemnified Person except as required by applicable Law.
(b)   Indemnification.   Without limiting the generality of the provisions of Section 5.9(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time,

Parent and Surviving Corporation shall (and Parent shall cause the Surviving Corporation and the Company Subsidiaries to) indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including a duty to advance and indemnify for attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, proceeding, investigation or inquiry, whether civil, criminal, administrative or investigative, to the extent such claim, proceeding, investigation or inquiry arises directly or indirectly out of or pertains directly or indirectly to any action or omission or alleged action or omission in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of the Company Subsidiaries or other Affiliates for any matters arising out of acts or omissions occurring, or an Indemnified Person’s status as such, at or prior to the Effective Time; provided, however, that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification or advancement under this Section 5.9(b), then the claim asserted in such notice shall survive the sixth (6th) anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, the Surviving Corporation shall pay and/or advance all reasonable fees and expenses of any counsel retained by an Indemnified Person promptly after statements therefor are received.
(c)   Insurance.   Prior to the Effective Time, the Company shall be permitted to purchase a six-year “tail” prepaid policy on the Company’s current or renewal directors’ and officers’ liability insurance or reasonable replacement insurance policies with insurers at the Company’s sole discretion (“D&O Insurance”); provided that the maximum aggregate annual premium for such “tail” insurance policies shall not exceed 300% of the aggregate annual premium payable by the Company for coverage pursuant to its most recent renewal under the D&O Insurance. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder.
(d)   Successors and Assigns.   If the Surviving Corporation (or Parent) or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation (or Parent) shall assume all of the obligations of the Surviving Corporation (or Parent) set forth in this Section 5.9.
(e)   No Impairment; Third-Party Beneficiaries.   The obligations set forth in this Section 5.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.9(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.9(c) (and their heirs and representatives). Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 5.9(c) (and their heirs and representatives) are intended to be third-party beneficiaries of this Section 5.9, with full rights of enforcement as if a party thereto. The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the “tail” policy referred to in Section 5.9(c) (and their heirs and representatives)) under this Section 5.9 shall be in addition to, and not in substitution for, any other rights that such persons may have under the Company Charter Documents, the certificate of incorporation and bylaws (or other similar organizational documents) of the Company Subsidiaries, and any indemnification or other agreement between any Indemnified Person and the Company or any Company Subsidiary, or applicable Law (whether at law or in equity).
(f)   Joint and Several Obligations.   The obligations and liability of the Surviving Corporation, Parent and their respective Subsidiaries under this Section 5.9 shall be joint and several.
(g)   Preservation of Other Rights.   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any indemnification, advancement, exculpation, or insurance rights of Indemnified Persons, and any such rights are primary rights and not secondary to, limited by, or adversely affected by any Indemnified Person’s rights under any policy of insurance.
Section 5.10   Transaction Litigation.   During the Interim Period, the Company shall promptly notify Parent of all Legal Proceedings commenced or threatened in writing against the Company or any of the

Company Subsidiaries, in each case, in connection with, arising from or otherwise relating to the Merger or any of the other Transactions (“Transaction Litigation”) (including by providing copies of all pleadings with respect thereto) and thereafter keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity (at Parent’s sole expense and subject to a customary joint defense agreement) to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and consider in good faith any views of Parent. Further, the Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.10, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, and the Company shall consider in good faith all such comments and suggestions, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.
Section 5.11   Rule 16b-3.   Parent, Merger Subsidiary and the Company shall take all such steps as may be required to cause the Transactions, and any other dispositions of equity securities (including derivative securities) of the Company resulting from the Transaction by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.12   Employee Matters.
(a)   For purposes of this Section 5.12, (i) the term “Covered Employees” means employees who are employed by the Company or any Company Subsidiary as of immediately prior to the Effective Time (including employees who are on vacation, a paid or unpaid leave of absence or long-term or short-term disability at such time); and (ii) the term “Continuation Period” means the period beginning at the Effective Time and ending on the first anniversary of the Effective Time.
(b)   During the Continuation Period, Parent shall, or shall cause the Surviving Corporation or any Company Subsidiary to, provide to each Covered Employee for so long as such Covered Employee remains employed by Parent, the Surviving Corporation or any Company Subsidiary during the Continuation Period: (i) base salary or base wages, as applicable, that are substantially comparable to the base salary or base wages provided to such Covered Employee immediately prior to the Effective Time; (ii) cash bonus, commission opportunities, or other incentive compensation that are substantially comparable to the cash bonus, commission opportunities, or other incentive compensation provided to such Covered Employee immediately prior to the Effective Time; (iii) retirement benefits and health and welfare benefits (excluding any defined benefit pension plan) that are no less favorable than the retirement benefits and health and welfare benefits provided to such Covered Employee immediately prior to the Effective Time; and (iv) to the extent provided to similarly situated employees of Parent and its Affiliates, equity or equity-based compensation opportunities that are no less favorable in the aggregate than the equity or equity-based compensation opportunities that are provided to such similarly situated employees of Parent and its Affiliates. Without limiting the generality of the foregoing, Parent agrees that during the Continuation Period, it will cause each Covered Employee whose employment is terminated by Parent, the Surviving Corporation or any Company Subsidiary without cause (or, if applicable, who resigns for good reason as defined in any applicable Company Plan) to be provided with severance benefits that are no less favorable than the greater of the severance benefits (x) provided immediately prior to the Closing, including pursuant to the Company’s severance benefits practices or any Company Employee Agreement applicable to the Covered Employee, or (y) made available to similarly situated employees of Parent or its Affiliates; provided, that Parent may condition such payments and benefits upon the execution by the applicable Covered Employee of a commercially standard release of claims in a form reasonably satisfactory to Parent.
(c)   Parent shall, or shall cause the Surviving Corporation or any Company Subsidiary to, honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans, subject to the amendment and termination provisions thereof. The Surviving Corporation shall maintain and continue the Company cash bonus and other cash incentive plans set forth on Section 5.12(c) of the Company Disclosure Schedules with the same terms as in effect immediately prior to the Effective Time for the remainder of the 2026 calendar year, except to the extent amendments or modifications thereto are required by Law.
(d)   In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of Parent or the Surviving Corporation or any of their respective Subsidiaries (“Parent Employee Benefit Plan”) following the Effective Time, Parent shall, or shall cause the Surviving Corporation to make commercially reasonable efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the Company Employee Benefit Plan the Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan and (ii) provide each Covered Employee with credit for any copayments and deductibles paid prior to the Covered Employee’s coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the Company Employee Benefit Plan in which the Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Employee Benefit Plan.
(e)   As of the Effective Time, Parent shall recognize, or shall cause the Surviving Corporation and their respective Subsidiaries to recognize, all service of each Covered Employee prior to the Effective Time, to the Company (or any predecessor entities of the Company or any of the Company Subsidiaries) for all purposes, including vesting, eligibility, vacation and other paid time off accrual, (but excluding benefit accrual purposes under any defined benefit pension plan or retiree medical benefits) to the same extent as such Covered Employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan in which such Covered Employee participated immediately prior to the Effective Time. In no event shall anything contained in this Section 5.12(e) result in any duplication of benefits for the same period of service.
(f)   Parent shall not, and shall cause the Surviving Corporation and their respective Subsidiaries not to, at any time prior to ninety-one (91) days after the Closing Date, effectuate a “mass layoff” or “plant closing” as such terms are defined in the WARN Act and in any foreign, state or local equivalent Law.
(g)   As of the Effective Time, the Company shall take all actions necessary and appropriate to (i) terminate the Safety Insurance Company Executive Incentive Compensation Plan effective as of the Effective Time (the “Non-Qualified Deferred Compensation Plan”) each such in accordance with the terms of such Non-Qualified Deferred Compensation Plan and applicable Law, including Section 409A of the Code and the Treasury Regulations promulgated thereunder (“Section 409A”); and (ii) provide that all account balances under the Non-Qualified Deferred Compensation Plan (including applicable earnings and losses through the date of payment in accordance with the terms of the Non-Qualified Deferred Compensation Plan) will be fully vested and paid upon the earlier of (A) a date within seven (7) days prior to the one-year anniversary of the Closing and (B) the date such amounts are payable in accordance with the terms of the Non-Qualified Deferred Compensation Plan, in each case subject to the requirements of Section 409A. Parent will cause the Company to continue to maintain the rabbi trust applicable to the Non-Qualified Deferred Compensation Plan with assets sufficient to pay all accrued benefits due at the time of payment. Without limiting the generality of the foregoing, the Company shall, to the extent any payment or benefit under the Non-Qualified Deferred Compensation Plan is payable on account of a participant’s separation from service, if such participant is a “specified employee” (within the meaning of Section 409A of the Code and Treasury Regulation § 1.409A-1(i)), such payment or benefit shall not be made earlier than the date that is six (6) months after the date of such separation from service (or, if earlier, the date of the participant’s death), and shall be paid or commence on the first day following the end of such six-month period (or, if later, the otherwise applicable payment date) and all payments made pursuant to this Section 5.12(g) shall be made in compliance with the timing requirements of Section 409A. The Company shall provide Parent with a reasonable opportunity to review and provide reasonable comment, which the Company will consider in good faith, on any resolutions, amendments, notices, or other documents necessary to effectuate the acceleration and termination contemplated by this Section 5.12(g).
(h)   The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the Effective Time, any Company Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”), in each case, subject to applicable Laws. The Parent shall cause a tax-qualified defined contribution savings plan established by Parent to accept from each Company 401(k) Plan the “direct rollover” of the entire account balance (including, the in-kind rollover of promissory notes evidencing participant loans) of each Covered Employees who participated in a Company 401(k) Plan as of the day prior to the Effective Time and who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code. The Company shall provide to Parent prior to the Effective Date written evidence of the adoption by the Company Board of the Company (or such Person authorized to take such actions) of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior reasonable review of Parent), effective contingent upon and no later than the day prior to the Effective Time. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.12(h) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Parent at least three (3) Business Days prior to the Effective Date.
(i)   Without limiting the generality of Section 8.4, nothing in this Section 5.12 shall (i) be construed to limit the right of Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to amend or terminate any Company Plan or other employee benefit or compensation plan, program, agreement or arrangement to the extent such amendment or termination is permitted by the terms of the applicable plan, (ii) be construed as an amendment to any Company Plan or other employee benefit or compensation plan, program, agreement or arrangement, or (iii) be construed to require Parent, the Company, or any of the Company Subsidiaries (including, following the Effective Time, the Surviving Corporation) to retain the employment of any particular Person for any fixed period of time following the Effective Time.
Section 5.13   Confidentiality.   The parties hereto acknowledge that Parent and the Company have previously executed a nondisclosure agreement, dated as of May 15, 2026 (as amended, the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified herein. All information subject to the Clean Team Agreement shall remain so subject.
Section 5.14   Obligations of Merger Subsidiary.   Parent shall take all action necessary to cause Merger Subsidiary and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and the other Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Subsidiary will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.
Section 5.15   Parent Vote.   Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Subsidiary, will execute and deliver to Merger Subsidiary and the Company a written consent approving the Merger in accordance with the DGCL.
Section 5.16   Equity Commitment Letter.   Subject to the terms and conditions set forth herein and therein, Parent will obtain the financing contemplated by the Equity Commitment Letter, upon the satisfaction or waiver of the conditions to the Closing set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof). Parent shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the financing contemplated by the Equity Commitment Letter, including fully enforcing MAPFRE S.A.’s obligations (and the rights of Parent) under the Equity Commitment Letter, including (at the request of the Company) by filing one or more lawsuits against MAPFRE S.A. to fully enforce MAPFRE S.A.’s obligations (and the rights of Parent) thereunder.
Section 5.17   Takeover Statutes.   If any “takeover law” is or may become applicable to the Merger or the other Transactions, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

ARTICLE VI
CONDITIONS TO MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) of each of the following conditions at or prior to the Closing:
(a)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
(b)   Governmental Approvals.   The waiting periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and the approval of the Massachusetts Commissioner of Insurance pursuant to M.G.L. c. 175, § 206B and each of the consents, approvals, authorizations and clearances of, and expirations or terminations of waiting periods (and any extensions thereof) from the Governmental Authorities as set forth on Section 6.1(b) of the Company Disclosure Schedules (each, a “Governmental Approval”) shall have been duly obtained, made or received, as applicable.
(c)   No Legal Prohibition.   No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger any applicable Law, or issued or granted any Order (whether temporary, preliminary or permanent) (any such Law or Order, a “Legal Restraint”), that is in effect and that has the effect of making the Merger illegal or which has the effect of prohibiting, enjoining, preventing or restraining the consummation of the Merger.
Section 6.2   Additional Parent and Merger Subsidiary Conditions.   The obligations of Parent and Merger Subsidiary to consummate the Merger shall be further subject to the satisfaction (or waiver by Parent) of each of the following conditions at or prior to the Closing:
(a)   Compliance with Agreements and Covenants.   The Company shall have performed, or complied with, in all material respects, its agreements, the covenants and other obligations required by this Agreement to be performed or complied with by the Company at or prior to the Closing.
(b)   Accuracy of Representations and Warranties.
             (i)   The representations and warranties of the Company contained in this Agreement (other than those specified in (ii)-(iv) below) shall be true and correct at and as of the Agreement Date and at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect), as though made at and as of such time (except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date)), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
             (ii)   The representations and warranties of the Company set forth in Section 3.2(a) shall be true and correct in all respects at and as of the Agreement Date and at and as of the Closing as though made at and as of such time (except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date)), except where the failure to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their respective Affiliates, individually or in the aggregate, of more than $10,000,000.
             (iii)   The representations and warranties of the Company set forth in Section 3.1, Section 3.2(b)- (c), Section 3.3, and Section 3.8 that (A) are not subject to qualifications based on a “Company Material Adverse Effect” or any other materiality qualifications based on the word “material” or similar phrases (but not dollar thresholds) shall be true and correct in all material respects and (B) are subject to qualifications based on a “Company Material Adverse Effect” or any other materiality qualifications based on the word “material” or similar phrases (but not dollar thresholds) shall be true and correct in all respects, in each case at and as of the Agreement Date and at and as of the Closing (except, in each case, for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date)).

             (iv)   The representations and warranties of the Company set forth in Section 3.6(b) shall be true and correct in all respects at and as of the Agreement Date and at and as of the Closing as though made at and as of such time.
(c)   Receipt of Officers’ Certificate.   Parent shall have received a certificate, signed for and on behalf of the Company by an executive officer of the Company, confirming the satisfaction of the conditions set forth in Section 6.2(a) and Section 6.2(b).
Section 6.3   Additional Company Conditions.   The obligations of the Company to consummate the Merger shall be further subject to the satisfaction (or waiver by the Company) of each of the following conditions at or prior to the Closing:
(a)   Compliance with Agreements and Covenants.   Parent and Merger Subsidiary shall have performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required by this Agreement to be performed or complied with by each of them at or prior to the Closing.
(b)   Accuracy of Representations and Warranties.   The representations and warranties of Parent and Merger Subsidiary set forth in Article IV shall be true and correct at and as of the Agreement Date and at and as of the Closing (without regard to any qualifications therein as to materiality or Parent Material Adverse Effect) as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Receipt of Officers’ Certificate.   The Company shall have received a certificate, signed for and on behalf of Parent and Merger Subsidiary by an executive officer of each of Parent and Merger Subsidiary, confirming the satisfaction of the conditions set forth in Section 6.3(a) and Section 6.3(b).
ARTICLE VII
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as provided herein), only as follows:
(a)   by mutual written agreement of Parent and the Company; or
(b)   by either Parent or the Company if the Effective Time shall not have occurred on or before July 23, 2027 (the “Termination Date”); provided, that if the Closing shall not have occurred by the Termination Date but on that date any of the conditions set forth in Section 6.1(b) or Section 6.1(c) (as it relates to any Regulatory Law) shall not be satisfied but all other conditions shall have been satisfied or waived (other than those that by their nature are to be satisfied at the Closing), then the Termination Date shall automatically be extended to January 23, 2028, and such date shall become the Termination Date for purposes of this Agreement; provided, further, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party hereto whose failure to perform or comply with any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to have occurred on or before the Termination Date; or
(c)   by either Parent or the Company if the Stockholders Meeting shall have been held and concluded and the Company Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof; or
(d)   by either Parent or the Company if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and nonappealable; or
(e)   by the Company, in the event that (i) the Company has not then materially breached this Agreement and (ii) (A) any or all of Parent or Merger Subsidiary shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement, or (B) any of the representations and warranties of Parent or Merger Subsidiary set forth in this Agreement shall have become inaccurate, and in either case of clause (A) or clause (B), where such breach, failure to perform, violation or inaccuracy (I) would result in the failure of any of the conditions set forth in Section 6.3(a) or Section 6.3(b) to be satisfied, and (II) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by Parent and Merger Subsidiary before the earlier of (x) the Business Day immediately prior to the Termination Date and (y) the 30th calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy; or
(f)   by the Company, at any time prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (subject to complying in all material respects with the terms of Section 5.3 with respect to such Superior Proposal); and (ii) the Company pays to Parent (or its designee) the Company Termination Fee in accordance with Section 7.4(b)(ii); or
(g)   by Parent, in the event that (i) neither Parent nor Merger Subsidiary has then materially breached this Agreement and (ii) (A) the Company shall have breached, failed to perform or violated its covenants or agreements under this Agreement, or (B) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, and in either case of clause (A) or clause (B) where such breach, failure to perform, violation or inaccuracy (I) would result in the failure of any of the conditions set forth in Section 6.2(a) or Section 6.2(b) to be satisfied, and (II) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by the Company before the earlier of (x) the Business Day immediately prior to the Termination Date and (y) the 30th calendar day following receipt of written notice from Parent of such breach, failure to perform, violation or inaccuracy; or
(h)   by Parent, at any time prior to the time the Company Stockholder Approval is obtained, in the event that the Company Board (or any committee thereof) shall have effected and not withdrawn a Change of Recommendation.
Section 7.2   Notice of Termination.   A party validly terminating this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall deliver a written notice to the other party setting forth the specific basis for such termination and the specific provision of Section 7.1 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall be effective upon delivery of the foregoing written notice to the other parties hereto.
Section 7.3   Effect of Termination.   In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any stockholder, director, manager, officer, employee, agent, consultant or representative of such party or parties) to the other party or parties hereto, as applicable, except (a) for the Confidentiality Agreement, the Equity Commitment Letter, the Clean Team Agreement, Section 5.8, Section 5.13, this Section 7.3, Section 7.4 and Article VIII (and any related definitions contained in any such Sections or Article), each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve a party hereto from liability for such party’s fraud or Willful Breach in connection with this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity, which the parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by the non-breaching party (including damages based on loss of the economic benefits of the Transactions to holders of shares of Company Common Stock and holders of Company Equity Awards, including loss of premium offered to such holders) or for the obligation to pay the Company Termination Fee or Parent Termination Fee, as applicable, if otherwise payable in accordance with this Agreement. For purposes of this Agreement, “Willful Breach” means a breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a breach of this Agreement.
Section 7.4   Termination Fees.
(a)   Parent Termination Fee. If (A) the Company or Parent terminates this Agreement pursuant to Section 7.1(b) or Section 7.1(d); and (B) at the time of such termination, all of the conditions under Article VI have been satisfied or waived other than (1) the conditions set forth in Section 6.1(b) and Section 6.1(c) (to the extent that such Governmental Approval or Legal Restraint relates to any Regulatory Law) and (2) any such conditions which by their nature are to be satisfied at the Closing, then Parent shall pay to the Company a fee equal to $111,755,169 (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by the Company, with such payment to be made (x) in the case of Parent’s termination of this Agreement, prior to or concurrently with, and as a condition to, such termination, or (y) in the case of the Company’s termination of this Agreement, within two (2) Business Days of such termination.
(b)   Company Termination Fee.
             (i)   In the event that (A) this Agreement is terminated pursuant to Section 7.1(c), (B) following the execution of this Agreement and prior to the time at which a vote is taken on the adoption of this Agreement at the Stockholders Meeting (or an adjournment or postponement thereof) an offer or proposal for a Competing Acquisition Transaction is publicly announced or becomes publicly known and is not publicly withdrawn prior to the Stockholders Meeting, and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 7.1(c), the foregoing Competing Acquisition Transaction is consummated or the Company enters into an Alternative Acquisition Agreement with respect to a Competing Acquisition Transaction and such Competing Acquisition Transaction is subsequently consummated, then, within two (2) Business Days after the consummation of such Competing Acquisition Transaction, the Company shall pay to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. “Company Termination Fee” means an amount equal to $46,243,518.
             (ii)   In the event that this Agreement is terminated pursuant to Section 7.1(f), then substantially concurrently with such termination of this Agreement, the Company shall pay to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
             (iii)   In the event that this Agreement is terminated pursuant to Section 7.1(h), then within two (2) Business Days after demand by Parent (or its designee), the Company shall pay to Parent (or its designee) the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
             (iv)   The parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.
(c)   Recovery.   Parent, Merger Subsidiary and the Company hereby acknowledge and agree that the covenants set forth in this Section 7.4 are an integral part of this Agreement and the Merger, and that, without these agreements, Parent, Merger Subsidiary and the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amounts due pursuant to Section 7.4 and, in order to obtain such payment, the Company or Parent commences a Legal Proceeding that results in a judgment against the Company or Parent for the amount set forth in this Section 7.4 or any portion thereof, such non-prevailing party will pay to such other party its out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, plus 2% per annum, or a lesser rate that is the maximum permitted by applicable Law. Each of the parties agrees that the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to clauses (a) and (b) of this Section 7.4 are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate the Company or Parent, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. Without limiting the rights of specific performance pursuant to Section 8.5(c) or any other rights to recovery prior to termination of this Agreement, if this Agreement is terminated in accordance with Section 7.1 and Parent is entitled to receive the Company Termination Fee pursuant to Section 7.4(b) or the Company is entitled to receive the Parent Termination Fee pursuant to Section 7.4(a), the Company Termination Fee or the Parent Termination Fee, as applicable, shall, subject to Section 8.5(c), and except in the event of fraud or Willful Breach, be the sole and exclusive remedy for monetary damages available to the applicable party and its Affiliates, on the one hand, against the other party and its former, current and future holders of any equity, directors, officers, employees, agents, Affiliates, or other Representatives, on the other hand, for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement, the Equity Commitment Letter or the Transactions.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1   Amendment or Supplement.   Subject to applicable Law, this Agreement may be amended by the parties hereto at any time only by execution and delivery of an instrument in writing signed on behalf of each of Parent, Merger Subsidiary and the Company, and any other purported amendment shall be null and void; provided, however, that after the Company Stockholder Approval shall have been obtained, no amendment shall be made to this Agreement that requires the further approval of such stockholders of the Company without such further approval.
Section 8.2   Extension of Time, Waiver, etc.   At any time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Subsidiary, on the other hand, may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements or other covenants contained in this Agreement; provided, however, that after adoption of this Agreement by the holders of Company Common Stock (if applicable), no waiver shall be made which would pursuant to applicable Law require further approval by such holders without obtaining such further approval. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Subsidiary in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder. Any agreement on the part of the Company, Parent or Merger Subsidiary to any such extension or waiver shall be valid only if set forth in an instrument in writing signed and delivered on behalf of the Company or Parent, as applicable, and any other purported extension or waiver shall be null and void.
Section 8.3   No Survival.   None of the representations, warranties, agreements and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. Notwithstanding the foregoing, this Section 8.3 shall not limit the survival of any covenant or agreement of the parties hereto contained in this Agreement which by its terms contemplates performance in whole or in part after the Closing.
Section 8.4   Entire Agreement; No Third-Party Beneficiary.   This Agreement, including the exhibits hereto, the Company Disclosure Schedules and the documents and instruments relating to the Merger referred to in this Agreement, including the Confidentiality Agreement, the Equity Commitment Letter and the Clean Team Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement, provided, however, the Confidentiality Agreement, the Equity Commitment Letter and the Clean Team Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement, the Equity Commitment Letter or the Clean Team Agreement, as applicable, is terminated in accordance with its terms. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Schedules and the Parent Disclosure Schedules are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUBSIDIARY, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES (EXPRESS OR IMPLIED), AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION MADE OR MADE AVAILABLE BY ITSELF OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR

DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (i) with respect to the Indemnified Persons who are express third-party beneficiaries of Section 5.9, (ii) from and after the Effective Time, the rights of the holders of Company Common Stock and Company Equity Awards to receive the Merger Consideration, the Company RSA Merger Consideration and the Company PSA Merger Consideration payable in accordance with Section 1.3 and Section 1.5, and (iii) prior to the Effective Time, the Company shall have the right, on behalf of the holders of shares of Company Common Stock or Company Equity Awards (each of which are express third-party beneficiaries of this Agreement to the extent required for this provision to be enforceable) to pursue claims for damages (which may include, if proven and as determined by a court of competent jurisdiction, damages based on the loss of the economic benefits of the Merger to holders of shares of Company Common Stock and Company Equity Awards, taking into account the amount of Merger Consideration and the loss of premium offered to such holders) under this Agreement in the event of a breach of this Agreement by Parent or Merger Subsidiary (provided, that the Company shall have the sole and exclusive right to enforce the rights granted under this clause (iv) as agent for such holders of shares of Company Common Stock and Company Equity Awards, and any amounts received by the Company in connection therewith may be (x) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (y) retained by the Company for the use and benefit of the Company on behalf of the holders of shares of Company Common Stock and Company Equity Awards in any manner the Company deems fit).
Section 8.5    Applicable Law; Jurisdiction.
(a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE MERGER, SHALL BE INTERPRETED, CONSTRUED AND GOVERNED IN ALL RESPECTS BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE CONFLICTS OF LAW PRINCIPLES. The parties hereto hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.9 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.5.
(c)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that: (i) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (ii) the provisions of Section 7.4 are not intended to and do not adequately compensate the parties hereto for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party’s right to an injunction, specific performance and other equitable relief; and (iii) the right to an injunction, specific enforcement and other equitable relief is an integral part of the Transactions and without that right, none of the parties hereto would have entered into this Agreement.
(d)   The parties hereto hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by any party hereto, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of any party under this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.5, a party hereto shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.5 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.5 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.5 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.5 or anything set forth in this Section 8.5 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.
(e)   Notwithstanding anything to the contrary in this Agreement, to the extent any party hereto brings an action, suit or proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended to (i) the twentieth (20th) Business Day following the resolution of such action, suit or proceeding, or (ii) such other time period established by the court presiding over such action, suit or proceeding.
Section 8.6   Non-Reliance.
(a)   Parent and Merger Subsidiary hereby acknowledge and agree (each for itself and on behalf of its Affiliates and Representatives) that, as of the Agreement Date, Parent, Merger Subsidiary and their respective Affiliates and Representatives (i) have received full access to (A) such books and records, facilities, equipment, contracts and other assets of the Company that Parent and Merger Subsidiary and their respective Affiliates and Representatives, as of the Agreement Date, have requested to review and (B) the electronic data room hosted by the Company in connection with the Transactions (the “Electronic Data Room”), and (ii) have had the full opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

(b)   In connection with the due diligence investigation of the Company by Parent and Merger Subsidiary and their respective Affiliates and Representatives, Parent and Merger Subsidiary and their respective Affiliates and Representatives have received and may continue to receive after the Agreement Date from the Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Subsidiary hereby acknowledge and agree that: (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Subsidiary are familiar; (ii) Parent and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward- looking information or business plans); and (iii) Parent and Merger Subsidiary hereby waive any claim against the Company or any Company Subsidiaries, or any of their respective Affiliates or Representatives with respect to any information described in this Section 8.6 and have relied solely on the results of their own independent investigation and on the representations and warranties made by the Company and contained in Article III. Accordingly, Parent and Merger Subsidiary hereby acknowledge and agree that none of the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward- looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).
(c)   Except as and only to the extent expressly set forth in the representations and warranties made by the Company and contained in Article III, Parent and Merger Subsidiary hereby acknowledge and agree that neither the Company nor any Company Subsidiaries, or any of their respective Affiliates or Representatives or any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or Company Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Subsidiary or any of their respective Affiliates or Representatives or any other Person.
Section 8.7   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.
Section 8.8   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 8.9   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.9):

if to Parent or Merger Subsidiary:
MAPFRE U.S.A. CORP.
211 Main Street
Webster, MA 01570
Attention: Jaime Tamayo
Email: ******
with a copy to (which copy shall not constitute notice):
Hogan Lovells Cadwalader US LLP
390 Madison Avenue
New York, New York 10017
Attention:
Peter Cohen-Millstein
Adrienne Ellman

Email:
******
******

if to the Company:
Safety Insurance Group, Inc.
20 Custom House Street Boston,
MA 02110
Attention:
Geroge M. Murphy

Email:
******

with copies to (which copies shall not constitute notice):
DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention:
Christopher P. Giordano
Carina Meleca

Email:
******
******

Section 8.10   Fees and Expenses.   Except as expressly provided for in this Agreement, all fees and expenses shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Section 8.11   Construction.
(a)   For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.
(b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c)   As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if,” (iii) the word “or” shall not be exclusive, (iv) the word “will” shall be construed to have the same meaning as the word “shall” and (v) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.
(d)   Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)   The phrases “made available to,” “provided to,” “furnished to,” by the Company, and phrases of similar import when used in this Agreement, unless the context otherwise requires, means that a copy of the information or material referred to (i) has been provided by the Company to Parent, including by means of being provided for review in the Electronic Data Room, in connection with this Agreement or (ii) has been filed by the Company in the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) Database for the SEC.
(f)   When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. All references in this Agreement to a number of days are to such number of calendar days unless Business Days are specified.
(g)   Unless otherwise specifically indicated, any reference in this Agreement to $ means U.S. dollars.
(h)   References to a Person are also to its permitted successors and assigns.
Section 8.12   Counterparts; Signatures.   This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.
Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Agreement Date by their respective officers thereunto duly authorized.
MAPFRE U.S.A. CORP.
By:
/s/ Jaime Tamayo

Name:
Jaime Tamayo

Title:
President and Chief Executive Officer

SPLASH MERGER SUB, INC.
By:
/s/ Jaime Tamayo

Name:
Jaime Tamayo

Title:
President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Agreement Date by their respective officers thereunto duly authorized.
SAFETY INSURANCE GROUP, INC.
By:
/s/ George M. Murphy

Name:
George M. Murphy

Title:
President and Chief Executive Officer

EXHIBIT A
DEFINITIONS
1.1   Cross Reference Table.   The following terms defined elsewhere in this Agreement in the Sections set forth below will have the respective meanings therein defined.
Terms	Definition
Agreement Date	Preamble
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(a)(iii)
Book-Entry Share	Section 1.2(a)
Capitalization Date	Section 3.2(a)
CBAs	Section 3.14
Certificate	Section 1.2(a)
Change	Section 3.6
Change of Recommendation	Section 5.3(c)(i)(A)
claim	Section 4.8
Closing Date	Section 1.1(b)
Closing	Section 1.1(b)
Company	Preamble
Company Board Recommendation	Section 3.3(b)
Company Board	RECITALS
Company Charter Documents	Section 3.1
Company Disclosure Schedules	Article III
Company Financial Advisor	Section 3.8
Company Insurance Subsidiary	Section 3.18(a)(i)
Company Material Contract	Section 3.16(a)
Company Owned Software	Section 3.13(g)
Company Preferred Stock	Section 3.2(a)
Company PSA Merger Consideration	Section 1.5(b)
Company Reinsurance Contract	Section 3.18(e)
Company RSA Merger Consideration	Section 1.5(a)
Company SEC Reports	Article III
Company Stockholder Approval	Section 3.3(a)
Company Subsidiaries	Section 3.1
Company Termination Fee	Section 7.4(b)
Confidentiality Agreement	Section 5.13
Continuation Period	Section 5.12(a)
Covered Employees	Section 5.12(a)
D&O Insurance	Section 5.9(c)
debt	Section 4.8
Determination Notice	Section 5.3(d)(ii)
DGCL	Section 1.1(a)
Dissenting Shares	Section 1.4
DPA	Section 3.12(d)

A-A-i

Terms	Definition
Effective Time	Section 1.1(c)
Electronic Data Room	Section 8.6(a)
Equity Commitment Letter	RECITALS
Exchange Agent	Section 1.3(a)
Exchange Fund	Section 1.3(a)
FLSA	Section 3.14(b)
Governmental Approval	Section 6.1(b)
Governmental Regulatory Entity	Section 5.6(d)(i)
Indemnified Persons	Section 5.9(a)
Insurance Regulator	Section 3.18(a)(ii)
Insurance Regulatory Laws	Section 3.18(a)(ii)
Interim Period	Section 5.1
Intervening Event	Section 5.3(d)
Latest Balance Sheet Date	Section 3.5(e)
Leased Real Property	Section 3.17(b)
Legal Restraint	Section 6.1(c)
Merger Consideration	Section 1.2(a)
Merger Subsidiary	Preamble
Merger	RECITALS
Misconduct Allegation	Section 3.14(f)
Non-Qualified Deferred Compensation Plan	Section 5.12(g)
Notice Period	Section 5.3(d)(ii)
Parent	Preamble
Parent Disclosure Schedules	Article IV
Parent Employee Benefit Plan	Section 5.12(d)
Parent Termination Fee	Section 7.4(a)
Permits	Section 3.12(c)
Privacy Laws	Section 3.13(h)
Producers	Section 3.20
Proxy Statement	Section 5.4(a)
Regulatory Laws	Section 3.3(c)
SAP	Section 3.18(b)
SEC	Article III
Section 409A	Section 5.12(g)
Solvent	Section 4.8
Statutory Statements	Section 3.18(b)
Stockholders Meeting	Section 5.5
Surviving Corporation	Section 1.1(a)
Termination Date	Section 7.1(b)
Transaction Litigation	Section 5.10
Voting Agreements	RECITALS
WARN Act	Section 3.14(e)
Willful Breach	Section 7.3

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1.2   Certain Definitions.   The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:
“Acceptable Confidentiality Agreement” means a confidentiality agreement with the Company that contains provisions (other than with respect to any immaterial provisions) that are not less favorable to the Company in any material respect than the terms of the Confidentiality Agreement.
“Acquisition Proposal” means any bona fide written offer, proposal or similar indication of interest contemplating or otherwise relating to an Acquisition Transaction (other than an offer, proposal or similar indication of interest by Parent, Merger Subsidiary or one of Parent’s other Subsidiaries).
“Acquisition Transaction” means any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any Person, directly or indirectly, of more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Person beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company; (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and any Person that, if consummated, would result in such Person beneficially owning more than twenty percent (20%) of any class of outstanding voting or equity securities of the Company; or (c) any sale, lease, exchange, transfer or other disposition to any Person of more than twenty percent (20%) of the consolidated assets, revenue or net income of the Company and the Company Subsidiaries (with assets being measured by the fair market value thereof); provided that, for the avoidance of doubt, all references to “Person” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act but shall exclude Parent or any of its Affiliates or Representatives.
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Antitrust Law” means the Sherman Act, 15 U.S.C. §§ 1-7, as amended, the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, as amended, the Federal Trade Commission Act, as amended, the HSR Act, and all other federal, state and foreign statutes, rules, regulations, and administrative and judicial doctrines, including merger control Laws, prohibiting, limiting, or promulgated or intended to govern conduct having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition.
“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Boston, Massachusetts or New York, New York are authorized or required by Law to be closed for business; provided, that “Business Day” shall also mean any day except Saturday, Sunday or any other day on which commercial banks located in Madrid, Spain are authorized or required by Law to be closed for business for purposes of Section 1.1.
“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing systems, information technology systems, record keeping systems, communications systems, telecommunications systems, networks, interfaces, platforms, servers, peripherals, and computer systems that are owned or controlled by the Company or any Company Subsidiary and used in the conduct of the Company’s or Company Subsidiaries’ businesses.
“Clean Team Agreement” means that certain clean team letter agreement dated June 30, 2026, by and between Parent and the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company Employee” means any current employee or officer of the Company or any of the Company Subsidiaries.

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“Company Employee Agreement” means any written employment, consulting, bonus, incentive, deferred compensation, equity or equity-based compensation, severance, termination, retention, transaction bonus, change in control, or other similar Contract, other than any Company Employee Benefit Plan, currently in effect between: (a) the Company or any Company Subsidiaries and (b) any current or former Company Employee or director or other individual service provider of the Company or any Company Subsidiary who is a natural person.
“Company Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in ERISA § 3(3)); and (b) each other employee benefit plan, program, policy or arrangement, including any retirement, post-retirement, paid time-off, deferred compensation, profit sharing, unemployment compensation, welfare, fringe benefit, bonus, incentive, equity or equity-based compensation, severance, termination, retention, transaction bonus, change in control plan, program, policy or arrangement (whether or not subject to ERISA § 3(3)) currently maintained, adopted, sponsored, contributed or required to be contributed to by the Company or any Company Subsidiary with respect to any current or former employee, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof or with respect to which the Company or any of the Company Subsidiaries would reasonably be expected to have any material liability, but excluding (i) any plan, policy, program, arrangement or agreement in jurisdictions other than the U.S. solely to the extent the benefits provided thereunder are required to be provided by statute and (ii) any Company Employee Agreement.
“Company Equity Awards” means the Company RSAs and Company PSAs.
“Company ERISA Affiliate” means any Entity with which the Company or any Company Subsidiary is considered a single employer under Section 414(b), (c) or (m) of the Code.
“Company Intellectual Property” means all of the Intellectual Property Rights owned or purported to be owned by the Company or any Company Subsidiary.
“Company Material Adverse Effect” means any Change that, individually or in the aggregate, has or would be reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute or contribute to, and none of the following shall be taken into account in determining whether there is, or would reasonably be expected to be, a Company Material Adverse Effect:
(a)   general economic or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally, except to the extent such Changes have a disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Company Subsidiaries operate;
(b)   conditions (or changes or disruptions in such conditions) generally affecting the industries in which the Company or Company Subsidiaries operate, except to the extent such Changes have a disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Company Subsidiaries operate;
(c)   conditions (or changes or disruptions in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (i) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries, and (ii) any suspension of trading in equity, debt, derivative or hybrid securities, or securities generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, except to the extent such Changes have a disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Company Subsidiaries operate;
(d)   any declines in the market price or trading volume of the Company Common Stock in and of itself, or the credit rating, insurance or other rating, claims paying ratings of the Company, or any failure by the Company to meet any internal or published forecasts, estimates, projections or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (it being understood

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that the facts or occurrences giving rise to or contributing to such decline may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect);
(e)   regulatory, legislative or political conditions (or changes or disruptions in such conditions) in the United States or any other country or region in the world or acts of war (whether or not declared, including, for the avoidance of doubt, the current conflict among the United States of America, Israel and Iran (and any other countries in the Middle East), the current conflict between the Russian Federation and Ukraine and the war and conflict between Israel and Hamas and related military operations), armed or unarmed hostilities or attacks (including cyber-attacks, social unrest, protests or blockades), acts of terrorism, sabotage, or the escalation or worsening thereof in the United States or any other country or region in the world, except to the extent such Changes have a disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Company Subsidiaries operate;
(f)   any actions taken or failure to take action, by Parent or any of its controlled Affiliates, or to which Parent has consented or requested; or the taking of any action required by this Agreement; or the failure to take any action prohibited by this Agreement;
(g)   any changes in applicable Law, accounting rules (including GAAP) or SAP, including accounting and financial reporting pronouncements by the SEC, the National Association of Insurance Commissioners, any Insurance Regulator and the Financial Accounting Standards Board, or other legal or regulatory conditions or the enforcement, implementation or interpretation thereof, except to the extent such Changes have a disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Company Subsidiaries operate;
(h)   the announcement of this Agreement, pendency or completion of the Transactions, including (i) the identity of Parent, (ii) the loss or departure of officers or other employees of the Company or any of the Company Subsidiaries, (iii) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, suppliers, distributors or other business partners, and (iv) any other negative development (or potential negative development) in the Company’s and the Company Subsidiaries’ relationships with any of their employees, customers, suppliers, distributors or other business partners;
(i)   any natural or man-made disaster, hurricane, earthquake, flood or acts of God including the effect of any such Change on the Company’s financial strength;
(j)   public health emergency, pandemic, epidemic, disease outbreak or public health event, or other force majeure events; or contagions, quarantine restrictions or other similar measures related to public health matters and any governmental or industry responses thereto (or the worsening of any of the foregoing), including, in each case, increases in liabilities under or in connection with insurance or Company Reinsurance Contracts arising from the foregoing, except to the extent such Changes have a disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to others in the industries in which the Company and any of its Company Subsidiaries operate;
(k)   the availability or cost of equity, debt or other financing to Parent or Merger Subsidiary;
(l)   any Legal Proceeding threatened, made or brought based upon, arising out of or with respect to this Agreement or any of the Transactions;
(m)   any failure to obtain any Governmental Approvals set forth in Section 6.1(b) of the Company Disclosure Schedules; or
(n)   the matters expressly set forth in the Company Disclosure Schedules (solely to the extent of the disclosures set forth therein based on the information made available to Parent prior to the Agreement Date, and not to the extent of any new information or any escalation or worsening thereof, or other events that arise therefrom).
“Company Plan” means any Company Employee Benefit Plan or Company Employee Agreement.
“Company Product(s)” means any and all products and services of the Company or any Company Subsidiary that currently are marketed, offered, sold, licensed, provided or distributed by the Company or any Company Subsidiary.

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“Company Registered Intellectual Property” means Company Intellectual Property that is Registered Intellectual Property.
“Company PSA” means an award of performance-based restricted shares of Company Common Stock granted under any Company Stock Plan, including those granted pursuant to a performance-vesting restricted stock agreement, which is subject to performance-based vesting conditions.
“Company RSA” means an award of restricted shares of Company Common Stock granted under any Company Stock Plan, including pursuant to a restricted stock agreement, and which is not subject to performance-based vesting conditions.
“Company Stock Plan” means, collectively, the 2018 Long-Term Incentive Plan, as amended from time to time, and any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof or any other Contract entered into by the Company or any of the Company Subsidiaries.
“Competing Acquisition Transaction” has the same meaning as “Acquisition Transaction” except that all references therein to “20%” shall be references to “50%.”
“Contract” means any written agreement, contract, subcontract, lease, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other legally binding commitment.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
“Environmental Laws” means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.
“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.
“Equity Interest” means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
“FDI Laws” means any Law pertaining to foreign direct investment or any other Laws that are designed or intended to prohibit, restrict or regulate foreign investments in equities, securities, entities, assets, land or interests.
“Form A” means the Form A Statement of Acquisition of Control filed by Parent with the Massachusetts Commissioner of Insurance pursuant to M.G.L. c. 175, § 206B regarding the proposed acquisition of control of the four (4) Company Insurance Subsidiaries.
“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.
“Governmental Authority” means any federal, state, local, international, multinational, supranational or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.
“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

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“Indebtedness” means, with respect to any Person, all (a) indebtedness of such Person for borrowed money, (b) other indebtedness of such Person evidenced by credit agreements, notes, bonds, indentures, securities or debentures, and (c) all indebtedness of another Person referred to in clauses (a) and (b) above guaranteed by such Person.
“Insurance Contract” means any contract, agreement or policy of insurance or reinsurance, binder, slip, endorsement or certificate, and forms with respect thereto, including any life, health, accident and disability insurance policy, variable, fixed, indexed or payout annuity, guaranteed investment contract and any other insurance policy or insurance or annuity contract or certificate issued, ceded or assumed by the Company or any of its Company Subsidiaries.
“Intellectual Property Rights” means all intellectual property, intellectual property rights and proprietary rights of any kind or nature, that are protected, created or arising under the laws of the United States or any other jurisdiction, including all such rights in: (a) all United States and other patents and utility models and applications therefor (including provisional applications) and all reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof (collectively, “Patents”); (b) all trade secrets and similar rights in confidential information that derive economic value from being maintained as confidential (collectively, “Trade Secrets”), know-how, and materials (including inventions, discoveries, Software and related models and documentation, other works of authorship, confidential information, and technology); (c) all copyrights and all other rights corresponding or similar thereto in any works of authorship (collectively, “Copyrights”), moral and economic rights of authors or inventors; (d) all trademark rights and similar rights in trade names, trade dress, logos, trademarks and service marks, including all goodwill associated therewith (collectively, “Trademarks”); (e) all rights in data, databases and data collections (including knowledge databases, customer lists and customer databases); (f) all rights to uniform resource locators, web site addresses and domain names (collectively, “Domain Names”) and social media accounts; (g) all rights of privacy or publicity; (h) any similar, corresponding or equivalent rights to any of the foregoing; (i) any registrations of or applications to register any of the foregoing; and (j) tangible embodiments of any of the foregoing, in any form or medium.
“Internal Revenue Service” means the United States Internal Revenue Service.
“Investment Assets” means all assets owned or held by the Company or Company Subsidiaries for investment purposes, whether held in a general account, separate account, or otherwise, including all (a) bonds, notes, debentures, and other debt instruments; (b) capital stock, partnership and limited liability company interests, and other equity interests; (c) cash equivalents, including certificates of deposit, commercial paper, and money-market instruments; (d) real estate and interests in real estate (other than real property used in the conduct of the business); (e) derivative instruments; (f) policy loans and other loans; and (g) all other assets reflected as investments on the books and records of the Company or Company Subsidiaries or required to be reported as such on any Statutory Statement, together with all income and proceeds thereof, but excluding any investment in a Subsidiary.
“Investment Mismatch” means any breach of applicable Law or of the Company’s internal investment policy, or any incorrect valuation of assets, that, individually or in the aggregate, requires rebalancing, divestments, provisions or capital adjustments.
”Knowledge” means, with respect to (a) the Company, the actual knowledge of those individuals set forth in Section 1.0(a) of the Company Disclosure Schedules and (b) Parent or Merger Subsidiary, the actual knowledge of those individuals set forth in Section 1.0(b) of the Parent Disclosure Schedules.
“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, or other requirement or rule of law of any Governmental Authority, excluding, for the avoidance of doubt, the provisions of any Contract between the Company or any Company Subsidiary and a Governmental Authority entered into in the ordinary course of business with respect to Company Products.
“Legal Proceeding” means any action, suit, complaint, formal charge, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

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“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, claim, infringement, interference, license, option, right of first refusal, preemptive right, encumbrance or community property interest of any kind or nature whatsoever.
“Malicious Code” means any malicious computer code or other mechanism of any kind designed to disrupt, disable or harm the operation of any Business System or in order to misuse, gain unauthorized access to, or misappropriate any Personal Information contained therein (including viruses, Trojan horses, worms, bombs, backdoors, clocks, timers, or other disabling device code, or designs or routines that cause Software or information to be erased, inoperable, or otherwise incapable of being used, either automatically or with the passage of time or upon command).
“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.
“Nasdaq” means the Nasdaq Stock Market LLC.
“Non-Scheduled Contracts” means the following Contracts: (a) non-disclosure agreements under customary terms, (b) commercially available off- the-shelf software pursuant to standard “off-the-shelf,” “shrink wrap,” or “click wrap” agreements, (c) purchase orders, invoices, and similar confirmatory or administrative documents, schedules or addenda that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and do not contain any material terms or conditions and (d) any slips, binders, cover notes or similar documentation accompanying any insurance, reinsurance or retrocession treaties.
“Open Source Software” means software licensed or made available under “open source,” “free” or similar terms or models, including as defined by the Open Source Initiative (OSI) or Free Software Foundation (FSF) (including Software licensed pursuant to any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License or MIT, or Apache licenses).
“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority or arbitrator that is binding on or applicable to such Person.
“Parent Material Adverse Effect” means any Change that, individually or in the aggregate, would or would be reasonably likely to prevent, materially impair, materially delay or otherwise have a material adverse effect on the ability of Parent or Merger Subsidiary to perform its obligations under this Agreement or to consummate the Transactions in accordance with the terms of this Agreement.
“Permitted Lien” means (a) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business that are not due and payable or that are being contested in good faith by appropriate proceedings; (b) Liens for Taxes that are not due and payable or that are being contested in good faith by appropriate proceedings, in each case for which adequate reserves have been established in the Company’s consolidated financial statements in accordance with GAAP; (c) Liens affecting the interest of the grantor of any easements benefiting any real property; (d) Liens granted in the ordinary course of business in connection with the insurance or reinsurance business of the Company or its Company Subsidiaries on cash and cash equivalent instruments or other investments; (e) defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar Liens that would not, individually or in the aggregate, reasonably be expected to materially impair the value of or continued use and operation of the properties and assets to which they relate; (f) zoning, building and other similar Laws (excluding violations thereof); (g) any conditions that would be disclosed by a current, accurate survey or physical inspection; (h) Liens discharged at or prior to the Closing; (i) statutory Liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (j) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law; (k) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business; (l) Liens that do not, individually or in the aggregate, materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of the

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Company and the Company Subsidiaries taken as a whole; (m) Liens that would be disclosed by a search of Uniform Commercial Code filings in the jurisdiction of incorporation or organization of each of the Company and Company Subsidiaries; and (n) Liens under any of the Company or any Company Subsidiary’s existing credit facilities and/or agreements as of the Agreement Date and listed on Section 1.0(c) of the Company Disclosure Schedules.
“Person” means any individual, Entity or Governmental Authority.
“Personal Information” means any data that can reasonably be used to identify a natural person, including any information that is defined as personal information, personally-identifiable information, or personal data under any Privacy Law applicable to the Company or the Company Subsidiaries.
“Real Property Leases” means the leases, subleases, licenses and occupancy agreements, together with all amendments thereto, underlying the Leased Real Property or otherwise affecting the Leased Real Property.
“Registered Intellectual Property” means all Intellectual Property Rights that are registered with any Governmental Authority or registrar, including applications for any of the foregoing.
“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, consultants, investment bankers and other advisors and representatives.
“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002, as amended and the regulations promulgated thereunder.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations promulgated thereunder.
“Security Breach” means any (a) unauthorized access or use of any of the Business Systems, (b) unauthorized access, acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information, or (c) successful ransomware attack.
“Software” means any and all computer programs and software, including any and all firmware and software implementations of algorithms, models and methodologies, whether in source code or object code, and all related documentation.
“Subsidiary” An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity.
“Superior Proposal” means a bona fide Acquisition Proposal that if consummated would result in a Person owning, directly or indirectly, (a) more than 50% of the outstanding shares of the Company Common Stock or (b) more than 50% of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, in either case, which the Company Board determines in good faith, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger, taking into account at the time of determination all relevant circumstances deemed relevant by the Company Board, including as the Company Board deems relevant various legal, financial, regulatory and financing aspects of the Acquisition Proposal, all the terms and conditions of such Acquisition Proposal and this Agreement, any changes to the terms of this Agreement offered by Parent in writing in response to such Acquisition Proposal, and the anticipated timing, conditions and the ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal.
“Tax” means (a) any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges imposed by any Governmental Authority, including taxes or other charges on or with respect to income, capital gains, franchise, business, windfall, net worth, gross receipts, property, sales, use, surtax, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, estimated, excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; and (b) any and all interest, penalties, additions to tax and fines imposed in connection with or with respect to any of the foregoing amounts.

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“Tax Return” means (a) any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax, including any attachment thereto or amendment thereof, and (b) TD F 90- 22.1 (and its successor form, FinCEN Form 114).
“Transactions” means the Merger and the other transactions contemplated by this Agreement.
“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

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Annex B
EXECUTION VERSION
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of July 23, 2026 (the “Agreement Date”), by and among MAPFRE U.S.A. CORP., a Massachusetts corporation (“Parent”), Safety Insurance Group, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder of the Company (the “Stockholder”). Each of Parent, the Company and the Stockholder are sometimes referred to herein as a “Party.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
RECITALS
A.   Concurrently with the execution and delivery of this Agreement, Parent, Splash Merger Sub, Inc., a Delaware corporation and a wholly owned direct Subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in such merger (the “Merger”).
B.   As of the Agreement Date, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), set forth next to the Stockholder’s name on Schedule A hereto, with such shares being all of the Company Common Stock owned of record or beneficially by the Stockholder as of the Agreement Date (the “Owned Shares”).
C.   In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Shares (as defined below).
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.   Agreement to Vote the Covered Shares.
      1.1   Voting Agreement.   Until the Expiration Time (as defined below), at every meeting of the Company’s stockholders (whether annual, special or otherwise) at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), the Stockholder shall vote (including via proxy) all of the Stockholder’s Covered Shares: (a) in favor of the approval of the Merger Agreement and any other matters necessary to secure the Company Stockholder Approval; and (b) against (i) any action or agreement that would reasonably be expected to (x) result in any of the conditions set forth in Article VI of the Merger Agreement not being satisfied or (y) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, frustrate, delay, interfere with or materially and adversely affect the consummation of the Merger and the other Transactions (clauses (a) and (b), the “Covered Proposals”).
      1.2   Quorum.   Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Stockholder’s Covered Shares to be counted as present for purposes of establishing a quorum.
      1.3   Grant of Proxy.   The Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), any proxy card or voting instructions it receives that is sent to stockholders of the

Company soliciting proxies with respect to any matter described in Section 1.1, which shall be voted in the manner described in Section 1.1 (with Parent to be promptly notified by the Company (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). From the period commencing with the Agreement Date and continuing until the Expiration Time, without limiting the obligations of the Stockholder under this Agreement, the Stockholder hereby irrevocably appoints as such Stockholder’s proxy and attorney-in-fact Parent and any other Person designated in writing by the Parent, each of them individually, with full power of substitution, to vote the Stockholder’s Covered Shares in accordance with Section 1.1; provided, that the proxy and the power of attorney granted by the Stockholder shall be effective if, and only if, the Stockholder has failed to perform such Stockholder’s obligations under Section 1.1 as of the date that is three Business Days prior to the date of any applicable meeting of the stockholders of the Company (or, as applicable, any adjournments or postponements thereof). This proxy is coupled with an interest and shall be irrevocable until the Expiration Time, and the Stockholder shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Covered Shares. This proxy and the power of attorney is given by the Stockholder in connection with, and in consideration of, the execution of the Merger Agreement by the Company and to secure the performance of the duties of the Stockholder under this Agreement. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy of the Stockholder. The irrevocable proxy and power of attorney granted hereunder shall automatically and immediately terminate upon the Expiration Time.
      1.4   Waiver of Appraisal Rights.   The Stockholder hereby waives any right of appraisal or rights to dissent from the Merger that the Stockholder may have under the DGCL by virtue of ownership of the Covered Shares.
      1.5   Transfer of Shares.   The Stockholder covenants and agrees that during the period from the Agreement Date through (and including) the record date of the Stockholders Meeting, the Stockholder will not, directly or indirectly, (a) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Stockholder’s Covered Shares, (b) deposit any of the Stockholder’s Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any of the Stockholder’s Covered Shares, (d) enter into any swap (including a total return swap) or similar derivative transaction with respect to any of the Stockholder’s Covered Shares or (e) take any other action or enter into any agreement or undertaking that would reasonably be expected to restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder; provided, however, that the Stockholder may Transfer any such Covered Shares (i) pursuant to any sell-to-cover transactions executed with the sole purpose of satisfying any Tax withholding obligations in connection with the vesting of any Company RSAs or Company PSAs that are currently held by such Stockholder (including, without limitation, pursuant to any trading plan intended to satisfy Rule 10b5-1(c) under the Exchange Act); or (ii) to any other Stockholder or any Affiliate of any such Stockholder, only if prior to such transfer the transferee of such Covered Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 1.5 shall be null and void and of no effect whatsoever. For the sake of certainty and avoidance of doubt, the foregoing restrictions on Transfers of the Stockholder’s Covered Shares shall not prohibit any such Transfers by the Stockholder in connection with the Transactions.
      1.6   Certain Definitions.   For purposes of this Agreement:
      a.   “Covered Shares” means the number of shares of Company Common Stock that the Stockholder owns of record and/or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) on the record date of the Stockholders Meeting and that the Stockholder has the right and ability to vote (or to direct the vote of) on the Covered Proposals on the record date of the Stockholders Meeting.
      b.   “Expiration Time” means the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement is validly terminated pursuant to Article VII thereof, (iii) any amendment, modification or waiver of any term or provision of the Merger Agreement, dated as of the Agreement Date, without the prior written consent of the Stockholder, in a manner that is adverse in any material respect to the stockholders of the Company or that imposes any restriction on the Stockholder’s right to receive the Merger Consideration, the Company RSA Merger Consideration, or the Company PSA Merger Consideration, or that effects any reduction in the amount of, or change in the form of, the Merger Consideration, the Company RSA Merger Consideration, or the Company PSA Merger Consideration, or that otherwise adversely affects such consideration, (iv) the written agreement of the Stockholder, Parent and the Company to terminate this Agreement, and (v) a Change of Recommendation.
2.   Representations and Warranties of the Stockholder.   The Stockholder hereby represents and warrants to Parent and the Company that:
      2.1   Due Authority.   The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms (assuming due and valid execution by the Company and Parent), except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
      2.2   Ownership of the Covered Shares.   (a) The Stockholder is, as of the Agreement Date, the beneficial or record owner of, and has good and marketable title to, the Stockholder’s Owned Shares, free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than any of the foregoing created by this Agreement or that would not prevent, impede or delay in any material respect the Stockholder’s ability to perform such Stockholder’s obligations hereunder or as created by this Agreement and (b) as of the Agreement Date, the Stockholder has sole voting power over all of such Owned Shares beneficially owned by the Stockholder. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any Company Common Stock (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company Common Stock) other than the Owned Shares. As of the Agreement Date, there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Stockholder to Transfer, or cause to be Transferred, any of the Owned Shares and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Owned Shares.
      2.3   No Conflict; Consents.
      a.   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of such Stockholder’s obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any laws applicable to the Stockholder; or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Owned Shares beneficially owned by the Stockholder pursuant to, any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.
      b.   No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.
      2.4   Litigation.   As of the Agreement Date, there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or any action taken or to be taken by the Stockholder in connection with this Agreement.
3.   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholder and the Company that:

3.1   Due Authority.   Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms (assuming due and valid execution by the Stockholder and the Company), except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
3.2   No Conflict; Consents.
a.   The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (i) conflict with or violate any laws applicable to Parent; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.
b.   No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.
4.   Representations and Warranties of the Company.   The Company hereby represents and warrants to Parent and the Stockholder that:
4.1   Due Authority.   The Company has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms (assuming due and valid execution by the Stockholder and Parent), except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.
4.2    No Conflict; Consents.
a.   The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the compliance by the Company with the provisions hereof do not and will not: (i) conflict with or violate any laws applicable to the Company; or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which the Company is a party or by which the Company is subject.
b.   No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.
5.   Miscellaneous.
5.1   Other Agreements.   Subject to Section 5.19, the Stockholder further agrees that, from and after the Agreement Date until the Expiration Time, the Stockholder will not, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement, except, in the case of clauses (a)-(d), to the extent expressly permitted by this Agreement and/or the Merger Agreement.
5.2   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent and the Company shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
5.3   Certain Adjustments.   In the event of any change in the Company Common Stock by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock,” “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
5.4   Amendments and Modifications.   This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the Parties.
5.5   Expenses.   All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.
5.6   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.6):
a.
if to the Stockholder, to the address and recipient set forth on Schedule A attached hereto

b.
if to Parent, to:

MAPFRE U.S.A. CORP.
211 Main Street
Webster, MA 01570
Attention: Jaime Tamayo
Email: *****
with a copy to (which shall not constitute notice):
Hogan Lovells Cadwalader US LLP
390 Madison Avenue
New York, New York 10017
Attention: Peter Cohen-Millstein
Adrienne Ellman
Email: *****
*****
c.
if to the Company, to:

Safety Insurance Group, Inc.
20 Custom House Street
Boston, MA 02110
Attention: Geroge M. Murphy
Email:   *****

with a copy to (which shall not constitute notice):
DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, NY 10020
Attention:
Christopher P. Giordano
Carina Meleca

Email: *****
*****
5.7   Governing Law.   THIS AGREEMENT SHALL BE DEEMED TO BE MADE AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE INTERPRETED, CONSTRUED AND GOVERNED IN ALL RESPECTS BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE CONFLICTS OF LAW PRINCIPLES.
5.8   Venue; Waiver of Jury Trial.
a.   The Parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the federal courts of the United States of America located in the County of New Castle, Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, suit or proceeding shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 5.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
b.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.8.
5.9   Documentation and Information.   The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.
5.10   Further Assurances.   The Stockholder agrees, from time to time, at the reasonable request and sole cost and expense of Parent, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement provided that the Stockholder shall not be required to take any action, or refrain from taking any action, that is inconsistent with, or that expands or increases any of, such Stockholder’s obligations under this Agreement.
5.11   Enforcement.   The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, and covenant in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
5.12   Entire Agreement.   This Agreement, including the schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
5.13   Interpretation.   When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, (a) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (b) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if,” (c) the word “or” shall not be exclusive, (d) the word “will” shall be construed to have the same meaning as the word “shall” and (e) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to such Person’s permitted successors and assigns. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders. When calculating the period of time before which, within which or after which any act is to be done or step taken pursuant to this Agreement, (x) the date that is the reference date in calculating such period shall be excluded and (y) if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.
5.14   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
5.15   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
5.16   Counterparts.   This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.
5.17   Non-survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time.
5.18   Termination.   This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 5 (other than Sections 5.1 and 5.10) shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to the date of termination in accordance with Section 5.11.
5.19   Fiduciary Duties.   The Stockholder has entered into this Agreement solely in the Stockholder’s capacity as the record and beneficial owner of the Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or the Company Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer of the Company or the Company Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict the Stockholder from exercising the Stockholder’s fiduciary duties as a director or officer to the Company, the Company Subsidiaries, or their respective stockholders.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
SAFETY INSURANCE GROUP, INC.
By:
/s/ George M. Murphy

Name:
George M. Murphy

Title:
President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.
MAPFRE U.S.A. CORP.
By:
/s/ Jaime Tamayo

 Name:
Jaime Tamayo

 Title:
President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

[STOCKHOLDER’S FULL NAME]

Schedule A
Name	Owned Shares	Address
[Stockholder]	[•]	c/o [COMPANY ADDRESS] Email: [•]

Annex C
Jefferies LLC 520 Madison Avenue New York, NY 10022 tel 212.284.2300 Jefferies.com
July 23, 2026
The Board of Directors
Safety Insurance Group, Inc.
20 Custom House Street
Boston, MA 02110
Members of the Board:
We understand that Safety Insurance Group, Inc. (the “Company”), MAPFRE U.S.A. Corp. (“Parent”), and Splash Merger Sub, Inc., a wholly-owned direct subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than shares of Company Common Stock held in the treasury of the Company or owned by the Company, Parent or Merger Sub, or any of their respective subsidiaries, all of which shares will be cancelled, or as to which dissenters rights have been properly exercised, will be converted into the right to receive $105.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft dated July 22, 2026 of the Merger Agreement;

(ii)
reviewed certain publicly available financial and other information about the Company;

(iii)
reviewed certain information furnished to us and approved for our use by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)
held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)
reviewed the share trading price history and valuation multiples for the Company Common Stock and compared them with those of certain publicly traded companies that we deemed relevant;

(vi)
compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; and

(vii)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities of, the Company, and we have not been furnished with and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of the Company, Parent or any other entity under any laws relating to bankruptcy, insolvency or similar matters.
With respect to the financial forecasts provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are based.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company, and we have assumed the correctness in all respects material to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and its Board of Directors, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement and related documents to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Merger to any holder of Company Common Stock. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger or that otherwise would be material in any respect to our analyses or opinion.
Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from the Merger or otherwise. Our opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock should vote on the Merger or any matter related thereto. We have not been asked to address, and our opinion does not address, the fairness to, or any consideration of, the holders of any class of securities, creditors or other constituencies of the Company or any other party, other than the holders of shares of Company Common Stock. We express no view or opinion as to the price at which shares of Company Common Stock will trade or otherwise be transferrable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration to be received by holders of shares of Company Common Stock or otherwise. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its consideration of the Merger.

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We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has also agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. As you are aware, during the past two years we have not provided financial advisory or financing services to the Company or Parent for which we have received compensation (other than in connection with our current engagement with the Company). In the ordinary course of our business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
Very truly yours,
/s/ Jefferies LLC

JEFFERIES LLC

C-3

SCAN TOVIEW MATERIALS & VO SAFETY INSURANCE GROUP, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time the day before the cut-off date or meetingdate. Have your proxy card in hand when you access the web site and follow theinstructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card inhand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T03397-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SAFETY INSURANCE GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of July 23, 2026 (as it may be amended, supplemented or modified from timeto time, the “Merger Agreement”), by and among Safety Insurance Group, Inc. (“Safety”), MAPFRE U.S.A. Corp., a Massachusettscorporation (“Mapfre”), and Splash Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of Mapfre(“Merger Subsidiary”), and approve the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement,Merger Subsidiary will be merged with and into Safety (the “Merger”), with Safety surviving as a wholly-owned direct subsidiary ofMapfre (the "Merger Proposal"). ! ! ! 2. To approve, by a non-binding, advisory vote, the compensation that will or may be paid or become payable to Safety's named executiveofficers that is based on or otherwise relates to the Merger. ! ! ! 3. To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meetingto approve the Merger Proposal or to ensure that any necessary supplement or amendment to the proxy statement is provided toSafety’s stockholders. ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please givefull title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in fullcorporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Proxy Statement is available at www.proxyvote.com T03398-TBD SAFETY INSURANCE GROUP, INC.Special Meeting of Stockholders[TBD], 2026 [TBD] AM, ETThis proxy is solicited by the Board of DirectorsThe stockholder(s), acknowledging receipt of the notice of the Special Meeting and proxy materials, hereby appoint(s)George M. Murphy and Christopher T. Whitford (each with the power to act without the other and with power of substitutionand revocation) or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverseside of this ballot, all of the shares of common stock of SAFETY INSURANCE GROUP, INC. that the stockholder(s) is/are entitled tovote at the Special Meeting of Stockholders to be held at [TBD] AM, ET on [TBD], 2026, at 20 CUSTOM HOUSE STREET, BOSTON,MA 02110, and any adjournment or postponement thereof, with all the powers the stockholder(s) would have if personallypresent, to act as follows on the proposals set forth in the accompanying proxy statement, and revoking any proxy heretofore give.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side